                                                                   EXHIBIT 99.3

                                                                [EXECUTION COPY]


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                                LEAR CORPORATION


                        _______________________________


                                  $300,000,000

                                CREDIT AGREEMENT


                           DATED AS OF JUNE 27, 1996


                         ______________________________



                                 CHEMICAL BANK,
                            as Administrative Agent





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
                               TABLE OF CONTENTS


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
SECTION 1.            DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

          1.1         Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          1.2         Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 2.            AMOUNT AND TERMS OF LOAN COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

          2.1         Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          2.2         Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          2.3         Procedure for Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          2.4         Conversion and Continuation Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          2.5         Minimum Amounts and Maximum Number
                          of Tranches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          2.6         Termination or Reduction of Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          2.7         Mandatory Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          2.8         Inability to Determine Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          2.9         Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          2.10        Requirements of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          2.11        Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          2.12        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          2.13        Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          2.14        Assignment of Commitments Under Certain
                          Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 3.            INTEREST RATE PROVISIONS, FEES AND PAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

          3.1         Interest Rates and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          3.2         Commitment Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
          3.3         Agent's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          3.4         Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          3.5         Pro Rata Treatment and Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          3.6         Failure by Banks to Make Funds Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 4.            CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

          4.1         Conditions to Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 5.            REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

          5.1         Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.2         No Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.3         Corporate Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.4         Corporate Power; Authorization; Enforceable
                          Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          5.5         No Legal Bar; Senior Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          5.6         No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          5.7         No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          5.8         Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          5.9         No Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          5.10        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

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
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
          5.11        Securities Law, etc. Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          5.12        ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          5.13        Investment Company Act; Other Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          5.14        Subsidiaries, etc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          5.15        Accuracy and Completeness of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          5.16        Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          5.17        Patents, Copyrights, Permits and Trademarks   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          5.18        Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          5.19        Acquisition Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          5.20        Regulation H.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 6.            AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

          6.1         Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          6.2         Certificates; Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          6.3         Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          6.4         Conduct of Business, Maintenance of Existence
                          and Compliance with Obligations and Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          6.5         Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          6.6         Inspection of Property; Books and Records;
                          Discussions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          6.7         Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          6.8         Maintenance of Liens of the Security
                          Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          6.9         Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          6.10        Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          6.11        Pledge Agreement Supplement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          6.12        Consumation of the Masland Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

SECTION 7.            NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

          7.1         Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          7.2         Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
          7.3         Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
          7.4         Limitation on Guarantee Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
          7.5         Limitations on Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
          7.6         Limitation on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          7.7         Limitation on Dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
          7.8         Limitation on Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
          7.9         Limitation on Investments, Loans and Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
          7.10        Limitation on Optional Payments and
                          Modification of Debt Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
          7.11        Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
          7.12        Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          7.13        Corporate Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          7.14        Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          7.15        Limitation on Restrictions Affecting
                          Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          7.16        Hazardous Materials   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          7.17        Special Purpose Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          7.18        Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SECTION 8.            EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SECTION 9.            THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75





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
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
          9.1         Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          9.2         Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          9.3         Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          9.4         Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
          9.5         Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
          9.6         Non-Reliance on Agent and Other Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
          9.7         Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          9.8         Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          9.9         Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          9.10        Intercreditor Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

SECTION 10.           MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

          10.1        Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          10.2        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          10.3        No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          10.4        Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          10.5        Payment of Expenses and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          10.6        Successors and Assigns; Participations;
                          Purchasing Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          10.7        Adjustments; Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
          10.8        Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
          10.9        GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
          10.10       Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
          10.11       Submission to Jurisdiction; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
          10.12       Release of Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
          10.13       Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86





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
SCHEDULES:

Schedule 1.1(a)              Addresses of Banks
Schedule 1.1(b)              Security Documents
Schedule 1.1(c)              Mortgaged Properties
Schedule 2.1                 Commitments
Schedule 5.14                Subsidiaries, Divisions, Partnerships and Joint Ventures
Schedule 5.18                Hazardous Material
Schedule 7.2(s)              Existing Indebtedness
Schedule 7.2(t)                 AIMI Indebtedness
Schedule 7.9                 Existing Investments, Loans and Advances
Schedule 7.15                Contractual Obligation Restrictions


EXHIBITS:

Exhibit A           Form of Note
Exhibit B           Form of Amended and Restated Subsidiary Guarantee
Exhibit C           Form of Amended and Restated Additional Subsidiary Guarantee
Exhibit D           Form of Amended and Restated Domestic Pledge Agreement
Exhibit E           Form of Amended and Restated Fair Haven Pledge Agreement
Exhibit F           Form of Amended and Restated Pledge Agreement (ASAA, Inc.)
Exhibit G           Form of Acquisition Pledge Agreement
Exhibit H           Form of Amended and Restated Security Agreement
Exhibit I           Form of Amended and Restated Additional Security Agreement
Exhibit J           Form of Amended and Restated Second Additional Security Agreement
Exhibit K           Form of Depositary Agency Agreement
Exhibit L           Form of Borrowing Certificate
Exhibit M           Form of Assignment and Acceptance
Exhibit N-1         Matters to be Covered by Opinion of Counsel to Borrower
Exhibit N-2         Matters to be Covered by Opinion of Counsel to Borrower and Acquisition Corp.
Exhibit O           Form of Intercreditor Agreement





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
                    CREDIT AGREEMENT, dated as of June 27, 1996, among (i) LEAR CORPORATION, a Delaware corporation (the "Borrower"), (ii) the several financial institutions parties to this Agreement from time to time (collectively, the "Banks"; individually, a "Bank") and (iii) CHEMICAL BANK, a New York banking corporation, as administrative agent for the Banks hereunder (in such capacity, the "Agent").


                             W I T N E S S E T H :


                    WHEREAS, the Borrower is a party to the Existing Credit Agreement;

                    WHEREAS, the Borrower has requested the Banks to enter into this Agreement and make loans hereunder, the proceeds of which will be used to refinance a portion of the Borrower's Indebtedness under the Existing Credit Agreement and for other general corporate purposes; and

                    WHEREAS, the Obligations hereunder will be secured and guaranteed pursuant to the Security Documents on an equal and ratable and pari passu basis with the Obligations (as defined in the Existing Credit Agreement), and the Agent will enter into the Intercreditor Agreement to set forth the relationship of the Banks hereunder and the lenders under the Existing Credit Agreement in respect of the Security Documents;

                    NOW THEREFORE, the parties hereto hereby agree as follows:


                    SECTION 1.  DEFINITIONS

                    1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                    "ABR": for any date, the higher of (a) the rate of interest publicly announced by Chemical in New York, New York from time to time as its prime rate (the "Prime Rate") and (b) 0.5% per annum above the rate set forth for such date opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15(519)", or any successor publication, published by the Federal Reserve Board. The ABR is not intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to borrowers.

                    "ABR Loans": Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the ABR.

         "A Credit" and "A Credits":  as defined in subsection 2.15(a).

                    "A Credit Amounts":  as defined in subsection 2.15(c).

                    "Acquisition": the acquisition by Acquisition Corp. of Masland by means of the Tender Offer and the Masland Merger.

                    "Acquisition Corp.": PA Acquisition Corp., a Delaware corporation, and a Wholly Owned Subsidiary of the Borrower.

                    "Acquisition Documents": the collective reference to the Tender Offer Documents and the Merger Agreement and all other documents and information sent by the Borrower or any of its Subsidiaries or Masland to the shareholders of Masland or filed with the Securities and Exchange Commission in connection with the Tender Offer or the Masland Merger.

                    "Acquisition Pledge Agreement": the Acquisition Pledge Agreement, substantially in the form of Exhibit G, made by Acquisition Corp. in favor of the Agent, pursuant to which Acquisition Corp. pledges the Masland Shares from time to time owned by it, as the same may be amended, supplemented or otherwise modified from time to time.

                    "Additional Subsidiary Guarantee": the Amended and Restated Additional Subsidiary Guarantee made by Lear Operations Corporation and NAB Corporation in favor of the Agent, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                    "Adjustment Date": with respect to any fiscal quarter, (a) the second Business Day following receipt by the Agent of both (i) the financial statements required to be delivered pursuant to subsection 6.1(a) or (b), as the case may be, for the most recently completed fiscal period and (ii) the compliance certificate required pursuant to subsection 6.2(b) with respect to such financial statements or (b) if such compliance certificate and financial statements have not been delivered in a timely manner, the date upon which such compliance certificate and financial statements were due; provided, however, that in the event that the Adjustment Date is determined in accordance with the provisions of clause (b) of this definition, then the date which is two Business Days following the date of receipt of the financial statements and compliance certificate referenced in clause (a) of this definition also shall be deemed to constitute an Adjustment Date.

                    "Affiliate": of any Person shall mean (a) any other Person (other than a Wholly Owned Subsidiary of such Person) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any other Person who is a director or officer of (i) such Person, (ii) any Subsidiary of such Person or
         (iii) any Person described in clause (a) above. For purposes of this definition, a Person shall be deemed to be "controlled by" such other Person if such other Person possesses, directly or indirectly, power either to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such first Person or (ii) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise.

                    "Agent": as defined in the Preamble to this Agreement; when such term is used in relation to Chemical's capacity as secured party under the Security Documents and as beneficiary party to the Subsidiary Guarantee and the Additional Subsidiary Guarantee, such term shall be deemed to refer to Chemical acting as collateral agent, as specified in the Intercreditor Agreement.

                    "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                    "AIMI": Automotive Industries Manufacturing Inc., a Delaware corporation, and a Wholly Owned Subsidiary of the Borrower.

                    "Applicable Margin": at any time, the rate per annum set forth below opposite the Level of Coverage Ratio most recently determined:

                Level of                                                                               Applicable
             Coverage Ratio                                                                              Margin
             --------------                                                                            ----------
             Level I:

             Coverage Ratio is
                 less than 3.25 to 1                                                                     1.00%


             Level II:

             Coverage Ratio is
                 equal to or greater than 3.25 to 1
                 but less than 4.0 to 1                                                                  0.875%

             Level III:

             Coverage Ratio is
                 equal to or greater than 4.0 to 1 but less than 5.0 to 1
                                                                                                         0.75%
             Level IV:

             Coverage Ratio is
               greater than or equal to 5.0 to 1                                                         0.50%;

         provided that (a) the Applicable Margin shall be that set forth above opposite Level III from the Closing Date until the first Adjustment Date occurring after the Closing Date, (b) the Applicable Margin determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Coverage Ratio falls within a different Level, and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2(b), the Applicable Margin shall be (i) for the first 5 days subsequent to such due date, that in effect on the day prior to such due date, and (ii) thereafter, that set forth above opposite Level I, in either case, until the subsequent Adjustment Date.

                 "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit M.

                 "Available Commitment": as to any Bank, at a particular time, the amount equal to the excess, if any, of (a) the amount of such Bank's Commitment at such time over (b) the aggregate unpaid principal amount at such time of all Loans made by such Bank pursuant to subsection 2.1; collectively, as to all the Banks, the "Available Commitments".

                 "Bank" and "Banks": as defined in the Preamble to this Agreement.

                 "B Credit" and "B Credits":  as defined in subsection 2.15(a).

                 "B Credit Amounts":  as defined in subsection 2.15(c).

                 "benefitted Bank":  as defined in subsection 10.7.

                 "Borrower":  as defined in the Preamble to this Agreement.

                 "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 as a date on which the Borrower requests the Banks to make Loans hereunder.

                 "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                 "Capital Expenditures": direct or indirect (by way of the acquisition of securities of a Person or the expenditure of cash or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset (a) acquired in connection with normal replacement and maintenance programs and properly charged to current operations, (b) acquired pursuant to a Financing Lease or other lease, (c) acquired in the Acquisition or (d) otherwise permitted pursuant to subsection 7.5(f)).

                 "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) time deposits and certificates of deposit having maturities of not more than twelve months from the date of acquisition, in each case with any Bank or with any other domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (d) below, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by the parent corporation of any Bank and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within nine months after the date of acquisition, (e) deposits maintained with money market funds having total assets in excess of $300,000,000, (f) demand deposit accounts maintained in the ordinary course of business with banks or trust companies located near plant locations, in an aggregate amount not to exceed $750,000 at any one time at any one such bank or trust company and (g) deposits in mutual funds invested in preferred equities issued by U.S. corporations rated at least AA (or the equivalent thereof) by Standard & Poor's Ratings Group.

                 "Chemical": Chemical Bank, a New York banking corporation, in its individual capacity.

                 "CISA": Central de Industrias S.A. de C.V., a corporation organized under the laws of Mexico.

                 "Closing Date": the date on which all of the conditions precedent set forth in subsection 4.1 shall have been met or waived and the initial Loans are made.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral": the collective reference to all collateral in which the Agent has a security interest pursuant to the Security Documents and all assets by which the Loans are deemed indirectly secured within the meaning of Regulation U and Regulation G.

                 "Commitment":  as defined in subsection 2.1.

                 "Commitment Percentage": as to any Bank, the percentage of the aggregate Commitments constituted by such Bank's Commitment.

                 "Commitment Period": the period from and including the date hereof to but not including the Termination Date.

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                 "Consolidated Indebtedness": at a particular date, all Indebtedness of the Borrower and its Subsidiaries.

                 "Consolidated Interest Expense": for any fiscal period, the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of the Borrower and its Subsidiaries for such period,
         (a) excluding therefrom, however, fees payable under subsections 3.2 or 3.3 hereof or subsections 4.2, 4.3 or 4.4 of the Existing Credit Agreement and any amortization or write-off of deferred financing fees during such period and (b) including any interest income during such period.

                 "Consolidated Net Income": for any fiscal period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; provided that (a) any provision for post-retirement medical benefits, to the extent such provision calculated under FAS 106 exceeds actual cash outlays calculated on the "pay as you go" basis, shall not to be taken into account, and (b) there shall be excluded (i) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, (ii) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (iii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law (other than any Requirement of Law of Germany) applicable to such Subsidiary, and (iv) in the case of a successor to the Borrower or any Subsidiary by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; provided, further that the exclusions in clauses (i) and (iv) of this definition shall not apply to the mergers or consolidations of the Borrower or its Subsidiaries with their respective Subsidiaries.

                 "Consolidated Net Worth": at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date plus the amount of any redeemable common stock; provided, however, that any cumulative adjustments made pursuant to FAS 106 shall not be taken into account; and provided, further, that any stock option expense and any amortization of goodwill, deferred financing fees and license fees (including any write-offs of deferred financing fees, license fees and up to an aggregate of $10,000,000 of goodwill from October 25, 1993) shall not be taken into account in determining Consolidated Net Worth.

                 "Consolidated Operating Profit": for any fiscal period, Consolidated Net Income for such period excluding (a) extraordinary gains and losses arising from the sale of material assets and other extraordinary and/or non- recurring gains and losses, (b) charges, premiums and expenses associated with the discharge of Indebtedness,
         (c) charges relating to FAS 106, (d) license fees (and any write-offs thereof), (e) stock compensation expense, (f) deferred financing fees (and any write-offs thereof), (g) write-offs up to $5,000,000 of goodwill, (h) foreign exchange gains and losses, (i) miscellaneous income and expenses and (j) miscellaneous gains and losses arising from the sale of assets plus, to the extent deducted in determining Consolidated Net Income, the excess of (i) the sum of (A) Consolidated Interest Expense, (B) any expenses for taxes, (C) depreciation and amortization expense and (D) minority interests in income of Subsidiaries over (ii) net equity earnings in Affiliates (excluding Subsidiaries).

                 "Continuing Directors": the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Coverage Ratio": for any Adjustment Date the ratio of (a) Consolidated Operating Profit for the four fiscal quarters most recently ended to (b) Consolidated Interest Expense for the four fiscal quarters most recently ended;

         provided, however, that with respect to any Adjustment Date occurring during the fourth fiscal quarter following August 17, 1995, the Coverage Ratio will be calculated for the period of three fiscal quarters beginning with the Borrower's fourth fiscal quarter of 1995 and ending with the fiscal quarter immediately prior to the fiscal quarter during which such Adjustment Date occurs.

                 "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Depositary Agency Agreement": The Depositary Agency Agreement among the Borrower, Acquisition Corp., the Agent and Bankers Trust Company, as depository, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Dollars" and "$": lawful currency of the United States of America.

                 "Domestic Loan Party": each Loan Party that is organized under the laws of any jurisdiction of the United States.

                 "Environmental Complaint": any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or legal liability resulting from air emissions, water discharges, noise emissions, Hazardous Material or any other environmental, health or safety matter.

                 "Environmental Laws": any and all applicable Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment or the Release or threatened Release of Hazardous Materials, as now or hereafter in effect.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upwards to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Agent by the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Reference Bank are then being conducted, at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of such Reference Bank to be outstanding during such Interest Period.

                 "Eurodollar Loans": Loans at such time as they are made and/or are being maintained at a rate of interest based upon the Eurodollar Rate.

                 "Eurocurrency Reserve Requirements": with respect to any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                 "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):

                            Eurodollar Base Rate
                   ---------------------------------------
                   1.00 - Eurocurrency Reserve Requirement

                 "Eurodollar Tranche": the collective reference to Eurodollar Loans whose Interest Periods each begin on the same day and end on the same other day.

                 "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

                 "Exchange Act": the Securities Exchange Act of 1934, as amended.

                 "Existing Credit Agreement": the Credit Agreement, dated as of August 17, 1995, among the Borrower, the lenders parties thereto, Chemical Bank, as administrative agent, and the Managing Agents, Co-Agents and Lead Managers identified therein, as amended, supplemented, or otherwise modified from time to time.

                 "Federal Reserve Board": the Board of Governors of the Federal Reserve System or any successor thereto.

                 "Fiat Seat Business": Sepi S.p.A. and certain related businesses.

                 "FIMA": FIMA Finance Management Inc., a British Virgin Islands corporation and any other wholly owned subsidiary of Exor Group S.A. or any of them.

                 "Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Borrower and its Subsidiaries and
         (b) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                 "Foreign Subsidiaries": each of the Subsidiaries so designated on Schedule 5.14 and any Subsidiaries organized outside the United States which are created after the effectiveness hereof.

                 "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the value as of any date of determination of the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (unless such Guarantee Obligation shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the value as of any date of determination of the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                 "Guarantor Supplement": a supplement to the Subsidiary Guarantee, substantially in the form of Annex A to the Subsidiary Guarantee, whereby a Subsidiary of the Borrower becomes a "Guarantor" under the Subsidiary Guarantee.

                 "Hazardous Materials": any solid wastes, toxic or hazardous substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation, and any other substance the presence of which may give rise to liability under any Environmental Law.

                 "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable as obligor, (b) indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (c) obligations of such Person under Financing Leases, (d) the face amount of all letters of credit issued for the account of such person and, without duplication, the unreimbursed amount of all drafts drawn thereunder and (e) obligations (in the nature of principal or interest) of such Person in respect of acceptances or similar obligations issued or created for the account of such Person; but excluding (i) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, (ii) deferred compensation obligations to employees and (iii) any obligations otherwise constituting Indebtedness the payment of which such Person has provided for pursuant to the terms of such Indebtedness or any agreement or instrument pursuant to which such Indebtedness was incurred, by the irrevocable deposit in trust of an amount of funds or a principal amount of securities, which deposit is sufficient, either by itself or taking into account the accrual of interest thereon, to pay the principal of and interest on such obligations when due.

                 "Insolvency" or "Insolvent": at any particular time, a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Intercreditor Agreement": the Intercreditor Agreement, substantially in the form of Exhibit O, among Chemical, in its capacity as Agent under the Existing Credit Agreement, Chemical, in its capacity as Agent hereunder, and Chemical, as Collateral Agent, as the same is amended, supplemented or otherwise modified from time to time.

                 "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after the effectiveness of this Agreement and
         (b) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, (c) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of longer than three months, each day which is three months, or a whole multiple thereof, after the making of such Eurodollar Loan and the last day of such Interest Period and (d) as to any Loan, the Termination Date.

                 "Interest Period":  with respect to any Eurodollar Loans:

                          (a)  initially, the period commencing on the
                 borrowing or conversion date, as the case may be, with respect to such Eurodollar Loans and ending one, two, three or six months thereafter (or, to the extent available from all Banks, nine or twelve months thereafter), as selected by the Borrower in its notice of borrowing as provided in subsection 2.3 or its notice of conversion as provided in subsection 2.4, as the case may be; and

                          (b) thereafter, each period commencing on the last day of the then current Interest Period applicable to such Eurodollar Loans and ending one, two, three or six months thereafter (or, to the extent available from all Banks, nine or twelve months thereafter), as selected by the Borrower by irrevocable notice to the Agent not less than three Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loans;

         provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                             (i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                            (ii) no Interest Period shall extend beyond the Termination Date;

                           (iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an ABR Loan to replace the affected Eurodollar Loan;

                            (iv) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                             (v) the Borrower shall select Interest Periods so that there shall be no more than ten Eurodollar Tranches in existence on any one date.

                 "Interest Rate Agreement": any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which the Borrower has no credit exposure), to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary.

                 "Interest Rate Agreement Obligations": all obligations of the Borrower to any financial institution under any one or more Interest Rate Agreements.

                 "Lear Italia": the collective reference to each direct Foreign Subsidiary, organized under the laws of Italy, of the Borrower or any Subsidiary party to the Subsidiary Guarantee.

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

                 "Loan" and "Loans":  as defined in subsection 2.1.

                 "Loan Documents": the collective reference to this Agreement, the Notes and the Security Documents.

                 "Loan Parties": the collective reference to the Borrower, each guarantor or grantor party to any Security Document and each issuer of pledged stock under each Pledge Agreement.

                 "Management Investors": each of the managers, officers and other employees of the Borrower and its Subsidiaries from time to time party to the Stockholders Agreement.

                 "Masland":  Masland Corporation, a Delaware corporation.

                 "Masland Shares": the shares of Common Stock, par value $0.01 per share, of Masland.

                 "Masland Margin Stock Collateral": as defined in subsection 2.15(a).

                 "Masland Merger": the merger of a Wholly Owned Subsidiary of the Borrower with and into Masland pursuant to the Merger Agreement.

                 "Material Subsidiary": each Loan Party and any other Subsidiary which (a) for the most recent fiscal year of the Borrower accounted for more than 5% of the consolidated revenues of the Borrower or (b) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Borrower all as shown on the consolidated financial statements of the Borrower for such fiscal year.

                 "Merchant Banking Partnerships": Lehman Brothers Merchant Banking Portfolio Partnership L.P., a Delaware limited partnership, Lehman Brothers Offshore Investment Partnership - Japan L.P., a Bermuda limited partnership, Lehman Brothers Offshore Investment Partnership L.P., a Bermuda limited partnership and Lehman Brothers Capital Partners II, L.P., a Delaware limited partnership (collectively, the "Partnerships") or any majority owned direct or indirect Subsidiary of Lehman Brothers Holdings Inc. or any partnership the general partner of which is a majority owned direct or indirect Subsidiary of Lehman Brothers Holdings Inc. (with the Partnerships, collectively referred to as the "Permitted Lehman Entities") or a trust the beneficiaries of which include only investors in the Permitted Lehman Entities, or any of them.

                 "Merger Agreement": the Agreement and Plan of Merger, dated May 23, 1996, by and among the Borrower, Acquisition Corp. and Masland, as the same has been or will be amended, supplemented or otherwise modified from time to time.

                 "Merger Date": the date on which the Masland Merger is consummated in accordance with the Merger Agreement.

                 "Mortgaged Properties": the collective reference to the real properties described on Schedule 1.1(c) and any other properties to be mortgaged in favor of the Agent pursuant to this Agreement from time to time.

                 "Mortgages": the collective reference to the mortgages listed in Schedule 1.1(b), and each other mortgage or deed of trust that may be delivered to the Agent as collateral security for any or all of the Obligations, in each case as such mortgages or deeds of trust may be amended, supplemented or otherwise modified from time to time.

                 "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Proceeds": shall mean the gross proceeds received by the Borrower or any Subsidiary from a sale or other disposition of any asset of the Borrower or such Subsidiary less (a) all reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection therewith, (b) Federal, state, local and foreign taxes assessed in connection therewith and (c) the principal amount, accrued interest and any related prepayment fees of any Indebtedness (other than the Loans) which is secured by any such asset and which is required to be repaid in connection with the sale thereof.

                 "Note" and "Notes":  as defined in subsection 2.2.

                 "Obligations": the unpaid principal amount of, and interest on, the Notes, the Interest Rate Agreement Obligations owing to any Bank and all other obligations and liabilities of the Borrower to the Agent and the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, the Notes, any other Loan Document or any other document executed and delivered in connection herewith or therewith, whether on account of principal, interest (including, without limitation, interest accruing at the rate set forth in this Agreement and the other Loan Documents after the commencement of any proceeding of the type described in Section 8(i) whether or not such interest constitutes an allowed claim in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent) or otherwise.

                 "Offer to Purchase": the Offer to Purchase, dated May 30, 1996, of Acquisition Corp. relating to the Tender Offer, as amended, supplemented or modified to the date hereof.

                 "Participants":  as defined in subsection 10.6(b).

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Pledge Agreement Supplement":  as defined in subsection 6.11.

                 "Pledge Agreements": the collective reference to the Pledge Agreements listed in Schedule 1.1(b) and each other pledge agreement or similar agreement that may be delivered to the Agent as collateral security for any or all of the Obligations, in each case as such Pledge Agreements or similar agreements may be amended, supplemented or otherwise modified from time to time.

                 "Pledged Stock":  as defined in each of the Pledge Agreements.

                 "Proprietary Rights":  as defined in subsection 5.17.

                 "Purchase Agreement": the Agreement, dated as of August 19, 1988, among Lear Siegler Aerospace Products Holdings Corp., Lear Siegler Commercial Products Holdings Corp., Lear Siegler Automotive Products Holdings Corp. and LSS Acquisition Corporation, as amended, supplemented or otherwise modified from time to time.

                 "Purchasing Banks":  as defined in subsection 10.6(c).

                 "Receivable Financing Transaction": any transaction or series of transactions involving a non-recourse sale for cash of accounts receivable by the Borrower or any of its

         Subsidiaries to a Special Purpose Subsidiary and a subsequent incurrence by such Special Purpose Subsidiary of unguaranteed Indebtedness secured solely by the accounts receivable so acquired by such Special Purpose Subsidiary.

                 "Reference Banks":  Chemical and The Bank of Nova Scotia.

                 "Register":  as defined in subsection 10.6(d).

                 "Regulation G":  Regulation G of the Federal Reserve Board.

                 "Regulation T":  Regulation T of the Federal Reserve Board.

                 "Regulation U":  Regulation U of the Federal Reserve Board.

                 "Regulation X":  Regulation X of the Federal Reserve Board.

                 "Release": any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaking, dumping, disposing, spreading, depositing or dispersing of any Hazardous Materials in, unto or onto the environment.

                 "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                 "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "Required Banks": at a particular time, the holders of more than 50% of the aggregate unpaid principal amount of the Notes or, if no amounts are outstanding under the Notes, Banks having more than 50% of the aggregate amount of the Commitments.

                 "Requirement of Law": as to (a) any Person, the certificate of incorporation and by-laws or the partnership or limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, (b) any property, any law, treaty, rule, regulation, requirement, judgment, decree or determination of any Governmental Authority applicable to or binding upon such property or to which such property is subject, including, without limitation, any Environmental Laws and (c) any of the Mortgaged Properties, all Restrictive Agreements.

                 "Responsible Officer": with respect to any Loan Party, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer or the assistant treasurer of such Loan Party.

                 "Restrictive Agreement": any covenants, conditions or restrictions which burden any of the Mortgaged Properties or any part thereof for the benefit of other real property, including, without limitation, the terms of any reciprocal easement agreement, any agreement limiting the use of the Mortgaged Properties and any agreements which must be performed as a condition to the continuance of any easement included in the Mortgaged Properties.

                 "Security Agreements": the collective reference to the Security Agreements listed under Section III of Schedule 1.1(b), and each other security agreement or similar agreement that may be delivered to the Agent as collateral security for any or all of the Obligations, in each case as such Security Agreement or similar agreements may be amended, supplemented or otherwise modified from time to time.

                 "Security Documents": the collective reference to the Security Agreements, the Pledge Agreements, the Mortgages, the Subsidiary Guarantee and the Additional Subsidiary Guarantee.

                 "Senior Subordinated Note Indenture": the Indenture, dated as of July 15, 1992, governing the Senior Subordinated Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.10.

                 "Senior Subordinated Notes": the 11 1/4% Senior Subordinated Notes of the Borrower due 2000, issued pursuant to the Senior Subordinated Note Indenture.

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Special Affiliate": any Affiliate of the Borrower which (a) the Borrower possesses, directly or indirectly, (i) power to vote 20% or more of the securities having ordinary voting power for the election of directors of such Affiliate or (ii) a 20% ownership interest in such Affiliate and (b) is engaged in business of the same or related general type as now being conducted by the Borrower and its Subsidiaries.

                 "Special Entity": any Person which is engaged in business of the same or related general type as now being conducted by the Borrower and its Subsidiaries.

                 "Special Purpose Subsidiary": any Wholly Owned Subsidiary of the Borrower created by the Borrower for the sole purpose of facilitating a Receivable Financing Transaction.

                 "Stockholders Agreement": the Amended and Restated Stockholders and Registration Rights Agreement, dated as of September 27, 1991 among the Borrower, FIMA, the Merchant Banking Partnerships and the several other parties thereto, as the same has been and may be amended, supplemented or otherwise modified from time to time.

                 "Subordinated Debt": any obligations (for principal, interest or otherwise) evidenced by or arising under or in respect of the Subordinated Notes, the Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Indenture and any other covenant, instrument or agreement of subordinated Indebtedness issued or entered into pursuant to subsections 7.2(b)(iii) and 7.10.

                 "Subordinated Note Indenture": the Indenture dated as of February 1, 1994, governing the Subordinated Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.10.

                 "Subordinated Notes": the 8-1/4% Subordinated Notes of the Borrower due 2002, issued pursuant to the Subordinated Note Indenture.

                 "Subscription Agreements": the collective reference to the Subscription Agreements, dated as of September 29, 1988, between Lear Holdings Corporation and each of the Management Investors, as each of the same may be amended, supplemented or otherwise modified from time to time.

                 "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person (exclusive of any Affiliate in which such Person has a minority ownership interest). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                 "Subsidiary Guarantee": the Amended and Restated Subsidiary Guarantee, dated as of the date hereof, made by Lear Corporation (Germany) Ltd., Lear Seating Holdings Corp. No. 50, Progress Pattern Corp., Lear Corporation Mendon, LS Acquisition Corporation No. 24, Fair Haven Industries, Inc., ASAA, Inc., Automotive Industries Manufacturing Inc. and Acquisition Corp. in favor of the Agent, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Surviving Corporation": Masland, as the surviving corporation of the Masland Merger.

                 "Taxes":  as defined in subsection 2.12.

                 "Tender Offer": the tender offer made by Acquisition Corp. for all of the Masland Shares pursuant to the Offer to Purchase.

                 "Tender Offer Documents": collectively, (a) the tender offer statement on Schedule 14D-1, dated May 30, 1996, filed by Acquisition Corp. with the Securities and Exchange Commission pursuant to Section 14(d)(1) of the Exchange Act, together with all exhibits thereto, including the Offer to Purchase and (b) the solicitation/recommendation statement on Schedule 14D-9, dated May 30, 1996, filed by Masland pursuant to Section 14(d)(4) of the Exchange Act, in each case, as amended, supplemented or otherwise modified from time to time.

                 "Termination Date": September 30, 2001 or such earlier date on which the Commitments are terminated pursuant to this Agreement.

                 "Transfer Effective Date": as defined in each Assignment and Acceptance.

                 "Transferee":  as defined in subsection 10.6(f).

                 "Type": as to any Loan, its nature as an ABR Loan or Eurodollar Loan.

                 "Wholly Owned Subsidiary": as to any Person, a corporation, partnership or other entity of which (a) 100% of the common capital stock or other ownership interests of such corporation, partnership or other entity or (b) more than 95% of the common capital stock or other ownership interests of such corporation, partnership or other entity where the portion of the common capital stock or other ownership interests not held by such Person is held by other

         Persons to satisfy applicable legal requirements, is owned, directly or indirectly, by such Person; provided, however, that so long as the Borrower owns, directly or indirectly, more than 95% of the capital stock of Lear Italia, Lear Italia shall be deemed a Wholly Owned Subsidiary of the Borrower.

                 "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection
1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                 SECTION 2.  AMOUNT AND TERMS OF LOAN COMMITMENTS

                 2.1 Commitments. Subject to the terms and conditions hereof, each Bank, severally and not jointly, agrees to make revolving credit loans (individually, a "Loan"; collectively, the "Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount not to exceed at any one time outstanding the amount set forth under the heading "Commitment" opposite the name of such Bank on Schedule 2.1, as such amount may be reduced from time to time pursuant to subsection 2.6 (collectively, the "Commitments"). During the Commitment Period, the Borrower may use the Commitments by borrowing, repaying the Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof; provided that on the date of the making of any Loans, and after giving effect to the making of such Loans, the aggregate outstanding principal amount of Loans at such time shall not exceed the aggregate Commitments at such time. The Loans may from time to time be ABR Loans, Eurodollar Loans or a combination thereof.

                 2.2 Notes. The Loans made by each Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (individually, a "Note"; collectively, the "Notes"), with appropriate insertions as to principal amount, payable to the order of such Bank and evidencing the obligation of the Borrower to pay a principal amount equal to the lesser of (a) the amount of the Commitment of such Bank and (b) the aggregate unpaid principal amount of all Loans made by such Bank. Each Bank is hereby authorized to record the date and amount of each Loan made by such Bank, and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Bank to make any such recordation on its Note shall not affect any of the obligations of the Borrower under such Note or this Agreement. Each Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date and (iii) bear interest, payable on the dates specified in subsection 3.1, for the period from the date thereof on the unpaid principal amount thereof from time to time outstanding at the interest rate per annum specified in subsection 3.1.

                 2.3 Procedure for Borrowings. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day by giving the Agent irrevocable written notice (which notice must be received by the Agent prior to 12:00 P.M., New York City time) one Business Day prior to the requested Borrowing Date of ABR Loans and three Working Days prior to the requested Borrowing Date of Eurodollar Loans, specifying (a) the amount to be borrowed, (b) the requested Borrowing Date and (c) whether the borrowing is to be of ABR Loans, Eurodollar Loans or a combination thereof and (d) if the borrowing is to be entirely or partly Eurodollar Loans, the amount of such Loans and the length of initial Interest Period therefor. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Bank thereof. Not later than 12:00 P.M., New York City time, on the Borrowing Date specified in such notice, each Bank shall make available to the Agent in immediately available funds the amount equal to the Loan to be made by such Bank. The Agent shall make the amount of such borrowing available to the Borrower by depositing the proceeds thereof in like funds as received by the Agent in the account of the Borrower with the Agent on the date the Loans are made for transmittal by the Agent upon the Borrower's request. Each borrowing pursuant to the Commitments, shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                 2.4 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Loans outstanding as Eurodollar Loans to ABR Loans by giving the Agent at least one Business Day's prior irrevocable notice of such election; provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Loans outstanding as ABR Loans to Eurodollar Loans by giving the Agent at least three Working Days' prior irrevocable notice of such election. Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. All or any part of the Loans outstanding as Eurodollar Loans or ABR Loans may be converted as provided herein; provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing, (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (iii) any such conversion may only be made if, after giving effect thereto, subsection 2.5 shall not have been contravened.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in the definition of "Interest Period"; provided that no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing but in such circumstances shall be automatically converted to an ABR Loan on the last day of the then current Interest Period with respect thereto.

                 2.5 Minimum Amounts and Maximum Number of Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, payments, prepayments and selection of Interest Periods hereunder in respect of the Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of any one Eurodollar Tranche shall not be less than $5,000,000. In no event shall there be more than ten Eurodollar Tranches outstanding at any time.

                 2.6 Termination or Reduction of Commitments. (a) The Commitments shall automatically reduce on each March 31 and September 30 in each calendar year during the Commitment Period, commencing September 30, 1996, by an amount set forth opposite such date below:

           Year                                               Amount
           ----                                               ------
      9/30/1996                                              $ 5,000,000
      3/31/1997                                               10,000,000
      9/30/1997                                               10,000,000
      3/31/1998                                               12,500,000
      9/30/1998                                               12,500,000
      3/31/1999                                               12,500,000
      9/30/1999                                               12,500,000
      3/31/2000                                               15,000,000
      9/30/2000                                               15,000,000
      3/31/2001                                               20,000,000
      9/30/2001                                              175,000,000

                 (b) The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or to reduce the amount of the Commitments; provided that any such reduction shall be in an amount of $2,500,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the amount of the Commitments then in effect. No reduction pursuant to this subsection 2.6(b) shall in any way affect the amount of the reductions required to be made pursuant to subsection 2.6(a).

                 (c) The Commitments shall automatically terminate on the Termination Date.

                 2.7 Mandatory Prepayments. Any termination or reduction of Commitments pursuant to subsections 2.6(a), 2.6(b), 2.6(c), 7.6(e) or otherwise shall be accompanied by prepayment of the Loans (together in each case with accrued interest on the amount so prepaid to the date of such prepayment and any additional amounts owing under subsection 2.11), to the extent, if any, that the amount of the Loans then outstanding exceeds the amount of the Commitments as so reduced.

                 2.8  Inability to Determine Interest Rate.  In the event that:

                 (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period; or

                 (b) the Agent shall have received notice prior to the first day of such Interest Period from Banks constituting the Required Banks that the interest rate determined pursuant to subsection 3.1 for such Interest Period does not accurately reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, with respect to (i) proposed Loans that the Borrower has requested be made as Eurodollar Loans, (ii) Eurodollar Loans that will result from the requested conversion of ABR Loans into Eurodollar Loans or (iii) the continuation of Eurodollar Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall give telex or telephonic notice of such determination to the Borrower and the Banks as soon as reasonably practicable after it becomes aware of such determination. If such notice is given (x) any requested Eurodollar Loans shall be made as ABR Loans, (y) any ABR Loans that were to have been converted to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

                 2.9 Illegality. Notwithstanding any other provisions herein, if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans or convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods for such Loans or within such earlier period as required by law. If any such prepayment or conversion of a Eurodollar Loan occurs on a day which is not the last day of the current Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.11.

                 2.10 Requirements of Law. (a) In the event that any Requirement of Law (or any change therein or in the interpretation or application thereof) or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                    (i) does or shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Bank of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

                    (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate; or

                   (iii) does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by any amount which such Bank deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case in respect of its Eurodollar Loans, then, in any such case, the Borrower shall promptly pay such Bank, upon receipt of its demand setting forth in reasonable detail any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable, such additional amounts together with interest on each such amount from the date two Business Days after the date demanded until payment in full thereof at the ABR. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the outstanding Notes.

                 (b) In the event that any Bank shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall promptly pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                 (c) If the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to subsection 2.8 or 2.9 for more than three consecutive months or any Bank has demanded compensation under subsection 2.10(a) or 2.10(b), the Borrower shall have the right to substitute a financial institution or financial institutions (which may be one or more of the Banks) reasonably satisfactory to the Agent by causing such financial institution or financial institutions to purchase the rights (by paying to such Bank the principal amount of its outstanding Loans together with accrued interest thereon and all other amounts accrued for its account or owed to it hereunder and executing an Assignment and Acceptance) and to assume the obligations of such Bank under the Loan Documents. Upon such purchase and assumption by such substituted financial institution or financial institutions, the obligations of such Bank hereunder shall be discharged; provided such Bank shall retain its rights hereunder with respect to periods prior to such substitution including, without limitation, its rights to compensation under this subsection 2.10.

                 2.11 Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loans of such Bank, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given a notice of borrowing in accordance with subsection 2.3 or a notice of conversion pursuant to subsection 2.4, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with subsection 2.6 or (d) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

                 2.12 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Agent and each Bank, income or franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which such Bank's lending office is located or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Bank and any jurisdiction other than a connection resulting solely from entering into this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being thereinafter called "Taxes").
Subject to the provisions of subsection 2.12(c), if any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes.
Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. Subject to the provisions of subsection 2.12(c), if the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Banks as a result of any such failure.

                 (b) Each Bank that is not incorporated or organized under the laws of the United States of America or a state thereof agrees that, prior to the first date any payment is due to be made to it hereunder or under any Note, it will deliver to the Borrower and the Agent (i) two valid, duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and
(ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                 (c) The Borrower shall not be required to pay any additional amounts to the Agent or any Bank (or Purchasing Bank) in respect of United States withholding tax pursuant to subsection 2.12(a) if
(i) the obligation to pay such additional amounts would not have arisen but for a failure by the Agent or such Bank (or Purchasing Bank) to comply with the requirements of subsection 2.12(b) (or in the case of a Purchasing Bank, the requirements of subsection 10.6(g)) or (ii) the Agent or such Bank (or Purchasing Bank) shall not have furnished the Borrower with such forms and shall not have taken such other steps as reasonably may be available to it (provided, however, that such steps shall not impose on the Agent or such Bank any additional costs or legal or regulatory burdens deemed by the Agent or such Bank in its sole judgment to be material) under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax.

                 (d) Each Bank agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection 2.12; provided, however, that such efforts shall not impose on such Bank any additional costs or legal or regulatory burdens deemed by such Bank in its sole judgment to be material.

                 (e) The agreements in subsection 2.12(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder until the expiration of the applicable statute of limitations for such taxes.

                 2.13 Use of Proceeds. The proceeds of the Loans shall be used (a) to refinance Indebtedness under the Existing Credit Agreement and (b) for other general corporate purposes, including acquisitions permitted hereunder, provided that such acquisitions are not hostile.

                 2.14 Assignment of Commitments Under Certain Circumstances. In the event that any Bank shall have delivered a notice or certificate pursuant to subsection 2.10, the Borrower shall have the right, at its own expense, upon notice to such Bank and the Agent, to require such Bank to transfer and assign without recourse (in accordance with and subject to the restrictions contained in subsection 10.6) all its interests, rights and obligations under this Agreement to another bank or financial institution identified by the Borrower reasonably acceptable to the Agent (subject to the restrictions contained in subsection 10.6) which shall assume such obligations; provided that (a) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (b) the Borrower or the assignee, as the case may be, shall pay to the transferor Bank in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder, including, without limitation, amounts payable pursuant to subsection 2.10.

                 2.15 Regulation U and Regulation G (a) The Loans made by each Bank shall at all times prior to the Masland Merger be treated for purposes of Regulation U and Regulation G, as applicable, as two separate extensions of credit (the "A Credit" and the "B Credit" of such Bank and, collectively, the "A Credits" and the "B Credits"), as follows:

                 (i) the aggregate amount of the A Credit of such Bank shall be an amount equal to such Bank's pro rata share (based on the amount of its Commitment Percentage) of the maximum loan value (as determined in accordance with Regulation U and Regulation G, as applicable), of the shares of capital stock of Masland constituting Collateral (such shares, the "Masland Margin Stock Collateral"); and

                 (ii) the aggregate amount of the B Credit of such Bank shall be an amount equal to such Bank's pro rata share (based on the amount of its Commitment Percentage) of all Loans outstanding hereunder minus such Bank's A Credit.

         In the event that any Masland Margin Stock Collateral is acquired or sold, the amount of the A Credit of such Bank shall be adjusted (if necessary), to the extent necessary by prepayment, to an amount equal to such Bank's pro rata share (based on the amount of its Commitment Percentage) of the maximum loan value (determined in accordance with Regulation U and Regulation G, as applicable, as of the date of such acquisition or sale) of the Masland Margin Stock Collateral immediately after giving effect to such acquisition or sale. Nothing contained in this subsection 2.15 shall be deemed to permit any sale of Masland Margin Stock Collateral in violation of subsection 7.5 or 7.6.

                 (b) Each Bank will maintain its records to identify the A Credit of such Bank and the B Credit of such Bank, and, solely for the purposes of complying with Regulation U and Regulation G, as applicable, the A and B Credits shall be treated as separate extensions of credit. Each Bank hereby represents and warrants that the loan value of the Collateral (other than the Masland Margin Stock Collateral) is sufficient for such Bank to lend its pro rata share of the B Credit.

                 (c) The benefits of the direct and indirect security in the Masland Margin Stock Collateral created by the Loan Documents shall be allocated first to the benefit and security of the payment of the principal of and interest on the A Credits of the Banks and of all other amounts payable by the Borrower under this Agreement in connection with the A Credits (collectively, the "A Credit Amounts") and second, only after the payment in full of the A Credit Amounts, to the benefit and security of the payment of the principal of and interest on the B Credits of the Banks and of all other amounts payable by the Borrower under this Agreement in connection with the B Credits (collectively, the "B Credit Amounts"). The benefits of the direct and indirect security in the Collateral (other than the Masland Merger Stock Collateral) created by the Loan Documents, shall be allocated first to the benefit and security of the B Credit Amounts and second, only after the payment in full of the B Credit Amounts, to the benefit and security of the A Credit Amounts.

                 (d) The Borrower shall furnish to each Bank at the time of each acquisition and sale of Masland Margin Stock Collateral such information and documents as the Agent or such Bank may require to determine the A and B Credits, and at any time and from time to time, such other information and documents as the Agent or such Bank may reasonably require to determine compliance with Regulation U or Regulation G, as applicable.

                 (e) Each Bank shall be responsible for its own compliance with and administration of the provisions of this subsection 2.15 and Regulation U or Regulation G, as applicable, and the Agent shall have no responsibility for any determinations or allocations made or to be made by any Bank as required by such provisions. The Agent shall transmit to the Borrower on behalf of a Bank any requests made by such Bank pursuant to subsection 2.15(d) and shall transmit from the Borrower to such Bank or the Banks any information provided by the Borrower in response to inquiries made under subsection 2.15(d) or otherwise required to be delivered by the Borrower to the Banks pursuant to this subsection 2.15.

                 (f) In making the calculations and allocations required by this subsection, the amount of the Existing Credit Facility shall be deemed to be secured by the Collateral, and both the Obligations and the outstanding obligations under the Existing Credit Facility shall be required to be secured directly or indirectly by Collateral having a maximum loan value at least equal to the aggregate amount of the Obligations and the outstanding obligations under the Existing Credit Facility.


                 SECTION 3.  INTEREST RATE PROVISIONS, FEES AND PAYMENTS

                 3.1 Interest Rates and Payment Dates. (a) Each ABR Loan shall bear interest for the period from and including the date thereof until maturity, repayment or conversion on the unpaid principal amount thereof at a rate per annum equal to the ABR.

                 (b) Each Eurodollar Loan shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                 (c) If all or a portion of the principal amount of any of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), each Eurodollar Loan shall be converted to an ABR Loan at the end of the last Interest Period therefor for which the Agent shall have determined a Eurodollar Rate on or prior to the date such unpaid principal amount became due. If all or a portion of the principal amount of any of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all Loans shall bear interest while such principal amount is in default at a rate per annum equal to the interest rate then borne by each such Loan under subsection 3.1(a) or 3.1(b), as applicable, plus 2%. Any overdue fees payable hereunder shall bear interest from the due date thereof until payment in full thereof (as well after judgment as before judgment) at a rate per annum equal to the interest rate then borne by ABR Loans plus 2%.

                 (d) Interest payable under subsection 3.1(a) or 3.1(b) shall be payable in arrears on each Interest Payment Date, commencing on the first such date to occur after the Closing Date. Interest payable under subsection 3.1(c) shall be payable on demand.

                 3.2 Commitment Fees. The Borrower agrees to pay to the Agent, for the account of each Bank, a commitment fee for the period from and including the Closing Date to the Termination Date calculated on the average daily Available Commitment of such Bank for each day during the period for which such commitment fee is being paid, at the rate per annum set forth below opposite the Coverage Ratio most recently determined:

         Level of                                                                    Commitment
         Coverage Ratio                                                              Fee Rate
         --------------                                                              ---------
         Level I:

         Coverage Ratio is
           less than 3.25 to 1                                                       0.375%

         Level II:

         Coverage Ratio is
           equal to or greater
           than 3.25 to 1 but less
           than 4.0 to 1                                                             0.250%

         Level III:

         Coverage Ratio is equal to

           or greater than 4.0 to 1
           but less than 5.0 to 1                                                    0.250%

         Level IV:

         Coverage Ratio is
           greater than or equal to 5.0 to 1                                         0.200%;

provided that (a) the commitment fee rate shall be that set forth above opposite Level III from the Closing Date until the first Adjustment Date occurring after the Closing Date, (b) the commitment fee rate determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Coverage Ratio falls within a different Level and (c) if the financial statements and related compliance certificate for any fiscal period are not delivered by the date due pursuant to subsections 6.1 and 6.2(b), the commitment fee rate shall be (i) for the first 5 days subsequent to such due date, that in effect on the day prior to such due date, and (ii) thereafter, that set forth above opposite Level I, in either case, until the subsequent Adjustment Date. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on June 30, 1996 and on the Termination Date.

                 3.3 Agent's Fees. The Borrower agrees to pay to the Agent, for its own account and for the account of Chase Securities Inc., any fees as agreed between Chemical and the Borrower in writing from time to time.

                 3.4 Computation of Interest and Fees. (a) Interest on the Loans (other than interest calculated on the basis of the Prime Rate (as defined in the definition of ABR)) and all fees payable pursuant hereto shall be calculated on the basis of a 360 day year for the actual days elapsed. Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- or 366- (as the case may be) day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements or the Applicable Margin shall become effective as of the opening of business on the day on which such change in the ABR is announced, such change in the Eurocurrency Reserve Requirements shall become effective or such change in the Applicable Margin occurs, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change. For purposes of the Interest Act (Canada), where, in respect of any Loan, (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) an annual rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

                 (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 3.1(b).

                 (c) If any Reference Bank's Commitments shall terminate (otherwise than on termination of all the Commitments), or all of its Loans shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there shall only be one Reference Bank remaining, then the Agent (after consultation with the Borrower and the Banks) shall, by notice to the Borrower and the Banks, designate another Bank as a Reference Bank so that there shall at all times be at least two Reference Banks.

                 (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

                 3.5 Pro Rata Treatment and Payments. Each borrowing by the Borrower hereunder, each conversion or continuation of a Loan under subsection 2.4, each payment (including each prepayment) by the Borrower on account of principal, interest and fees hereunder (except fees referred to in subsection 3.3), and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Banks. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to the Agent, for the account of the Banks (except with respect to the fees referred to in subsection 3.3), at the Agent's office set forth in subsection 10.2, in each case on or prior to 12:00 P.M., New York City time, in lawful money of the United States of America and in immediately available funds. The Agent shall promptly distribute each such payment to each Bank. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day.

                 3.6 Failure by Banks to Make Funds Available. Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount which would constitute its Commitment Percentage of the borrowing on such Borrowing Date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date in accordance with subsection 2.3 and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the daily average Federal funds rate during such period as quoted by the Agent, times (b) the amount of such Bank's Commitment Percentage of such borrowing, times (c) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 3.6 shall be conclusive, absent manifest error. If such Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three Business Days of such Borrowing Date, the Agent shall be entitled to recover from the Borrower such amount, on demand, with interest thereon at the rate applicable to the Loans made on such Borrowing Date. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against such Bank as a result of any default by such Bank hereunder.


                 SECTION 4.  CONDITIONS PRECEDENT

                 4.1 Conditions to Closing Date. The Closing Date shall occur on the date of satisfaction of the following conditions precedent:

                 (a) Agreement; Notes. The Agent shall have received (i) a counterpart of this Agreement for each Bank, duly executed by a Responsible Officer of the Borrower and (ii) for each Bank, a Note conforming to the requirements hereof, duly executed by a Responsible Officer of the Borrower.

                 (b) Guarantees. The Agent shall have received, with a counterpart for each Bank, the Subsidiary Guarantee and the Additional Subsidiary Guarantee duly executed by each guarantor party thereto.

                 (c) Security Agreements. The Agent shall have received, with a counterpart for each Bank, each of the

         Security Agreements duly executed by each grantor party thereto.

                 (d) Pledge Agreements. The Agent shall have received, with a counterpart for each Bank, each of the domestic Pledge Agreements listed in items 1 through 4 under Section II of Schedule 1.1(b) covering the pledge of stock of domestic Subsidiaries, duly executed by each pledgor party thereto.

                 (e) Pledged Stock; Stock Powers. The Agent shall have received the certificates representing the shares pledged pursuant to each of the Pledge Agreements listed in items 1 through 4 under
         Section II of Schedule 1.1(b), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                 (f) Intercreditor Agreement. The Agent shall have received, with a counterpart for each Bank, the Intercreditor Agreement, duly executed by each party thereto.

                 (g) Perfection Actions. The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents required to be executed and delivered as of the Closing Date shall have been completed.

                 (h) Consents. The Agent shall have received, with copies and executed certificates for each Bank, true and correct copies (in each case certified as to authenticity on such date by a duly authorized officer of the Borrower) of all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or by Contractual Obligation of Borrower or any of its Subsidiaries, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents, and such consents, authorizations and filings shall be satisfactory in form and substance to the Banks and be in full force and effect.

                 (i) Incumbency Certificates. The Agent shall have received, with a counterpart for each Bank, a certificate of the Secretary or Assistant Secretary of each Domestic Loan Party, dated the Closing Date, as to the incumbency and signature of their respective officers executing each Loan Document to be entered into on the Closing Date to which it is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary.

                 (j) Corporate Proceedings. The Agent shall have received, with a counterpart for each Bank, a copy of the resolutions in form and substance satisfactory to the Agent, of the Board of Directors (or the executive committee thereof) of each Domestic Loan Party authorizing (i) the execution, delivery and performance of each Loan Document to be entered into on the Closing Date to which it is a party, and (ii) the granting by it of the pledge and security interests, if any, granted by it pursuant to such Loan Document, certified by their respective Secretary or an Assistant Secretary as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                 (k) Fees. The Agent shall have received all fees required to be paid to the Agent and/or the Banks pursuant to Section 3 and/or any other written agreement on or prior to the Closing Date.

                 (l) Legal Opinion of Counsel to Borrower. The Agent shall have received, with a copy for each Bank, an opinion, dated the Closing Date, of (i) Winston & Strawn, counsel to the Borrower and its Subsidiaries, (ii) Michigan counsel to the Borrower and its Subsidiaries acceptable to the Agent and (iii) Wisconsin counsel to the Borrower and its Subsidiaries acceptable to the Agent, in each case in form and substance satisfactory to the Banks and covering such matters incident to the transactions contemplated hereby as the Banks may reasonably require.

                 (m) Legal Opinions of Foreign Counsel. The Agent shall have received or waived as a condition precedent, with a counterpart for each Bank, an opinion of Baker & McKenzie, Swedish counsel to the Borrower, in form and substance satisfactory to the Agent and covering such matters incident to the transactions contemplated hereby as the Agent may reasonably require.

                 (n) Subordinated Debt Documents; Other Agreements. The Agent shall have received, with a counterpart for each Bank, a certified true copy of the Subordinated Note Indenture, the Senior Subordinated
         Note Indenture, the Stockholders Agreement, the Subscription Agreements and the Purchase Agreement.

                 (o) Minimum Share Amount. The Agent shall have received evidence that Acquisition Corp. shall have acquired concurrently with the initial Loans on the Closing Date not less than a majority, on a fully diluted basis, of the Masland Shares and there shall not have been any material change in the number of Masland Shares outstanding (on a fully diluted basis) since May 30, 1996.

                 (p) Offer to Purchase. The Tender Offer transactions shall have been consummated (prior to or concurrently with the initial Loans on the Closing Date) pursuant to the terms and conditions of the Offer to Purchase, and none of the material terms or conditions of the Tender Offer shall have been waived or modified (except with the consent of the Agent and the Required Banks).

                 (q) Merger Agreement. The Merger Agreement shall be in full force and effect and the Agent shall have received, in sufficient copies for each Bank, a certified complete copy of the Merger Agreement.

                 (r) Margin Regulations. All Loans made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Regulations G, T, U and X, and the Agent shall have received, for each Bank, a properly completed and duly executed Form FR U-1 and Form FR G-3, as applicable.

                 (s) Acquisition Pledge Agreement; Depositary Agency Agreement. The Agent shall have received the Acquisition Pledge Agreement, duly executed by each of the parties thereto and the Depositary Agency Agreement, duly executed by the Depositary, the Borrower and Acquisition Corp., and there shall have been delivered to the Agent or the Depositary:

                             (i)  certificates representing the Initially
                 Pledged Stock (as such term is defined in the Acquisition Pledge Agreement) (other than any such Initially Pledged Stock constituting Book-Entry Shares (as defined in the Acquisition Pledge Agreement) that has been transferred into an account of Chemical, for the benefit of the Agent, with the Clearing Corporation (as defined in the Acquisition Pledge Agreement) in accordance with Section 4(b) of the Acquisition Pledge Agreement);

                            (ii)  an undated stock power for each such
                 certificate executed in blank; and

                           (iii) with respect to Initially Pledged Stock consisting of Book-Entry Shares, evidence that all actions described in Section 3(b) of the Acquisition Pledge Agreement which are necessary to create and perfect the security interests pursuant to the Acquisition Pledge Agreement in accordance with Article 8 of the Uniform Commercial Code have been taken.

         The Initially Pledged Stock under the Acquisition Pledge Agreement shall constitute all of the Masland Shares acquired in the Tender Offer or through the Tender Offer

         Documents or otherwise owned by the Borrower and its Subsidiaries.

                 (t) Representations and Warranties. The representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

                 (u) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Agent.

                 4.2 Conditions to Each Loan. The agreement of each Bank to make any Loan requested to be made by it on any date (including, without limitation, the Closing Date), is subject to the satisfaction of the following conditions precedent as of the date such Loan is requested to be made:

                 (a) Representations and Warranties. Each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties relate to an earlier date.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                 (c) No Litigation. No material litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against Borrower, any Subsidiary or any of the officers or directors of any thereof in connection with any Loan Document or any of the transactions contemplated hereby or thereby.

                 (d) No Violations of Law. The Loans and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Bank in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

                 (e) No Change. Since the Closing Date, there shall have been no material adverse change in the business, operations, assets or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

                 (f) Borrowing Certificate. The Agent shall have received, with a copy for each Bank, a certificate of the Borrower, substantially in the form of Exhibit L, dated such Borrowing Date and executed and delivered by a Responsible Officer of the Borrower.

                 Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this subsection 4.2 have been satisfied.


                 SECTION 5.  REPRESENTATIONS AND WARRANTIES

                 To induce the Banks to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and to each Bank that:

                 5.1 Financial Statements. The audited consolidated balance sheets of the Borrower as of December 31, 1995 and the related statements of income and cash flow for the period ending on such date, heretofore furnished to the Agent and the Banks and certified by a Responsible Officer of the Borrower are complete and correct in all material respects and fairly present the financial condition of the Borrower on such date in conformity with GAAP applied on a consistent basis (subject to normal year-end adjustments). All liabilities, direct and contingent, of the Borrower on such dates required to be disclosed pursuant to GAAP are disclosed in such financial statements.

                 5.2 No Change. There has been no material adverse change in the business, operations, assets or financial or other condition of the Borrower and its Subsidiaries taken as a whole from that reflected on the financial statements dated December 31, 1995 referred to in subsection 5.1.

                 5.3 Corporate Existence; Compliance with Law. The Borrower and each of its Material Subsidiaries (a) is duly organized, validly existing and in good standing (or the functional equivalent thereof in the case of Foreign Subsidiaries) under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing (or the functional equivalent thereof in the case of Foreign Subsidiaries) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole and would not adversely affect the ability of any Loan Party to perform its respective obligations under the Loan Documents to which it is a party and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, individually or in the aggregate, have a material adverse effect on the business, operations, assets or financial or other condition of the Borrower and its Subsidiaries taken as a whole and could not adversely affect the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party.

                 5.4 Corporate Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the corporate power and authority, and the legal right, to execute, deliver and perform each of the Loan Documents to which it is a party or to which this Agreement requires it to become a party. The Borrower has the corporate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party or to which this Agreement requires it to become a party.

                 (b) No consent or authorization of, filing with or other act by or in respect of any Person (including, without limitation, any Governmental Authority) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents or the consummation of any of the transactions contemplated hereby or thereby, except for consents, authorizations, or filings which have been obtained and are in full force and effect.

                 (c) This Agreement and each other Loan Document to which any Loan Party is a party has been, and each other Loan Document to be executed by a Loan Party hereunder will be, duly executed and delivered on behalf of such Loan Party. This Agreement and each other Loan Document to which any Loan Party is a party constitutes, and each other Loan Document to be executed by a Loan Party hereunder will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 5.5 No Legal Bar; Senior Debt. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the borrowings hereunder and the use of the proceeds thereof, (a) will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any other Loan Party (including, without limitation, the Senior Subordinated Note Indenture and the Subordinated Note Indenture) except for violations of Requirements of Law and Contractual Obligations (other than such Indentures) which, individually or in the aggregate will not have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole and will not adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents to which it is a party and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation. The Obligations constitute "Senior Indebtedness" benefitting from the subordination provisions contained in the Subordinated Debt, except to the extent that such Obligations are owed to an Affiliate of the Borrower.

                 5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any Loan Document or any of the transactions contemplated hereby or thereby, (b) which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole or (c) which could adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents to which it is a party.

                 5.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its properties in any respect which would have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole or which would adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents to which it is a party. No Default or Event of Default has occurred and is continuing.

                 5.8 Ownership of Property; Liens. The Borrower and each of its Material Subsidiaries has good record and marketable title in fee simple to, or a valid and subsisting leasehold interest in all its real property, and good title to all its other property, and none of such property is subject to any Lien, except as permitted in subsection 7.3.

                 5.9 No Burdensome Restrictions. No Contractual Obligation of the Borrower or any of its Subsidiaries and no Requirement of Law materially adversely affects, or insofar as the Borrower could reasonably foresee may so affect, the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

                 5.10 Taxes. The Borrower and each of its Material Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property (including, without limitation, the Mortgaged Properties) by any Governmental Authority (other than those which, in the aggregate, are not substantial in amount or those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

                 5.11 Securities Law, etc. Compliance. All transactions contemplated by this Agreement and the other Loan Documents comply in all material respects with all applicable laws and any rules and regulations thereunder, including takeover, disclosure and other federal, state and foreign securities law and Regulations G, T, U and X of the Federal Reserve Board.

                 5.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no Lien under the Code or ERISA in favor of PBGC or a Single Employer Plan has arisen during the five-year period prior to the date as of which this representation is deemed made. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, either individually or in the aggregate with all other Single Employer Plans under which such accrued benefits exceed such assets, by more than $20,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to liability under ERISA in the aggregate which exceeds $20,000,000 if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof, and no such withdrawal is likely to occur. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $75,000,000.

                 5.13 Investment Company Act; Other Regulations. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

                 5.14 Subsidiaries, etc. The only Subsidiaries of the Borrower, and the only partnerships, joint ventures or business trusts in which the Borrower or any Subsidiary has an interest as of the Closing Date, are those listed on Schedule 5.14. The Borrower owns, as of the Closing Date, the percentage of the issued and outstanding capital stock or other evidences of the ownership of each Subsidiary, partnership or joint venture listed on
Schedule 5.14 as set forth on such Schedule. No such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its capital stock (or other evidence of ownership) or any options, warrants or other rights (other than options, warrants or rights to purchase capital stock of Masland which are outstanding on the date hereof and will be redeemed or otherwise terminated no later than 30 days following the Merger Date), to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures are owned by the Borrower and its Subsidiaries free and clear of all Liens, warrants, options or rights of others of any kind whatsoever except for (a) Liens permitted by subsection 7.3 and (b) in the case of Amtex, Inc., Sommer Masland (U.K.) Limited and Precision Fabrics Group, Inc., such Liens, warrants, options or rights expressly provided for in such entities' joint venture or other related agreements. All of the divisions of the Borrower and its Subsidiaries as of the Closing Date are listed on Schedule 5.14.

                 5.15 Accuracy and Completeness of Information. All information, reports and other papers and data with respect to the Borrower or this Agreement or any transaction contemplated hereby furnished to the Banks by the Borrower or on behalf of the Borrower, were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Banks a true and accurate knowledge of the subject matter in all material respects. All projections with respect to the Borrower and its Subsidiaries or with respect to the Masland Merger, so furnished by the Borrower, as supplemented, were prepared and presented in good faith by the Borrower, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. No fact is known to the Borrower which materially and adversely affects or in the future may (so far as the Borrower can reasonably foresee) materially and adversely affect the business, assets, liabilities, financial or other condition or prospects of the Borrower or its Subsidiaries taken as a whole, which has not been set forth in the financial statements referred to in subsection 5.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Banks prior to the Closing Date. No document furnished or statement made in writing to the Banks by the Borrower in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or, to the knowledge of the Borrower after due inquiry, omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Banks.

                 5.16 Security Documents. (a) Each Security Agreement is effective to create in favor of the Agent, for the ratable benefit of the Banks and the lenders under the Existing Credit Agreement, a legal, valid and enforceable security interest in all right, title and interest of the Loan Party thereto in the collateral described therein. Such Security Agreement constitutes a fully perfected first Lien on, and security interest in, all right, title and interest of such Loan Party in the collateral described therein.

                 (b) Upon the execution and delivery by the parties thereto, each Pledge Agreement will be effective to create in favor of the Agent, for the ratable benefit of the Banks and the lenders under the Existing Credit Agreement, a legal, valid and enforceable security interest in the pledged assets described therein. Upon the completion of the perfection actions contemplated thereby, each such Pledge Agreement will constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party thereto in the pledged assets described therein.

                 (c) Upon the execution and delivery by the parties thereto, each Mortgage will be effective to grant to the Agent, for the ratable benefit of the Banks and the lenders under the Existing Credit Agreement, a legal, valid and enforceable mortgage lien on all of the right, title and interest of the Loan Party thereto in the mortgaged property described therein. Upon recordation of each Mortgage in the recording office specified therein and, if applicable, the release of the related original mortgage, each such Mortgage will constitute a fully perfected lien on and security interest in, such mortgaged property, subject to the encumbrances and exceptions to title set forth in the title policies or title reports previously delivered to the Agent.

                 5.17 Patents, Copyrights, Permits and Trademarks. Each of the Borrower and its Subsidiaries owns, or has a valid license or sub-license in, all domestic and foreign letters patent, patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, trade names, trade secrets, service marks, copyrights, product designs, applications, formulae, processes and the industrial property rights ("Proprietary Rights") used in the operation of its businesses in the manner in which they are currently being conducted and which are material to the business, operations, assets or financial or other condition of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries is aware of any existing or threatened infringement or misappropriation of any Proprietary Rights of others by the Borrower or any of its Subsidiaries or of any Proprietary Rights of the Borrower or any of its Subsidiaries by others which is material to the business operations, assets or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

                 5.18 Environmental Matters. Except as disclosed in Schedule 5.18, and other than such exceptions to any of the following that would not reasonably be expected to give rise to a material adverse effect on the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole, (a) with respect to the Mortgaged Properties:

                    (i) To the best knowledge of the Borrower and its Subsidiaries, after reasonable investigation consisting of reasonable environmental compliance, review, monitoring, and remedial activities conducted at the individual manufacturing, warehouse, or production facility level, with all information relating to environmental matters arising at such facilities being sent to the corporate officers of the Borrower from such manufacturing, warehouse or production facilities of any Subsidiary, the Mortgaged Properties do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations or under such conditions which (A) constitute a violation of, or (B) could reasonably give rise to any liability under any applicable Environmental Laws.

                    (ii) To the best knowledge of the Borrower and its Subsidiaries, after reasonable investigation consisting of reasonable environmental compliance, review, monitoring, and remedial activities conducted at the individual manufacturing, warehouse, or production facility level, with all information relating to environmental matters arising at such facilities being sent to the corporate officers of the Borrower from such manufacturing, warehouse or production facilities of any Subsidiary, the Mortgaged Properties and all operations at the Mortgaged Properties are in compliance, and have been in compliance for the time period that each of the Mortgaged Properties has been owned by the Borrower or its Subsidiaries, with all Environmental Laws, and there is no contamination at, on or under the Mortgaged Properties, or violation of any Environmental Laws with respect to the Mortgaged Properties which could interfere with the continued operation of the Mortgaged Properties or impair the fair saleable value thereof. Neither the Borrower nor any Subsidiary has knowingly assumed any liability, by contract or otherwise, of any person under any Environmental Laws, other than in connection with the Tender Offer and the Masland Merger.

                   (iii) Neither the Borrower nor any of its Subsidiaries has received any Environmental Complaint with regard to any of the Mortgaged Properties or the operations of the Borrower or any of its Subsidiaries, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                    (iv) To the best knowledge of the Borrower and its Subsidiaries, based on the Borrower's and the Subsidiaries' customary practice of contracting only with licensed haulers for removal of Hazardous Materials from the Mortgaged Properties only to facilities authorized to receive such Hazardous Materials, Hazardous Materials have not been transported or disposed of from the Mortgaged Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in violation of, or in a manner that could reasonably give rise to liability under any Environmental Laws.

                    (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower and its Subsidiaries, threatened, under any Environmental Law to which the Borrower and its Subsidiaries are or will be named as a party with respect to the Mortgaged Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Mortgaged Properties.

                    (vi) To the best knowledge of the Borrower and its Subsidiaries after reasonable investigation, consisting of reasonable environmental compliance, review, monitoring, and remedial activities conducted at the individual manufacturing, warehouse, or production facility level, with all information relating to environmental matters arising at such facilities being sent to the corporate officers of the Borrower from such manufacturing, warehouse or production facilities of any Subsidiary, there has been no release or threat of release of Hazardous Materials at or from the Mortgaged Properties, or arising from or related to the operations of the Borrower or its Subsidiaries in connection with the Mortgaged Properties in violation of or in amounts or in a manner that could reasonably give rise to liability under any Environmental Laws.

                 (b) To the best knowledge of the Borrower and its Subsidiaries, after reasonable investigation: (i) with respect to each parcel of real property owned or operated by the Borrower and its Subsidiaries (other than the Mortgaged Properties), each of the representations and warranties set forth in subsection 5.18(a)(i) through (a)(vi) is true and correct.

                 5.19 Acquisition Documents. Each Acquisition Document to which the Borrower or any of its Subsidiaries is a party has been duly executed and delivered by the Borrower or such Subsidiary, as the case may be, and to the best knowledge of the Borrower, each Acquisition Document has been duly executed and delivered by the parties thereto other than the Borrower and its Subsidiaries and is in full force and effect. The representations and warranties of the Borrower and each of its Subsidiaries contained in each Acquisition Document to which the Borrower or such Subsidiary, as the case may be, is a party are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the date hereof, the Closing Date and the Merger Date, and the Agent and each Bank shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to each Bank directly as of the date hereof, the Closing Date and the Merger Date. To the best knowledge of the Borrower and each of its Subsidiaries, the representations and warranties of each other party to each Acquisition Document contained therein are true and correct in all material respects on the date hereof and on the Closing Date as if made on and as of the date hereof and the Closing Date, such knowledge qualification being given only with respect to parties to the Acquisition Documents other than the Borrower and its Subsidiaries. To the best knowledge of the Borrower and each of its Subsidiaries, none of the Tender Offer Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 5.20 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.


                 SECTION 6.  AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding or any other amount is owing to any Bank or the Agent hereunder, the Borrower shall, and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                 6.1  Financial Statements.  Furnish to each Bank:

                 (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower a copy of the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

                 (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated and consolidating statements of income and cash flows of the Borrower and their consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding quarterly period of the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments).

The Borrower covenants and agrees that all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                 6.2  Certificates; Other Information.  Furnish to each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) a certificate of such certified public accountants showing in detail the calculations supporting such statements in respect of subsection 7.1;

                 (b) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) and (b), a certificate of a Responsible Officer of the Borrower (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating, to the best of such Responsible Officer's knowledge, that all such financial statements are complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statements in respect of subsection 7.1;

                 (c) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) and (b), a copy of management's report on the business, operations, property and financial and other condition of the Borrower and its Subsidiaries, including financial results with respect to each of their individual manufacturing facilities, together with management's discussion thereof;

                 (d) concurrently with the delivery of the financial statements referred to in subsection 6.1(b), until the Masland Merger is consummated (if such financial statements are required to be filed with the Securities and Exchange Commission pursuant to the Exchange
         Act), the unaudited consolidated financial statements of Masland and its Subsidiaries prepared in conformity with GAAP, consisting of a consolidated balance sheet as at the end of each fiscal quarter and the related unaudited consolidated statements of income and cash flows for such quarter and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding quarterly period of the previous year.

                 (e) not later than thirty days after the end of each fiscal year of the Borrower a copy in detail reasonably acceptable to the Agent of the projections by the Borrower of the operating budget and cash flow of the Borrower and its Subsidiaries, in each case for the next succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer on behalf of the Borrower has no reason to believe they are incorrect or misleading in any material respect;

                 (f) promptly upon receipt thereof, copies of all reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower made by such accountants, including, without limitation, any management letter commenting on the Borrower's internal controls submitted by such accountants to management in connection with their annual audit;

                 (g) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its public equity holders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                 (h) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

                 6.3 Performance of Obligations. Perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound or to which it is a party and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                 6.4 Conduct of Business, Maintenance of Existence and Compliance with Obligations and Laws. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole and could not reasonably be expected to adversely affect the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party.

                 6.5 Maintenance of Property; Insurance. Keep each Mortgaged Property and all other property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business (including, without limitation, the insurance required pursuant to the Security Documents); and furnish to the Agent, upon written request, full information as to the insurance carried.

                 6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                 6.7  Notices.  Promptly give notice to the Agent and each
Bank:

                 (a)  of the occurrence of any Default or Event of Default;

                 (b) of any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or
         (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in the case of either clause (i) or (ii) above, if not cured or if adversely determined, as the case may be, could have a material adverse effect on the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole or could adversely affect the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party;

                 (c) of any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $3,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought;

                 (d) of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any Single Employer Plan, unless such failure is cured within such 30 days or does not involve an amount in excess of $500,000, any Lien under the Code or ERISA in favor of the PBGC or a Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer or Multiemployer Plan, if such proceedings or other action would reasonably be expected to cause a material adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries taken as a whole;

                 (e) of any Environmental Complaint materially affecting the Borrower or any Subsidiary, any Mortgaged Property or the operations of the Borrower or any Subsidiary, and any notice from any Person of
         (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Property or any part thereof or (iii) any other condition, circumstance, occurrence or event, any of which could reasonably be expected to result in a material liability of the Borrower or any Subsidiary under any Environmental Law;

                 (f) of (i) the incurrence of any Lien (other than Liens permitted pursuant to subsection 7.3) on, or claim asserted against any of the collateral security in the Security Documents or (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the collateral under any Security Document; and

                 (g) of a material adverse change in the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                 6.8 Maintenance of Liens of the Security Documents. Promptly, upon the reasonable request of any Bank, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby.

                 6.9 Environmental Matters. (a) Comply in all material respects with, and use all reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all Environmental Laws and all requirements existing thereunder and obtain and comply in all material respects with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain, comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws.

                 (b) Promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been taken in good faith and the pendency of any and all such appeals does not materially and adversely affect the Borrower or any Subsidiary, any Mortgaged Property, or the operations of the Borrower or any Subsidiary.

                 (c) Defend, indemnify and hold harmless the Agent and the Banks and their Affiliates, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the Borrower or its Subsidiaries or the Mortgaged Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise solely out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

                 6.10 Security Documents. (a) Promptly at the request of the Required Banks (and in any event no later than 45 days after the date of such request), the Borrower, at its own expense, shall (i) pledge 65% of the capital stock of Lear Italia to the Agent, for the ratable benefit of the Banks and the lenders under the Existing Credit Agreement, and (ii) cause the Agent to receive, with a counterpart for each Bank, a legal opinion of Italian counsel acceptable to the Agent covering such matters in respect of such pledge agreement as the Agent shall reasonably request.

                 (b) As soon as possible and in no event later than 60 days after the Closing Date, (i) cause the Pledge Agreements listed in items 5 through 10 under Section II of Schedule 1.1(b) to be duly executed and delivered and cause all perfection actions contemplated by such Pledge Agreements to be taken; (ii) cause each of the Mortgages to be duly executed and delivered, and duly recorded in the appropriate recording offices; (iii) cause the Agent to receive, with a counterpart for each Bank, legal opinions of Tory, Tory, Deslauriers & Binnington, Canadian counsel to the Borrower, Peltzer & Riesenkampff, German counsel to the Borrower, Enriquez, Gonzales, Aguirre y Ochoa, Mexican counsel to the Borrower, Freshfields, French counsel to the Agent, Clifford Chance, English counsel to the Agent, W.S. Walker & Co., Cayman Islands counsel to the Agent, Winston & Strawn, counsel to the Borrower, and such other counsel acceptable to the Agent (in each case, any of the aforementioned counsel may be substituted with any other counsel acceptable to the Agent), covering such matters in respect of such Pledge Agreements and Mortgages as the Agent shall reasonably request; (iv) cause to be delivered to the Agent in respect of each parcel covered by each Mortgage a title report from a Person satisfactory to the Agent demonstrating that the Mortgages constitute first mortgage liens on the parcels covered thereby subject only to the exceptions described in the title insurance policies issued in respect of the Mortgages and others acceptable to the Agent; and (v) cause to be delivered to the Agent in respect of each parcel covered by each Mortgage a certificate from Transamerica Flood Certificate Service certifying that no parcel covered by a Mortgage is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                 (c) As soon as possible and in no event later than 15 days after the Merger Date, cause (i) each material domestic Subsidiary of the Surviving Corporation (as determined by the Agent) to execute and deliver a Guarantor Supplement, (ii) the pledge to the Agent, for the ratable benefit of the Banks and the lenders under the Existing Credit Agreement, of all of the common stock of each material domestic Subsidiary of the Surviving Corporation (as determined by the Agent) owned directly or indirectly by the Borrower pursuant to pledge agreements in the form and substance satisfactory to the Agent and (iii) the Agent to receive, in sufficient copies for each Bank, opinions of counsel to the Borrower reasonably satisfactory to the Agent, addressed to the Agent and the Banks, containing opinions substantially in the form of Exhibit N-1, with customary assumptions qualifications and exceptions.

                 6.11 Pledge Agreement Supplement. Cause Acquisition Corp. to deliver to the Agent on the date of purchase an executed Pledge Agreement Supplement, substantially in the form of Exhibit A to the Acquisition Pledge Agreement (a "Pledge Agreement Supplement"), covering any Additional Pledged Stock (as defined in the Acquisition Pledge Agreement) purchased by Acquisition Corp., and (a) in the case of a transfer to Acquisition Corp. of any such Pledged Stock effected by delivery of share certificates representing the capital stock of Masland, the stock certificates representing such Pledged Stock, and appropriate undated stock powers duly executed in blank for each such stock certificate, shall be delivered to the Agent or the Depositary, as appropriate, or (b) in the case of a transfer to Acquisition Corp. of any such Pledged Shares effected by book entry delivery thereof, Acquisition Corp. shall authorize and cause all such shares to be transferred to an account maintained in the name of Chemical, for the benefit of the Agent, at the Clearing Corporation (as defined in the Acquisition Pledge Agreement).

                 6.12 Consummation of the Masland Merger. (a) Cause the Masland Merger to be consummated in accordance with subsection 7.5(g) as soon as practicable after the date the Borrower or its Subsidiaries acquire more than 50% of the capital stock of Masland and prior to 180 days after such date.

                 (b) Cause the Agent to receive, with a counterpart for each Bank, legal opinions of counsel to the Borrower and Acquisition Corp. reasonably satisfactory to the Agent containing opinions substantially in the form of Exhibit N-2, with customary assumptions, qualifications and exceptions.


                 SECTION 7.  NEGATIVE COVENANTS

                 The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect or any Note remains outstanding or any other amount is owing to any Bank or the Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                 7.1  Financial Covenants.

                 (a) Consolidated Net Worth. Permit Consolidated Net Worth at the end of any quarter during any period set forth below to be less than the amount set forth opposite such period below:

               Period                                                                           Amount
               ------                                                                           ------
                The Closing Date to but excluding the last day of the                $270,000,000
                second fiscal quarter of 1997

                The last day of the second fiscal quarter of 1997 to but             285,000,000
                excluding the last day of the second fiscal quarter of 1998

                The last day of the second fiscal quarter of 1998 and                300,000,000
                thereafter.

                 (b) Interest Coverage. Permit, (i) at the end of the second fiscal quarter of 1996, the ratio of (I) Consolidated Operating Profit for three consecutive fiscal quarters then ended to (II) Consolidated Interest Expense for such three consecutive fiscal quarters, to be less than 3.00 to 1 and (ii) at the end of any four consecutive fiscal quarters ending during any period set forth below, the ratio of (I) Consolidated Operating Profit for such four consecutive fiscal quarters to (II) Consolidated Interest Expense for such four consecutive fiscal quarters, to be less than the ratio set forth opposite such period below:

                          Period                                                Ratio
                          ------                                                -----
                The first day of the third fiscal quarter of 1996 through
                the last day of the fourth fiscal quarter of 1996
                                                                                    3.00 to 1

                The first day of the first fiscal quarter of 1997 and
                thereafter                                                          3.50 to 1

                 (c) Consolidated Operating Profit. Permit Consolidated Operating Profit for any fiscal year set forth below to be less than the amount set forth opposite such fiscal year below:

                  Fiscal Year                                  Amount
                  -----------                                  ------
                  1996                                      $315,000,000
                  1997                                       330,000,000
                  1998                                       340,000,000
                  1999 - thereafter                          360,000,000

                 7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                 (a) (i) Indebtedness in respect of the Loans, the Notes and other obligations arising under this Agreement and (ii) Indebtedness in respect of the "Loans", the "Notes", the "Letters of Credit" and other obligations arising under the Existing Credit Agreement and, without duplication, Indebtedness of the Borrower and Subsidiaries to the extent backed by "Letters of Credit" issued under the Existing Credit Agreement;

                 (b) Indebtedness in respect of (i) the Subordinated Notes (or any refinancing thereof in accordance with subsection 7.10) in an aggregate principal amount not exceeding $145,000,000 (plus the amount of any premiums, costs and expenses incurred in connection with any refinancing thereof), (ii) the Senior Subordinated Notes (or any refinancing thereof in accordance with subsection 7.10) in an aggregate principal amount not exceeding $125,000,000 (plus the amount of any premiums, costs and expenses incurred in connection with any refinancing thereof) and (iii) other subordinated Indebtedness of the Borrower in an aggregate principal amount not to exceed $250,000,000 having (A) terms no more restrictive, as a whole, to the Borrower than the terms of the Subordinated Notes, (B) containing subordination provisions consistent with the Subordinated Notes, (C) no mandatory repayments of principal due until after the first anniversary of the Termination Date and (D) such other terms that are reasonably satisfactory to the Agent;

                 (c) Indebtedness incurred to purchase, or to finance the purchase of, fixed or capital assets in an aggregate principal amount not exceeding $2,000,000 at any one time outstanding;

                 (d) Indebtedness in respect of Interest Rate Agreement Obligations in respect of a notional principal amount of up to $500,000,000 in the aggregate;

                 (e) Indebtedness in respect of documentary letters of credit (other than letters of credit under the Existing Credit Agreement) in an aggregate face amount not exceeding $5,000,000 at any one time;

                 (f) Indebtedness in respect of letters of credit (other than letters of credit under the Existing Credit Agreement) in an aggregate face amount not exceeding $10,000,000 at any one time, provided that such letters of credit are used solely (i) to provide credit support in respect of leased property or (ii) to provide credit support for the benefit of Foreign Subsidiaries;

                 (g)      [Reserved];

                 (h)      Indebtedness permitted pursuant to subsection 7.9;

                 (i)      [Reserved];

                 (j)      [Reserved];

                 (k)      [Reserved];

                 (l)      [Reserved];

                 (m) Indebtedness incurred by all Foreign Subsidiaries organized under the laws of Italy (i) in connection with the financing of the Borrower's acquisition of the Fiat Seat Business, in an aggregate principal amount not to exceed

         Lira 195,452,040,951 (and any refinancings thereof) and (ii) in addition to Indebtedness permitted in clause (i) above, in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;

                 (n)      [Reserved];

                 (o)      [Reserved];

                 (p)      [Reserved];

                 (q)      [Reserved];

                 (r)      [Reserved];

                 (s) existing Indebtedness listed on Schedule 7.2(s) and refinancings thereof;

                 (t)  the Indebtedness of AIMI and its Subsidiaries listed on
         Schedule 7.2(t) or any refinancing of such indebtedness, or any indebtedness of the Borrower or any Subsidiary incurred in connection with the refinancing of the Indebtedness of AIMI and its Subsidiaries;

                 (u) Indebtedness incurred by a Special Purpose Subsidiary in connection with a Receivables Financing Transaction;

                 (v) Indebtedness of Special Entities permitted to be acquired pursuant to subsection 7.5 existing on the date such Special Entities are acquired, and any refinancings thereof;

                 (w) Indebtedness incurred by all Foreign Subsidiaries organized under the laws of France, Germany, Austria, Mexico, Sweden, Finland, Canada, Poland, Brazil, Argentina, South Africa, Indonesia, Thailand, Australia or the United Kingdom in an aggregate principal amount not to exceed $280,000,000 at any one time outstanding; and

                 (x) additional Indebtedness not otherwise permitted by paragraphs (a) through (w) above, provided that the aggregate amount of such Indebtedness does not exceed $75,000,000 at any one time outstanding.

                 7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                 (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of

         Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization);

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 30 days or which are bonded or being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Agent in any of the collateral subject to the Security Documents;

                 (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (d) Liens (other than any Lien imposed by ERISA) incurred on deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, restrictions and other similar encumbrances incurred which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                 (f) Liens in favor of the Agent, the Banks and the lenders under the Existing Credit Agreement created pursuant to the Security Documents and Liens securing "Reimbursement Obligations" and "Subsidiary Reimbursement Obligations" under the Existing Credit Agreement;

                 (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 7.2(c) in respect of the deferred purchase price of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with the purchase of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the purchase price of such property;

                 (h) Liens securing the Indebtedness permitted by subsection 7.2(f), (m), (s), (t), (u), (v), (w) and (x) and Liens securing obligations with respect to government grants, provided that such Liens permitted by this subsection 7.3(h) do not at any time encumber any property located in the United States except for, in the case of

         Indebtedness permitted by subsection 7.2(f), Liens that encumber leasehold interests supported by such Indebtedness, and, provided, further, that Liens securing the Indebtedness permitted by subsection 7.2(s) shall only be permitted to the extent such Liens are in existence as of the date of this Agreement;

                 (i) Liens securing Indebtedness permitted by subsection 7.2(d), provided that such Liens run in favor of a Bank or a lender under the Existing Credit Agreement;

                 (j) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings fully covered by insurance or involving individually or in the aggregate, no more than $3,000,000 at any one time, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

                 (k) Liens securing reimbursement obligations with respect to documentary letters of credit permitted by subsection 7.2(e) which encumber documents and other property relating to such letters of credit;

                 (l) Liens on the property or assets of a corporation which became or becomes a Subsidiary on or after August 17, 1995 (including Masland and its Subsidiaries) securing Indebtedness permitted by subsection 7.2, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien does not by its terms cover any property or assets after the time such corporation becomes a Subsidiary which were not covered immediately prior thereto and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such corporation becomes a Subsidiary;

                 (m) Liens (not otherwise permitted hereunder) on assets acquired after August 17, 1995 which secure the purchase price thereof or other obligations related to the acquisition thereof or on assets not subject to Liens pursuant to any Security Document, provided that the estimated aggregate book value of the foregoing assets shall not exceed $50,000,000;

                 (n) Liens on (i) investments permitted by subsection 7.9(o) or (ii) cash deposits securing the Guarantee Obligations permitted by subsection 7.4(f); and

                 (o) extensions, renewals and replacements of any Lien described in subsections 7.3(a) through (n) above, provided that the principal amount of the Indebtedness secured thereby is not increased and such extension or renewal is limited to the property so encumbered.

                 7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                 (a) Guarantee Obligations in respect of the Subsidiary Guarantee and the Additional Subsidiary Guarantee;

                 (b) Guarantee Obligations in respect of obligations of the Borrower, Subsidiaries and Special Affiliates in an aggregate principal amount not to exceed $60,000,000 at any one time;

                 (c) Guarantee Obligations in respect of obligations entered into by Foreign Subsidiaries created in the ordinary course of business, in an aggregate amount not to exceed $100,000,000 at any one time;

                 (d) Guarantee Obligations in respect of Section 5.03 of the Purchase Agreement;

                 (e) Guarantee Obligations of the Borrower in connection with a receivables factoring or working capital credit facility for any Foreign Subsidiary organized under the laws of Italy, in an aggregate amount not to exceed $20,000,000 at any one time; and

                 (f) Guarantee Obligations of the Borrower in respect of Indebtedness permitted to be incurred pursuant to subsection 7.2(m).

                 7.5 Limitations on Fundamental Changes. Unless expressly permitted under this Agreement, enter into any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, or make any material change in the present method of conducting business and except that, so long as no Collateral is transferred for less than fair market value to a Person who has not executed a security agreement in favor of the Agent, and none of the Liens or guarantees created by any of the Security Documents are impaired thereby:

                 (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower that are organized under any jurisdiction in the United States (provided that a Wholly Owned Subsidiary shall be the continuing or surviving corporation);

                 (b) any Foreign Subsidiary may be merged or consolidated with or into any one or more Wholly Owned Subsidiaries that are Foreign Subsidiaries (provided that a Wholly Owned Subsidiary that is a Foreign Subsidiary shall be the continuing or surviving corporation);

                 (c) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Wholly Owned Subsidiary of the Borrower that is organized under any jurisdiction in the United States;

                 (d) any Wholly Owned Subsidiary that is a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Wholly Owned Subsidiary that is a Foreign Subsidiary;

                 (e)  [Reserved]

                 (f) the Borrower and its Subsidiaries may acquire any Special Entities, provided that the aggregate purchase price of such acquisitions does not exceed $150,000,000 (less, in the case such Special Entities that become Subsidiaries of the Borrower, the aggregate amount of Indebtedness of such Special Entities at the time such Special Entities are acquired) per fiscal year; and provided, further, that up to $25,000,000 of any such permitted amount which is not expended in any fiscal year may be carried over for such acquisitions in any subsequent fiscal year; and provided, still, further, that no more than $75,000,000 per fiscal year of any such permitted amount may be expended to acquire stock or other evidence of beneficial ownership of Special Entities that do not become Subsidiaries of the Borrower; and

                 (g) the Borrower or any Wholly Owned Subsidiary of the Borrower that has executed and delivered either the Subsidiary Guarantee or a Guarantor Supplement and whose capital stock has been pledged to the Agent, for the ratable benefit of the Banks, pursuant to a pledge agreement in form and substance satisfactory to the Agent may acquire, directly or indirectly, the capital stock of Masland and effect the merger of Masland with such Wholly Owned Subsidiary; provided that (i) such acquisition and merger are on terms (A) satisfactory to the Agent and (B) not materially different from the terms of the Merger Agreement (without giving effect to any amendment, supplement or modification thereto), (ii) before and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing and (iii) at the time of such acquisition, the Agent shall have received such legal opinions of counsel to the Borrower as the Agent shall reasonably request in respect of such acquisition and the transactions under this Agreement accompanying such acquisition.

Notwithstanding the foregoing, the Borrower or any Subsidiary may transfer assets, including Collateral, to any Wholly Owned Subsidiary, whether or not the assets so transferred will continue to be subject to the Agent's security interest, provided, that the aggregate book value of assets so transferred shall not exceed $50,000,000. Notwithstanding any provision contained in paragraphs (a) and (c) of this subsection, no Subsidiary of the Borrower may
(i) be merged or consolidated with or into either Lear Operations Corporation or NAB Corporation or any Subsidiary thereof or (ii) sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to either Lear Operations Corporation or NAB Corporation or any Subsidiary thereof unless, in each case, (A) the Additional Subsidiary Guarantee shall have been amended in writing to remove the limitation on such transferee's liability thereunder contained in clause (ii) of paragraph 2(b) of the Additional Subsidiary Guarantee or (B) the Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance satisfactory to the Agent describing such sale, lease, transfer or other disposition and certifying the fair market value of the assets to be so sold, leased, transferred or otherwise disposed. Upon the Agent's approval of the certificate described in clause (B) of the preceding sentence, the limitation on the transferee's liability under clause (ii) of paragraph 2(b) of the Additional Subsidiary Guarantee shall automatically increase by an amount equal to the fair market value of the assets described in such certificate. For purposes of the preceding two sentences, if the transferee is a Subsidiary of either Lear Operations Corporation or NAB Corporation, the term transferee in such two sentences shall refer to either Lear Operations Corporation or NAB Corporation, whichever is the parent of such Subsidiary.

                 7.6 Limitation on Sale of Assets. Except as permitted by subsection 7.5, convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired except:

                 (a) obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business; provided that (i) the Net Proceeds of each such transaction are applied to obtain a replacement item or items of property within 90 days of the disposition thereof or (ii) the fair market value of any property not replaced pursuant to clause (i) above shall not exceed $5,000,000 in the aggregate in any one fiscal year of the Borrower;

                 (b)  the sale of inventory in the ordinary course of business;

                 (c)  in a transaction permitted by subsection 7.12;

                 (d) the sale by any Foreign Subsidiary of its accounts receivable; provided that the terms of each such sale are satisfactory in form and substance to the Agent;

                 (e) the sale by any Domestic Loan Party of its accounts receivable; provided that (i) the terms of each such sale are satisfactory in form and substance to the Agent and (ii) the Commitments and the "Commitments" under and as defined in the Existing Credit Agreement are simultaneously reduced pro rata by the amount equal to a percentage to be determined by the Agent of the fair market value (as determined by the Board of Directors (or executive committee thereof) of the Borrower) of such accounts receivable sold;

                 (f)  dispositions of assets not otherwise permitted by clauses
         (a) through (e) above; provided that the fair market value thereof shall not exceed $15,000,000 in the aggregate in any one fiscal year of the Borrower; and

                 (g) the transfer or other disposition of assets permitted pursuant to subsection 7.9(e) to any Subsidiary.

                 7.7 Limitation on Dividends. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock or warrants of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary or permit any Subsidiary to make any payment on account of, or purchase or otherwise acquire, any shares of any class of stock or warrants of the Borrower from any Person except for (a) (i) payment by the Borrower of amounts then owing to management personnel of the Borrower pursuant to the terms of their respective employment contracts, (ii) mandatory purchases by the Borrower of its common stock from Management Investors pursuant to the terms of the Subscription Agreements and Stockholders Agreement and all other expenses required to be incurred by the Borrower pursuant to the terms of the Stockholders Agreement as in effect on the date hereof (iii) additional repurchases by the Borrower of its common stock from Management Investors, and other officers or employees of the Borrower in an amount not to exceed $35,000,000 in the aggregate and (iv) the purchase, redemption or retirement of any shares of any capital stock of the Borrower or options to purchase capital stock of the Borrower in connection with the exercise of outstanding stock options, (b) if no Default or Event of Default has occurred and is continuing (or would occur and be continuing after giving effect thereto) when any such dividend is declared by the Board of Directors of the Borrower, quarterly cash dividends on the Borrower's capital stock not to exceed $2,500,000 in the aggregate per quarter but only to the extent permitted by the terms of the Subordinated Debt and (c) dividends in the form of additional shares of capital stock.

                 7.8 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditures during any fiscal year set forth below not exceeding, in the aggregate for the Borrower and its Subsidiaries, the amount set forth opposite such fiscal year below:

                         Fiscal Year             Amount
                         -----------             ------
                            1996             $185,000,000
                            1997              150,000,000
                            1998              160,000,000
                            1999              135,000,000
                            2000              110,000,000
                            2001              110,000,000;

provided that up to $20,000,000 of any such permitted amount which is not expended in any fiscal year may be carried over for expenditure in any subsequent fiscal year, and provided, further, that up to $5,000,000 of any such permitted amount available to be expended for any subsequent fiscal year may be carried back for expenditure in any fiscal year.

                 7.9 Limitation on Investments, Loans and Advances. Make or suffer to exist any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, or acquire any interest in any Person, except:

                 (a) extensions of trade credit in the ordinary course of business;

                 (b)  investments in Cash Equivalents;

                 (c) investments by Foreign Subsidiaries in high quality investments of a type similar to Cash Equivalents made outside of the United States of America;

                 (d) investments, loans and advances listed on Schedule 7.9, together with any replacements, substitutions or refinancings thereof that do not increase the amount thereof;

                 (e) (i) loans, advances and capital contributions to the Borrower, Subsidiaries (including Foreign Subsidiaries) and Special Affiliates and (ii) loans, advances and capital contributions up to an aggregate amount not to exceed

         $50,000,000 at any time from and after August 17, 1995 to any Special Entity, in each case described in the foregoing clauses (i) and (ii), in the ordinary course of business, and in an aggregate amount for all such investments described in the foregoing clauses (i) and (ii) not to exceed $100,000,000 at any one time from and after August 17, 1995, provided that (x) any loans, advances and capital contributions that are made to the Borrower or any such Subsidiary or Foreign Subsidiary for the sole purpose of the Borrower or such Subsidiary or Foreign Subsidiary making a loan, advance or capital contribution to the Borrower or another Subsidiary or Foreign Subsidiary, shall be deemed to have been made only to the ultimate recipient of such funds and (y) the aggregate amount of loans, advances and capital contributions to Probel S.A. may not exceed $100,000 from and after August 17, 1995;

                 (f) capital contributions, investments, loans, acquisitions or transfers in connection with transactions permitted by subsection 7.5;

                 (g) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

                 (h) (i) loans and advances by any Subsidiary to the Borrower and (ii) loans and advances by any Subsidiary to any other Subsidiary which is a guarantor under any Guarantee;

                 (i) any Foreign Subsidiary may make loans, advances and capital contributions to any other Foreign Subsidiary;

                 (j) any Wholly Owned Subsidiary organized under the laws of any jurisdiction in the United States may make loans, advances and capital contributions to any other Wholly Owned Subsidiary organized under the laws or any jurisdiction in the United States;

                 (k) the acquisition, directly or indirectly, of the stock of CISA not currently owned by the Borrower or its Subsidiaries;

                 (l) loans to Management Investors in connection with stock purchases in an aggregate principal amount not exceeding $4,000,000 at any one time outstanding;

                 (m) capital contributions to any Foreign Subsidiary organized under the laws of Italy in an amount not to exceed $40,000,000;

                 (n) capital contributions to any Foreign Subsidiary organized under the laws of Poland in an amount not to exceed $5,000,000;

                 (o) (i) loans or participating interests in loans made to Lear Italia, provided Lear Italia is permitted to incur such Indebtedness pursuant to subsection 7.2(m) and (ii) investments in high quality debt instruments acceptable to the Agent, having a cost not exceeding the purchase price of the Fiat Seat Business, and which are pledged to secure Indebtedness permitted pursuant to subsection 7.2(m) or Guarantee Obligations permitted pursuant to subsection 7.4(f);

                 (p) the purchase by the Borrower of participating interests in loans to Foreign Subsidiaries; provided that the amount of each such participating interest does not exceed the amount which the Borrower would otherwise be permitted to lend or contribute to such Foreign Subsidiaries pursuant to this subsection 7.9;

                 (q) investments or loans by the Borrower or its Subsidiaries to AIMI or its Subsidiaries to refinance Indebtedness of AIMI and its Subsidiaries outstanding as of August 17, 1995;

                 (r) investments, loans and advances, which were in existence on August 17, 1995, among AIMI and its Subsidiaries;

                 (s) other loans, advances or other investments up to an aggregate amount not to exceed $5,000,000;

                 (t) the contribution by the Borrower to a Subsidiary of the Borrower formed under the laws of the Cayman Islands of loans or participating interests in loans made to Lear Italia and permitted pursuant to paragraph (o) of this subsection 7.9;

                 (u) the acquisition, directly or indirectly, of the capital stock of Masland, provided that (i) such acquisition is on terms (A) satisfactory to the Agent and (B) not materially different from the terms of the Merger Agreement (without giving effect to any amendment, supplement or other modification) and (ii) before and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing;

                 (v) investments or loans by the Borrower or its Subsidiaries to any Subsidiary which was permitted to be acquired pursuant to subsection 7.5; provided that (i) such Subsidiary, unless it is a Foreign Subsidiary, shall have executed and delivered a Guarantor Supplement and the capital stock of such Subsidiary shall have been pledged to the Agent, for the ratable benefit of the Banks, pursuant to a pledge agreement in form and substance satisfactory to the Agent and (ii) the proceeds of such investments or loans are used to refinance such Subsidiary's outstanding Indebtedness; and

                 (w) investments, loans and advances of any Subsidiary which was permitted to be acquired pursuant to subsection 7.5 which are in existence on the date such Subsidiary is acquired by the Borrower or its Subsidiaries.

                 7.10 Limitation on Optional Payments and Modification of Debt Instruments. (a) Prepay, purchase, redeem, retire, defease or otherwise acquire, or make any payment on account of any principal of, interest on, or premium payable in connection with the prepayment, redemption or retirement of any outstanding Subordinated Debt, except that the Borrower may prepay, purchase or redeem Subordinated Debt with the proceeds of the issuance of other subordinated Indebtedness of the Borrower; provided that either (i) the principal terms of such other subordinated Indebtedness are no more restrictive to the Borrower and its Subsidiaries than the principal terms of the Subordinated Notes or (ii) the terms and conditions of the other subordinated Indebtedness are reasonably satisfactory to the Agent or (b) without the consent of the Agent, amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Subordinated Debt (except that without the consent of the Agent or any Bank, the terms of the Subordinated Debt may be amended, modified or changed if such amendment, modification or change would extend the maturity or reduce the amount of any payment of principal thereof, would reduce the rate or extend the date for payment of interest thereon, would eliminate covenants (other than covenants with respect to subordination to Indebtedness under this Agreement) or defaults in such Subordinated Debt or would make such covenants or defaults less restrictive); provided that, notwithstanding any provision contained in this subsection 7.10, if no Default or Event of Default has occurred and is continuing or would occur and be continuing as a result of the following, the Subordinated Debt may be prepaid (A) in an amount equal to the net proceeds of any public offering of common stock of the Borrower occurring after August 17, 1995, (B) in an amount equal to the net proceeds of any subordinated Indebtedness permitted to be issued pursuant to subsection 7.2(b)(iii) and (C) in addition to any prepayment permitted pursuant to clauses (A) and (B) above, in an amount not to exceed $135,000,000 in the aggregate.

                 7.11 Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, the Stockholders Agreement or the Subscription Agreements as in effect on the date hereof, or such transactions are in the ordinary course of the Borrower's or such Subsidiary's business and are upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, however, that the Borrower may engage Lehman Brothers Inc., The Cypress Group, LLC, FIMA or any Affiliate of Lehman Brothers Inc., The Cypress Group, LLC or FIMA as financial advisor, underwriter, broker, dealer-manager or finder in connection with any transaction at the then customary market rates for similar services.

                 7.12 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary except that the Borrower or any Subsidiary may enter into such transactions provided that the fair market value of the real or personal property sold or transferred by the Borrower or such Subsidiary does not exceed $50,000,000 in the aggregate.

                 7.13 Corporate Documents. Amend its Certificate of Incorporation or By-Laws, each as in effect on the Closing Date, in any way adverse to the interests of the Agent and the Banks.

                 7.14 Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                 7.15  Limitation on Restrictions Affecting Subsidiaries.
Enter into any agreement with any Person other than the Banks pursuant hereto which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary or
(d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (i) for any such restrictions existing by reasons of Contractual Obligations listed on
Schedule 7.15 and (ii) with respect to clauses (c) and (d) above, agreements granting a Lien on such Subsidiary's assets which is permitted by subsection 7.3.

                 7.16 Hazardous Materials. Release, discharge or otherwise dispose of any Hazardous Material on any of the Mortgaged Properties or permit the manufacture, storage, transmission or presence of any Hazardous Material over or upon any of the Mortgaged Properties except in accordance in all material respects with all Environmental Laws.

                 7.17 Special Purpose Subsidiary. Permit (a) any Special Purpose Subsidiary to engage in any business other than Receivables Financing Transactions and activities directly related thereto or (b) at any time the Borrower or any of its Subsidiaries (other than a Special Purpose Subsidiary) or any of their respective assets to incur any liability, direct or indirect, contingent or otherwise, in respect of any obligation of a Special Purpose Subsidiary whether arising under or in connection with any Receivables Financing Transaction or otherwise.

                 7.18 Subsidiaries. Create, acquire or otherwise suffer to exist any Subsidiary which was not a direct or indirect Subsidiary on the Closing Date unless either (a) such new Subsidiary is organized under the laws of a jurisdiction within the United States and (i) is party to a Guarantor Supplement and (ii) all of the common stock of such new Subsidiary owned directly or indirectly by the Borrower is pledged to the Agent, for the ratable benefit of the Banks and lenders under the Existing Credit Agreement, pursuant to a pledge agreement in form and substance satisfactory to the Agent or (b) such new Subsidiary is a Foreign Subsidiary; provided that a Special Purpose Subsidiary shall not be required to enter into a Guarantor Supplement pursuant to this subsection 7.18; provided, further, that (I) Masland and its Subsidiaries (as of the date that Masland becomes a Subsidiary) shall not be required to execute and deliver Guarantor Supplements and (II) the common stock of Subsidiaries (as of the date that Masland becomes a Subsidiary) of Masland shall not be required to be pledged to the Agent pursuant to this subsection; provided, still further, that (A) within 15 days after the effectiveness of the Masland Merger, the Borrower shall cause each of Masland's material domestic Subsidiaries (as determined by the Agent) to execute and deliver a Guarantor Supplement and to have its common stock pledged to the Agent, for the ratable benefit of the Banks and the lenders under the Existing Credit Agreement, pursuant to a pledge agreement in form and substance satisfactory to the Agent and (B) the Agent shall receive such legal opinions of counsel to the Borrower as the Agent shall reasonably request in respect of the actions described in the foregoing clause (A).


                 SECTION 8.  EVENTS OF DEFAULT

                 Upon the occurrence of any of the following events:

                 (a) The Borrower shall fail to pay (i) any principal of any Notes when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms thereof or hereof or (ii) any interest on any Notes, or any fee or other amount payable hereunder, within five days after any such interest, fee or other amount becomes due in accordance with the terms thereof or hereof; or

                 (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this

         Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Borrower or any other Loan Party shall default in the observance or performance of (i) any negative covenant contained in
         Section 7 or in any Security Document to which it is a party or (ii) any covenant contained in subsection 6.12; or

                 (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document other than as provided in (a) through (c) above, and such default shall continue unremedied for a period of 30 days; or

                 (e) Any Loan Document shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party shall so assert; or any security interest created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except, in each case, as provided in subsection 10.12; or

                 (f) The Subsidiary Guarantee or the Additional Subsidiary Guarantee shall cease, for any reason, to be in full force and effect, or any guarantor thereunder shall so assert; or

                 (g) The subordination provisions contained in any instrument pursuant to which the Subordinated Debt was created or in any instrument evidencing such Subordinated Debt shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms; or

                 (h) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes), in the payment of any Guarantee Obligation or in the payment of any Interest Rate Agreement Obligation, in any case where the principal amount thereof then outstanding exceeds $20,000,000 beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation or Interest Rate Agreement Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation or Interest Rate Agreement Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or, beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                 (i) (i) The Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (j) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of

         ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

                 (k) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                 (l) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than FIMA, the Merchant Banking Partnerships, The Cypress Group, LLC and the officers and directors of the Borrower) (A) shall have acquired beneficial ownership of 35% or more of any outstanding class of capital stock of the Borrower having ordinary voting power in the election of directors or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (i) above with respect of the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Required Banks, the Agent may, or upon the direction of the Required Banks, the Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) the Agent may, and upon the direction of the Required Banks shall, exercise any and all remedies and other rights provided pursuant to this Agreement and/or the other Loan Documents. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                 SECTION 9.  THE AGENT

                 9.1 Appointment. Each Bank hereby irrevocably designates and appoints Chemical Bank as the Agent of such Bank under this Agreement, and each Bank irrevocably authorizes Chemical Bank, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

                 9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                 9.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, any other Loan Party or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

                 9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Banks (or, when required hereunder, all of the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

                 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                 9.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or the other Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent, the Managing Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent, the Managing Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower and the other Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 9.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

                 9.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                 9.9 Successor Agent. The Agent may resign as Agent upon ten days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrower (which consent shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this subsection 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                 9.10 Intercreditor Agreement. The Banks hereby authorize and direct the Agent to enter into the Intercreditor Agreement and to take actions pursuant to the Security Documents in accordance with the Intercreditor Agreement.


                 SECTION 10.  MISCELLANEOUS

                 10.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents to which the Borrower is a party or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly
(a) extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee, or extend the time of payment of such fee, payable to the Banks hereunder, or reduce the principal amount thereof, or increase the amount of any Bank's Commitment or amend, modify or waive any provision of subsection 2.6 or this subsection 10.1 or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, or release all or substantially all the collateral security under the Security Documents, in each case without the written consent of all the Banks, or (b) amend, modify or waive any provision of Section 9 without the written consent of the then Agent or (c) except as provided in subsection

10.12, release less than all or substantially all of the collateral security under the Security Documents having a fair market value (as determined in good faith by the Board of Directors (or the executive committee thereof) of the Borrower and evidenced by a certificate delivered to the Agent) in excess of $25,000,000 in the aggregate while this Agreement is in effect without the written consent of the Required Banks. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telegraph or telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telegraph or telecopy notice, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1(a) in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                 The Borrower:          Lear Corporation
                                        21557 Telegraph Road
                                        Southfield, Michigan  48034
                                        Attention:  Donald J. Stebbins
                                        Telecopy:   (810) 746-1593

                 The Agent:             Chemical Bank
                                        270 Park Avenue
                                        New York, New York  10017
                                        Attention:  Rosemary Bradley
                                        Telecopy:   (212) 972-0009

; provided that any notice, request or demand to or upon the Agent or the Banks pursuant to subsections 2.3, 2.4, 2.6 and 2.7 shall not be effective until received.

                 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder or under the Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                 10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and reasonable expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Bank and the Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to the Agent and the reasonable fees and disbursements of counsel to the several Banks, and (c) to pay, indemnify, and hold each Bank and the Agent and their respective directors, officers, employees and agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and the other Loan Documents, the use or proposed use by the Borrower of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank as finally determined by a court of competent jurisdiction. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                 10.6 Successors and Assigns; Participations; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

                 (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.9, 2.10, 2.11, 2.12 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

                 (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof, and, subject to the limitations set forth in the proviso to this sentence and with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld) to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment and Acceptance, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrower and the Agent), and delivered to the Agent for its acceptance and recording in the

Register; provided, however, that (i) the Commitment purchased by any such Purchasing Bank that is not then a Bank shall be equal to or greater than $10,000,000 and (ii) the transferor Bank which has transferred part of its Commitment to any such Purchasing Bank shall retain a Commitment, after giving effect to such sale, equal to or greater than $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the transferor Bank has retained a Commitment hereunder, a new Note to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Bank shall be returned by the Agent to the Borrower marked "cancelled".

                 (d) The Agent shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrower and the Agent) together with payment by the Purchasing Bank to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment and Acceptance (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

                 (f) The Borrower authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower and its affiliates which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower and its affiliates prior to becoming a party to this Agreement; provided that the prospective Transferee shall agree to maintain the confidentiality of such information pursuant to subsection 10.10.

                 (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or successor applicable form, as the case may be, certifying in each case that the Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (iii) to furnish to the Agent and the Borrower an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, establishing an exemption from United States backup withholding taxes, and (iv) to agree (for the benefit of the transferor Bank, the Agent and the Borrower) to provide the transferor Bank, the Agent and the Borrower a new Form 4224 or Form 1001 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or from expires or becomes obsolete or after the occurrence of any event requiring change in the most recent letter and from previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Transferee from duly completing and delivering any such letter or from with respect to it and such Transferee advises the transferor Bank, the Agent and the Borrower that it is not capable of receiving payments without any deduction or withholdings of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                 (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                 10.7 Adjustments; Set-off. (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (i) of Section 8, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                 (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and continuance of a Default and any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

                 10.9 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 10.10 Confidentiality. Each Bank agrees to take normal and reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by the Borrower or any Subsidiary in connection with this Agreement; provided, however, that any Bank may disclose such information (a) at the request of any bank regulatory authority or in connection with an examination of such Bank by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the discretion of any other Governmental Authority, (e) to such Bank's Affiliates, independent auditors and other professional advisors or (f) to any Transferee or potential Transferee; provided that such Transferee agrees to comply with the provisions of this subsection 10.10.

                 10.11 Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be, at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto; and

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                 10.12 Release of Collateral. (a) The Banks hereby agree with the Borrower, and hereby instruct the Agent, that if (i) the implied senior long-term unsecured debt securities of the Borrower are rated at least BBB- by Standard and Poor's Ratings Group and at least BAA3 by Moody's Investors Service, Inc., (ii) the Agent has no actual knowledge of the existence of a Default and (iii) the Borrower shall have delivered a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default, the Agent shall, at the request and expense of the Borrower, take such actions as shall be reasonably requested by the Borrower to release its security interest in all collateral held by it pursuant to the Security Documents.

                 (b) The Banks hereby agree with the Borrower, and hereby instruct the Agent, that upon any sale (i) of accounts receivable permitted by this Agreement or (ii) of any assets permitted by subsection 7.6(f) or upon any transfer of assets pursuant to the last sentence of subsection 7.5, the Agent shall release, to the extent necessary, its security interest in such accounts receivable or such assets, as the case may be.

                 (c) The Banks hereby agree with the Borrower and hereby instruct the Agent to release its security interest in assets on which Liens are being created by the Borrower or any Subsidiary as permitted by subsection 7.3(m).

                 (d) Notwithstanding the foregoing, the Agent shall not be required to take any actions pursuant to this subsection 10.12 that would conflict with any requirements of the Existing Credit Agreement.

                 10.13 Conflict. In the event there exists a conflict between provisions in this Agreement and provisions in any other Loan Document, the provisions of this Agreement shall control.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                            LEAR CORPORATION


                            By: /s/
                               -----------------------------------------------
                            Title:

                            CHEMICAL BANK, as Agent and as
                              a Bank


                            By: /s/
                               -----------------------------------------------
                            Title:

                            ABN AMRO BANK N.V., CHICAGO BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE ASAHI BANK, LIMITED


                            By: /s/
                               -----------------------------------------------
                            Title:

                            BANKERS TRUST COMPANY


                            By: /s/
                               -----------------------------------------------
                            Title:

                            BANK OF AMERICA ILLINOIS


                            By: /s/
                               -----------------------------------------------
                            Title:

                            BANK OF MONTREAL


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE BANK OF NEW YORK


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE BANK OF NOVA SCOTIA


                            By: /s/
                               -----------------------------------------------
                            Title:

                            BANQUE PARIBAS


                            By: /s/
                               -----------------------------------------------
                            Title:


                            By: /s/
                               -----------------------------------------------
                            Title:

                            CIBC INC.


                            By: /s/
                               -----------------------------------------------
                            Title:

                            CITICORP USA, INC.


                            By: /s/
                               -----------------------------------------------
                            Title:

                            COMERICA BANK


                            By: /s/
                               -----------------------------------------------
                            Title:

                            COOPERATIEVE CENTRALE RAIFFEISEN -
                               BOERENLEENBANK B.A., "RABOBANK
                               NEDERLAND", NEW YORK BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:


                            By: /s/
                               -----------------------------------------------
                            Title:

                            CREDIT LYONNAIS CHICAGO BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE DAI-ICHI KANGYO BANK, LIMITED -
                                 CHICAGO BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:

                            DEUTSCHE BANK AG, CHICAGO BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:


                            By: /s/
                               -----------------------------------------------
                            Title:

                            DRESDNER BANK AG, CHICAGO AND
                                GRAND CAYMAN BRANCHES


                            By: /s/
                               -----------------------------------------------
                            Title:


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE FIRST NATIONAL BANK OF BOSTON


                            By: /s/
                               -----------------------------------------------
                            Title:

                            FIRST UNION NATIONAL BANK OF NORTH
                               CAROLINA


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE FUJI BANK, LIMITED


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE INDUSTRIAL BANK OF JAPAN, LTD.,
                                CHICAGO BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:

                            KREDIETBANK N.V.


                            By: /s/
                               -----------------------------------------------
                            Title:


                            By: /s/
                               -----------------------------------------------
                            Title:

                            LEHMAN COMMERCIAL PAPER INC.


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE LONG-TERM CREDIT BANK OF JAPAN,
                                 LTD., CHICAGO BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE MITSUBISHI TRUST & BANKING
                            CORPORATION, CHICAGO BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE MITSUI TRUST AND BANKING
                              COMPANY, LIMITED, NEW YORK
                              BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:

                            NATIONSBANK, N.A.


                            By: /s/
                               -----------------------------------------------
                            Title:

                            NBD BANK


                            By: /s/
                               -----------------------------------------------
                            Title:

                            ROYAL BANK OF CANADA


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE SAKURA BANK, LTD


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE SANWA BANK, LIMITED, CHICAGO
                               BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:

                            SOCIETE GENERALE


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE SUMITOMO BANK, LIMITED,
                               CHICAGO BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE TOYO TRUST AND BANKING
                               CO., LTD., NEW YORK BRANCH


                            By: /s/
                               -----------------------------------------------
                            Title:

                            THE YASUDA TRUST & BANKING
                               COMPANY LTD.


                            By: /s/
                               -----------------------------------------------
                            Title:


                            By: /s/
                               -----------------------------------------------
                            Title:

                                                                 SCHEDULE 1.1(a)


                          NAMES AND ADDRESSES OF BANKS


Chemical Bank
270 Park Avenue
New York, NY  10017
Attention:  Rosemary Bradley
Telecopier:      (212) 972-0009
Telephone:       (212) 270-7853

ABN AMRO Bank N.V.
135 South LaSalle Street
Suite 425
Chicago, IL  60674-9135
Attention:       Laurie D. Flom
Telecopier:      (312) 606-8425
Telephone:       (312) 904-2682

The Asahi Bank, Ltd.
1 World Trade Center
Suite 6011
New York, NY  10048-0476
Attention:       James P. Surless
Telecopier:      (212) 432-1135
Telephone:       (212) 912-7041

Bankers Trust
233 South Wacker Drive
Suite 8400
Chicago, IL  60606
Attention:       Thomas Cole
Telecopier:      (312) 993-8218
Telephone:       (312) 993-8051

Bank of America Illinois
231 S. LaSalle Street
Mail Code 939
Chicago, IL  60697
Attention:       Steve Ahrenholz
Telecopier:      (312) 987-5833
Telephone:       (312) 828-1291

Bank of Montreal
115 South LaSalle Street
12th Floor West
Chicago, IL  60603
Attention:       Cecily Mistarz
Telecopier:      (312) 750-4314
Telephone:       (312) 750-4354

Bank of New York
One Wall Street, 22nd Floor
New York, NY  10286
Attention:       Susan Baratta
Telecopier:      (212) 635-6397
Telephone:       (212) 635-6761

The Bank of Nova Scotia
600 Peachtree Street NE
Suite 2700
Atlanta, GA  30308
Attention:       Shannon Law
Telecopier:      (404) 888-8998
Telephone:       (404) 877-1561

Banque Paribas
227 West Monroe
Suite 3300
Chicago, IL  60048
Attention:       Celine Dessureault
Telecopier:      (312) 853-6020
Telephone:       (312) 853-6030

CIBC Inc.
200 W.Madison Street
Suite 2300
Chicago, IL  60606
Attention:       Kent Davis
Telecopier:      (312) 726-8884
Telephone:       (312) 750-8733

Citicorp USA, Inc.
One Court Square
7th Floor, Zone 1
Long Island City, NY  11120
Attention:       Angela Valentin
Telecopier:      (718) 248-7393
Telephone:       (718) 248-8618

Comerica Bank
500 Woodward Avenue
9th Floor
Detroit, MI  48226
Attention:       Cheryl W. Ewers
Telecopier:      (313) 222-3776
Telephone:       (313) 222-9168

Cooperatieve Centrale Raiffeisen -
  Boerenleenbank B.A.,
"Rabobank Nederland", New York Branch
245 Park Avenue
New York, NY  10167
Attention:       Corporate Services Department
Telecopier:      (212) 818-0233
Telephone:       (212) 916-7800

Credit Lyonnais
227 W. Monroe Street
Suite 3800
Chicago, IL  60606
Attention:       Joce Cote
Telecopier:      (312) 641-0527
Telephone:       (312) 220-7303

The Dai-Ichi Kangyo Bank, Ltd.
10 South Wacker Drive
Suite 2600
Chicago, IL  60606
Attention:       Michael D. Pleasants
Telecopier:      (312) 876-2011
Telephone:       (312) 715-6361

Deutsche Bank AG, Chicago Branch
227 West Monroe
Suite 4350
Chicago, Illinois  60606
Attention:       David Berger
Telecopier:      (312) 578-4111
Telephone:       (312) 578-4120

Dresdner Bank AG,
Chicago and Grand Cayman Branches
190 S. LaSalle Street
Suite 2700
Chicago, IL  60506
Attention:       Brian J. Brodeur
Telecopier:      (312) 444-1305
Telephone:       (312) 444-1319

The First National Bank of Boston
100 Federal Street
Mail Stop 01-09-04
Boston, MA  02110
Attention:       Lisa Marshall
Telecopier:      (617) 434-6685
Telephone:       (617) 434-4117

First Union National Bank of North Carolina
One First Union Center
301 S. Collete St., TW-19
Charlotte, NC  28288-0745
Attention:       Glenn Edwards
Telecopier:      (704) 374-2802
Telephone:       (704) 383-3810

The Fuji Bank, Limited
225 West Wacker Drive
Suite 2000
Chicago, IL  60606
Attention:       James Fayen
Telecopier:      (312) 621-0539/419-3677
Telephone:       (312) 621-0397

The Industrial Bank of Japan, Ltd.,
  Chicago Branch
227 West Monroe Street
26th Floor
Chicago, IL  60637
Attention:       John Bowin
Telecopier:      (312) 855-8200
Telephone:       (312) 855-8264

Kredietbank N.V.
125 West 55th Street
10th Floor
New York, NY  10019
Attention:       John Thierfelder
Telecopier:      (212) 956-5580
Telephone:       (212) 541-0727

Lehman Commercial Paper Inc.
c/o Banker's Trust Company
Corporate Trust & Agency Group
4 Albany Street - 10th Floor
New York, NY  10006
Attention:       Chris Pohl
Telecopier:      (212) 250-6151
Telephone:       (212) 250-4984

The Long-Term Credit Bank of
  Japan, Ltd., Chicago Branch
190 S. LaSalle Street
Suite 800
Chicago, IL  60603
Attention:       Yoshio Takai
Telecopier:      (312) 704-8505
Telephone:       (312) 704-2132

The Mitsubishi Trust and Banking
  Corporation, Chicago Branch
311 S. Wacker Dr.
Suite 6300
Chicago, IL  60606
Attention:       Vicki L. Kamm
Telecopier:      (312) 663-0863
Telephone:       (312) 408-6014

The Mitsui Trust and Banking
  Company, Ltd., New York Branch
One World Financial Center
21st Floor
200 Libery Street
New York, NY  10281
Attention:       Nina Landesman
Telecopier:      (212) 945-4170
Telephone:       (212) 341-0429

NationsBank, N.A.
Sears Tower
233 South Wacker Drive
Suite 2800
Chicago, IL  60606
Attention:       Wallace Harris, Jr.
Telecopier:      (312) 234-5601
Telephone:       (312) 234-5626

NBD Bank
611 Woodward Avenue
Detroit, MI  48226
Attention:       Thomas A. Lakocy/Richard Wilson
Telecopier:      (313) 225-2290
Telephone:       (313) 225-2884

Royal Bank of Canada
One North Franklin Street
Suite 700
Chicago, IL  60606
Attention:       Patrick Shields
Telecopier:      (312) 551-0805
Telephone:       (312) 551-1612


The Sakura Bank, Limited
227 W. Monroe Street
Suite 4700
Chicago, IL  60606
Attention:       David Wuertz
Telecopier:      (312) 332-5345
Telephone:       (312) 580-3268

The Sanwa Bank, Limited,
  Chicago Branch
10 South Wacker Drive
31st Floor
Chicago, IL  60606
Attention:       Richard H. Ault
Telecopier:      (312) 346-6677
Telephone:       (312) 368-3011

Societe Generale
181 West Madison Street
Suite 3400
Chicago, IL  60602
Attention:       Gilles Demeulenaere
Telecopier:      (312) 578-5099
Telephone:       (312) 578-5056

The Sumitomo Bank, Limited,
  Chicago Branch
233 South Wacker Drive
Suite 4800
Chicago, IL  60606
Attention:       James C. Beckett
Telecopier:      (312) 876-6436
Telephone:       (312) 876-7794

The Toyo Trust & Banking Co., Ltd.,
  New York Branch
666 Fifth Avenue
33rd Floor
New York, NY  10103-3395
Attention:       Barry Wadler
Telecopier:      (212) 307-3498
Telephone:       (212) 307-3409

The Yasuda Trust & Banking Company, Ltd.
  Chicago Branch
181 West Madison Street
Suite 4500
Chicago, IL  60602
Attention:       Nicholas E. Walz
Telecopier:      (312) 683-3899
Telephone:       (312) 683-3836

                                                                SCHEDULE 1.1(b)


                               SECURITY DOCUMENTS


I.       Guarantee

                  1. Amended and Restated Subsidiary Guarantee, dated as of the date hereof, made by Lear Corporation (Germany) Ltd., Lear Seating Holdings Corp. No. 50, Progress Pattern Corp., Lear Corporation Mendon, LS Acquisition Corporation No. 24, Fair Haven Industries, Inc., ASAA, Inc., Automotive Industries Manufacturing Inc., and PA Acquisition Corp. in favor of the Agent, substantially in the form of Exhibit B.

                  2. Amended and Restated Additional Subsidiary Guarantee, dated as of the date hereof, made by Lear Operations Corporation and NAB Corporation in favor of the Agent, substantially in the form of Exhibit C.

II.      Pledge Agreements

                  1. Amended and Restated Domestic Pledge Agreement, dated as of the date hereof, made by the Borrower, pledging 100% of the stock of Progress Pattern Corp., Lear Corporation Mendon, LS Acquisition Corporation No. 24, Lear Corporation (Germany) Ltd., Lear Seating Holdings Corp. No. 50, Automotive Industries Manufacturing Inc., Lear Operations Corporation, NAB Corporation, PA Acquisition Corp., and 65% of the stock of Lear Corporation Sweden AB, in favor of the Agent, substantially in the form of Exhibit D.

                  2. Amended and Restated Fair Haven Pledge Agreement, dated as of the date hereof, made by LS Acquisition Corporation No. 24, pledging 100% of the stock of Fair Haven Industries, Inc., in favor of the Agent, substantially in the form of Exhibit E.

                  3. Amended and Restated Pledge Agreement, dated as of the date hereof, made by General Panel B.V., pledging 100% of the stock of ASAA, Inc., in favor of the Agent, substantially in the form of Exhibit F.

                  4. Acquisition Pledge Agreement, dated as of the date hereof, made by Acquisition Corp., pledging the Masland Shares from time to time owned by PA Acquisition Corp., in favor of the Agent, substantially in the form of Exhibit G.

                  5. Amended and Restated German Pledge Agreement made by Lear Corporation (Germany) Ltd., pledging 65% of the stock of NS Beteiligungs GmbH, in favor of the Agent, substantially in form and substance satisfactory to the Agent.

                  6. Amended and Restated Mexican Pledge Agreement made by Lear Seating Holdings Corp. No. 50, pledging 65% of the stock of Equipos Automotrices Totales S.A. de C.V., in favor of the Agent, in form and substance satisfactory to the Agent.

                  7. Amended and Restated Pledge Agreement ("Nantissement") made by the Borrower, pledging 65% of the stock of Lear France S.A.R.L., in favor of the Agent, together with the related Confirmation, in form and substance satisfactory to the Agent.

                  8. Amended and Restated Lear Corporation Canada Ltd. Share Pledge Agreement made by the Borrower, pledging 65% of the stock of Lear Corporation Canada Ltd., in favor of the Agent, together with the related Acknowledgment and Confirmation, in form and substance satisfactory to the Agent.

                  9. Amended and Restated Charge Over Shares made by Automotive Industries Manufacturing Inc., charging 65% of the stock of Automotive Industries (Holdings) Limited, in favor of the Agent, in form and substance satisfactory to the Agent.

                  10. Amended and Restated Charge Over Shares made by the Borrower, charging 65% of the stock of RDM Finance, in favor of the Agent, in form and substance satisfactory to the Agent.

III.     Security Agreement

                  1. Amended and Restated Security Agreement, dated as of the date hereof, made by the Borrower, LS Acquisition Corp. No. 14, Lear Seating Holding Corp. No. 50, Progress Pattern Corp., Lear Corporation Mendon, LS Acquisition Corporation No. 24 and Fair Haven Industries, Inc. in favor of the Agent, substantially in the form of Exhibit H.

                  2. Amended and Restated Additional Security Agreement, dated as of the date hereof, made by Lear Operations Corporation and NAB Corporation, in favor of the Agent, substantially in the form of Exhibit I.

                  3. Amended and Restated Second Additional Security Agreement, dated as of the date hereof, made by Automotive Industries Manufacturing Inc., in favor of the Agent, substantially in the form of Exhibit J.

IV.      Mortgages

                  1. Mortgage on property located in Mendon, Michigan from Lear Corporation Mendon to the Agent, in form and substance satisfactory to the Agent.

                  2. Mortgage on property located in Fenton, Michigan from Lear Corporation to the Agent, in form and substance satisfactory to the Agent.

                  3. Mortgage on property located in Southfield, Michigan from Progress Pattern Corp. to the Agent, in form and substance satisfactory to the Agent.

                  4. Mortgage on property located in Romulus, Michigan, from Lear Corporation to the Agent, in form and substance satisfactory to the Agent.

                  5. Mortgage on property located in Detroit, Michigan, from Lear Corporation to the Agent, in form and substance satisfactory to the Agent.

                  6. Deeds of Trust on fee property located in Morristown, Tennessee, from Lear Operations Corporation to a Trustee, for the benefit of the Agent, in form and substance satisfactory to the Agent.

                  7. Mortgage on property located in Janesville, Wisconsin, from Lear Operations Corporation to the Agent, in form and substance satisfactory to the Agent.

                  8. Mortgage on property located in Hammond, Indiana, from Lear Operations Corporation to the Agent, in form and substance satisfactory to the Agent.

                                                                SCHEDULE 1.1(c)


                              MORTGAGED PROPERTIES

Location
Building Size                                         Land Size
- -------------                                         ---------
(Sq. Ft.)                                             (Acres)

1.       21557 Telegraph Road                         11.71
         Southfield, Michigan
         a.  70,000 sq. ft.
         b.  65,500 sq. ft.
         c.  19,000 sq. ft

2.       4600 Nancy Avenue                            9.0
         Detroit, Michigan
         156,800 sq. ft.

3.       36300 Eureka Road                            N/A
         Romulus, Michigan
         89,600 sq. ft.

4.       36310 Eureka Road                            N/A
         Romulus, Michigan
         88,200 sq. ft.

5.       340 Fenway Drive                             10.2
         Fenton, Michigan
         75,800 sq. ft.

6.       236 West Clark Street                        18.0
         Mendon, Michigan
         168,500 sq. ft.

7.       325 Industrial Avenue                        20.0
         Morristown, Tennessee
         (owned property)
         235,900 sq. ft.

8.       3708 Enterprise Drive                        N/A
         Janesville, Wisconsin
         120,000 sq. ft.

9.       1401 165th Street                            N/A
         Hammond, Indiana
         85,000 sq. ft.

                                                                   SCHEDULE 2.1


                                   COMMITMENTS

Bank                                                     Commitment
- ----                                                     ----------
CHEMICAL BANK                                         $  9,200,000.00

ABN AMRO BANK N.V., CHICAGO BRANCH                    $  8,800,000.00

THE ASAHI BANK, LIMITED                               $  8,800,000.00

BANKERS TRUST COMPANY                                 $  8,800,000.00

BANK OF AMERICA ILLINOIS                              $  8,800,000.00

BANK OF MONTREAL                                      $  8,800,000.00

THE BANK OF NEW YORK                                  $  8,800,000.00

THE BANK OF NOVA SCOTIA                               $  8,800,000.00

BANQUE PARIBAS                                        $  8,800,000.00

CIBC INC.                                             $  8,800,000.00

CITICORP USA, INC.                                    $  8,800,000.00

COMERICA BANK                                         $  8,800,000.00

COOPERATIEVE CENTRALE RAIFFEISEN -
  BOERENLEENBANK B.A., "RABOBANK
  NEDERLAND", NEW YORK BRANCH                         $  6,000,000.00

CREDIT LYONNAIS CHICAGO BRANCH                        $  8,800,000.00

THE DAI-ICHI KANGYO BANK, LIMITED -
  CHICAGO BRANCH                                      $  6,000,000.00

DEUTSCHE BANK AG, CHICAGO BRANCH                      $  8,800,000.00

DRESDNER BANK AG, CHICAGO AND
  GRAND CAYMAN BRANCHES                               $  8,800,000.00

THE FIRST NATIONAL BANK OF BOSTON                     $  8,800,000.00

FIRST UNION NATIONAL BANK OF NORTH
  CAROLINA                                            $  8,800,000.00

THE FUJI BANK, LIMITED                                $  8,800,000.00

THE INDUSTRIAL BANK OF JAPAN, LTD.,
  CHICAGO BRANCH                                      $  8,800,000.00

Bank                                                     Commitment
- ----                                                     ----------
KREDIETBANK N.V.                                      $  8,800,000.00

LEHMAN COMMERCIAL PAPER INC.                          $  8,800,000.00

THE LONG-TERM CREDIT BANK OF JAPAN,
  LTD., CHICAGO BRANCH                                $  8,800,000.00

THE MITSUBISHI TRUST & BANKING
  CORPORATION, CHICAGO BRANCH                         $  8,800,000.00

THE MITSUI TRUST & BANKING COMPANY,
  LIMITED, NEW YORK BRANCH                            $  6,000,000.00

NATIONSBANK, N.A.                                     $  8,800,000.00

NBD BANK                                              $  8,800,000.00

ROYAL BANK OF CANADA                                  $  8,800,000.00

THE SAKURA BANK, LTD                                  $  8,800,000.00

THE SANWA BANK, LIMITED, CHICAGO
  BRANCH                                              $  8,800,000.00

SOCIETE GENERALE                                      $  8,800,000.00

THE SUMITOMO BANK, LIMITED,
  CHICAGO BRANCH                                      $  8,800,000.00

THE TOYO TRUST AND BANKING
  CO., LTD., NEW YORK BRANCH                          $  8,800,000.00

THE YASUDA TRUST & BANKING
  COMPANY LTD.                                        $  8,800,000.00

                                                      ---------------
                                                      $300,000,000.00
                                                      ===============

                                                                  SCHEDULE 5.14


            SUBSIDIARIES, DIVISIONS, PARTNERSHIPS AND JOINT VENTURES
                               OF Lear Corporation

DOMESTIC SUBSIDIARIES:

                                          Jurisdiction of
             Name of Entity                Incorporation   Number of Shares   Stock Ownership    Record Holder
             --------------                -------------   ----------------   ---------------    -------------
Lear Corporation (Germany) Ltd.               Delaware       100 Common            100%        Lear Corporation
Lear Seating Holdings Corp. No. 50            Delaware       100 Common            100%        Lear Corporation
Progress Pattern Corp.                        Delaware       100 Common            100%        Lear Corporation
LS Acquisition Corporation No. 24             Delaware       100 Common            100%        Lear Corporation
Fair Haven Industries, Inc.                   Michigan       19,600 Common         100%        LS Acquisition Corporation No. 24
Lear Corporation Mendon                       Delaware       100 Common            100%        Lear Corporation
Lear Operations Corporations                  Delaware       100 Common            100%        Lear Corporation
NAB Corporation                               Delaware       100 Common            100%        Lear Corporation
General Panel B.V.                           Wisconsin       100 Common            100%        ASAA International, Inc.
Automotive Industries Manufacturing Inc.      Delaware       100 Common            100%        Lear Corporation
Capital Plastics of Ohio, Inc.                  Ohio         100 Common            100%        Automotive Industries Manufacturing
                                                                                               Inc.
ASAA International, Inc.                      Delaware       100 Common            100%        Automotive Industries Manufacturing
                                                                                               Inc.
ASAA, Inc.                                   Wisconsin       100 Common            100%        General Panel B.V.
American Wood Stock Company, Inc.            Wisconsin       100 Common            100%        ASAA, Inc.
ASAA Technologies, Inc.                      Wisconsin       100 Common            100%        ASAA, Inc.
Snider Mold Company, Inc.                    Wisconsin       100 Common             60%        ASAA, Inc.
Fibercraft/DESCan Engineering, Inc.           Delaware       100 Common            100%        Automotive Industries Manufacturing
                                                                                               Inc.
Automotive Industries Sales, Inc.             Michigan       100 Common            100%        Automotive Industries Manufacturing
                                                                                               Inc.
Surf City, Inc.                               Michigan       100 Common            100%        Automotive Industries Manufacturing
                                                                                               Inc.

FOREIGN SUBSIDIARIES:

                                                Jurisdiction of
              Name of Entity                      Organization   Stock Ownership     Record Holder
              --------------                      ------------   ---------------     -------------
Lear Corporation Sweden AB (f/k/a Lear Seating       Sweden           100%        Lear Corporation
Sweden AB)
Lear Holdings S.A. de C.V. (f/k/a Equipos            Mexico           81.4%       Lear Seating Holdings Corp. No. 50
Automotrices Totales S.A. de C.V.)
Lear Holdings S.A. de C.V. (f/k/a Equipos            Mexico           18.6%       Lear Corporation
Automotrices Totales S.A. de C.V.)
Lear Corporation Mexico S.A. de C.V. (f/k/a          Mexico            99%        Lear Holdings S.A. de C.V.
Centrel de Industrias S.A. de C.V.)
Lear Corporation Canada Ltd.                         Canada           100%        Lear Corporation
Intertrim S.A. de C.V.                               Mexico           99.5%       Lear Corporation
NS Beteiligungs GmbH                                Germany           100%        Lear Corporation (Germany) Ltd.
NS Drahtfedern GmbH                                 Germany           100%        NS Beteiligungs GmbH
Lear Corporation GmbH                               Germany           100%        NS Drahtfedern GmbH
Lear France SARL                                     France           100%        Lear Corporation
Societe No Sag Francaise                             France            56%        Lear France SARL
Somby S.A.                                           France           100%        Societe No Sag Francaise
Automotive Industries (Holdings) Ltd.                 U.K.            100%        Automotive Industries Manufacturing Inc.
Favesa S.A. de C.V.                                  Mexico           91.5%       Lear Holdings S.A. de C.V.
Favesa S.A. de C.V.                                  Mexico           8.5%        Lear Corporation
Lear Seating (SA) (Pty) Ltd.                      South Africa        100%        Lear Corporation
Lear Seating Italia Holdings S.r.L.                  Italy             10%        Lear Corporation
Lear Corporation Italia Sud S.p.A.                   Italy            100%        Lear Seating Italia S.p.A
Lear Corporation Italia S.p.A                        Italy            100%        Lear Seating Italia Holdings, S.r.L.
Lear Services Ltda.                                  Brazil           100%        Lear Corporation
Lear Poland Z o.o.                                   Poland           100%        Lear Corporation
R D M Finance                                    Cayman Island        100%        Lear Corporation
Plastifol Holding GmbH                              Germany           100%        Automotive Industries Manufacturing Inc
Plastifol Property GmbH                             Germany           100%        Plastifol Holdings GmbH
Plastifol Verwaltungs GmbH                          Germany           100%        Plastifol Property GmbH
Lear Corporation Sweden                              Sweden           100%        Lear Corporation
Manfred Rothe Verwalungs GmbH                       Germany           100%        Plastifol Property GmbH
Plastifol Manfred Rothe Iberia S.A.                  Spain            71.4%       Plastifol Property GmbH

                                                Jurisdiction of
              Name of Entity                      Organization   Stock Ownership     Record Holder
              --------------                      ------------   ---------------     -------------
AVB Anlagen und Vorrichtungsban GmbH                Germany            55%        Plastifol Holding GmbH
Plastifol Beteiligungs GmbH                         Germany           100%        Plastifol Holding GmbH
Guildford Kast Plastifol Dynamics Ltd.                U.K.            33.3%       Plastifol Beteiligungen GmbH
Automotive Industries (U.K.) Ltd.                     U.K.            100%        Automotive Industries (Holdings) Ltd.
Simplay Ltd.                                          U.K.            100%        Automotive Industries (U.K.) Ltd.
Davart Group Ltd.                                     U.K.            100%        Automotive Industries (U.K.) Ltd.
John Cotton (Plastics) Ltd.                           U.K.            100%        Davart Group Ltd.
Interiores Automotrices Summa, S.A. de C.V.          Mexico            40%        ASAA, Inc.
AII Automotive Industries Canada, Inc.              Ontario           100%        Automotive Industries Manufacturing Inc.
Lear Corporation Australia Pty. Ltd.               Australia          100%        Lear Corporation
Interiores Para Autos, S.A. de C.V.                  Mexico           100%        Interiores Auto Matricies Summa S.A. de C.V.
Autoriums S.A. de C.V.                               Mexico           100%        Interiores Auto Metricies Summa S.A. de C.V.
Lear Corporation (U.K.) Ltd.                          U.K.            100%        Automotive Industries (Holdings) Ltd.
Lear Corporation Austria GmbH                       Austria           100%        NS Beteiligungs GmbH
Rael MabelsgmbH                                     Austria           100%        NS Beteiligungs GmbH
Ramco Investments Limited                            India            100%        Lear Corporation
Lear Seating Private Limited                         India            100%        Lear Corporation
Automotive Industries Export Ltd.                   Barbados          100%        Automotive Industries Manufacturing Inc.

PARTNERSHIPS/JOINT VENTURES:

                                                   Jurisdiction of
              Name of Entity                         Organization       Stock Ownership          Record Holder
              --------------                         ------------       ---------------          -------------
PARTNERSHIPS
Lear Corporation Austria GmbH & Co. KG                 Austria                99%            NS Beteiligungs GmbH
                                                                              1%             Lear Corporation Austria GmbH
Lear Corporation GmbH & Co. KG                         Germany             Gen'l Pt          NS Drahtfedern GmbH
                                                                            Lim. Pt          Lear Corporation GmbH
Plastifol GmbH & Co. KG                                Germany             Gen'l Pt.         Plastifol Verwaltungs GmbH
Plastifol GmbH & Co. KG                                Germany             Lim. Pt.          Plastifol Property GmbH

JOINT VENTURES AND MINORITY INTERESTS
General Seating of America                            Michigan              35% (a)          Lear Corporation
General Seating of Canada                              Canada               35% (a)          Lear Corporation Canada Ltd.
Pacific Trim Corporation Ltd.                         Thailand                20%            Lear Corporation
Probel S.A.                                            Brazil               30.86%           Lear Corporation Canada Ltd.
Lear Seating Corporation (Thailand)                   Thailand                49%            Lear Corporation
Lear Corporation de Brasil Ltd.                        Brazil               50.01%           Lear Corporation
Markol Otomotiv Yan Sanayi Ve Ticaret Anonim A.S.      Turkey                 35%            Lear Corporation
Industrias Cousin Freres S.L.                           Spain               49.99%           Lear Corporation Italia S.p.A.
Lear do Brasil, Ltda.                                  Brazil                 75%            Lear Corporation
Tekno Seating S.A.                                    Argentina               50%            Lear Corporation
Tapizados Lear S.A.                                   Argentina               79%            Lear Corporation
Industrias Leel de Argentina, S.A.                    Argentina               50%            Lear Corporation

DIVISIONS (b):
Automotive Industries or AI Division
Ford Division
GM or General Motors Division
BMW Division
Chrysler Division
Components Divisions

- -----------------------------

(a) An option exists whereby General Motors Corporation may purchase five percent (5%) of the issued shares from Lear Corporation and Lear Corporation Canada Ltd.

(b) The Borrower sometimes refers to its principal operations as divisions.

IN CONNECTION WITH THE ACQUISITION, THE FOLLOWING ENTITIES WILL BE ACQUIRED:

                                      Jurisdiction of
Name of Entity                        Incorporation                 Stock Ownership       Record Holder
- --------------                        -------------                 ---------------       -------------
Masland Corporation                   Delaware                            100%            Lear Corporation
MSLD Group, Ltd.                      Delaware                            100%            Masland Corporation
Masland Industries, Inc.              Delaware                            100%            MSLD Group, Ltd.
Precision Fabrics Group, Inc.         North Carolina                      29%             Masland Industries, Inc.
Masland Transportation, Inc.          Delaware                            100%            Masland Industries, Inc.
Masland Acoustic Components, Inc.     Delaware                            100%            Masland Industries, Inc.
Masland Technologies Corporation      Delaware                            100%            Masland Industries, Inc.
Masland of Wisconsin, Inc.            Delaware                            100%            Masland Industries, Inc.
Masland International, Inc.           Delaware                            100%            Masland Industries, Inc.
Masland Industries Foreign Sales
  Corp.                               U.S. Virgin Islands                 100%            Masland International, Inc.
Amtex Inc.                            Pennsylvania                        50%             Masland International, Inc.
Masland Industries of Canada Limited  Ontario                             100%            Masland Industries, Inc.
EIMA (Mexico)                         Mexico                              75%             Masland International, Inc.
CIMA Toluca                           Mexico                              40%             Masland Industries, Inc.
                                                                          60%             EIMA (Mexico)
CIMA                                  Mexico                              98%             Masland Industries, Inc.
                                                                           2%             EIMA (Mexico)
Masland (UK) Limited                  U.K.                                100%            Masland International, Inc.
Sommer Masland (UK) Limited           U.K.                                50%             Masland (UK) Limited

                                                                  SCHEDULE 5.18


                               HAZARDOUS MATERIAL

                  The facility at Mendon, Michigan was contaminated with Hazardous Materials in several areas.

                  1. Soil beneath one of the plant buildings was contaminated with heavy metals as the result of spills from the former electroplating operation and leaks in the floor. The Borrower excavated the most heavily contaminated soil and signed a "Declaration of Restrictions/Consent Agreement" with MDNR, which requires maintenance of an impermeable cap (i.e., the current concrete floor) over the contaminated area.

                  2. The Borrower believes that it has completed all of the capital expenditures necessary to remedy the soil and groundwater contamination identified at the Mendon plant. Monitoring wells indicate that there has been no migration of contamination toward a drinking water well located approximately one quarter of a mile from the plant, but it is remotely possible that MDNR will require the Borrower to undertake additional remediation actions as a precaution.

                                                                SCHEDULE 7.2(s)


                              EXISTING INDEBTEDNESS


1. Indebtedness evidenced by the Indenture dated as of July 15, 1992, relating to the Borrower's 11-1/4% Senior Subordinated Notes, in an aggregate principal amount of $125,000,000, plus accrued and unpaid interest.

2. Indebtedness evidenced by the Indenture dated February 1, 1994, relating to the Borrower's 8 1/4% Subordinated Notes, in an aggregate principal amount of $145,000,000, plus accrued and unpaid interest.

3. Indebtedness of Lear Corporation Canada Ltd. under its revolving loan facility with The Bank of Nova Scotia in the principal amount up to $25,000,000 (Canadian), plus accrued and unpaid interest.

4. Indebtedness of NS Beteiligungs GmbH to Industriekreditbank AG-Deutsch Industriebank in the principal amount of DM 9,500,000, plus accrued and unpaid interest.

5. Indebtedness in Germany to the city of Eisenach, Germany, relating to a land purchase in Eisenach, Germany, in the principal amount of DM 429,000, plus accrued and unpaid interest.

6. Indebtedness in Austria to Sparkasse under a working capital credit line in the principal of up to ATS 20,000,000, plus accrued and unpaid interest.

7. Indebtedness in Mexico to Internacional under a note payable facility for working capital in the principal amount up to $15,000,000, plus accrued and unpaid interest.

8. Indebtedness in Mexico to Bancomer, FINAC, Banamex and Citibank under a note payable facility for working capital in the principal amount up to 45,000,000 Mexican pesos and $15,325,000, plus accrued and unpaid interest.

9. Indebtedness of Lear Corporation Sweden AB to SE Banken under a working capital credit facility in the principal amount up to SEK 6,500,000, plus accrued and unpaid interest.

10. Indebtedness of the Borrower to NBD Bank, N.A. under a capitalized lease in the amount of $47,399.

11. Indebtedness of the Borrower to the City of Hammond, Indiana under the loan agreement dated July 1, 1994, in the principal amount of $9,500,000, plus accrued and unpaid interest.

12. Indebtedness of the Borrower to Development Authority of Clayton County, Georgia under a loan agreement dated September 16, 1994, in the principal amount of $9,500,000, plus accrued and unpaid interest.

13. Indebtedness of Lear Seating Canada, Ltd. to the government of the Province of Ontario, Canada under a loan agreement, dated January 27, 1993, in the principal amount up to $2,500,000 (Canadian), plus accrued and unpaid interest.

14. Indebtedness of Lear Seating Canada, Ltd. to the government of the Province of Ontario, Canada under a loan agreement, in the principal amount up to $2,000,000 (Canadian), plus accrued and unpaid interest.

15. Indebtedness of Favesa to Citibank evidenced by a promissory note dated October 31, 1994 in the principal amount of $15,000,000, plus accrued and unpaid interest.

16. Indebtedness of the Borrower to AFCO under a loan agreement dated October 31, 1994 in a principal amount of approximately $1,400,000, plus accrued and unpaid interest.

17. Indebtedness of Lear Italia to Ministro dell'Industria Commercio E Artignato of approximately Lit 610,000,000, plus accrued and unpaid interest.

18. Indebtedness of Lear Italia to Inpool B.N.L. and Efibanca of approximately Lit 3,200,000,000, plus accrued and unpaid interest.

19. Indebtedness of the Borrower to Gilardini S.p.A. of approximately Lit 20,000,000,000 under a Stock Purchase Agreement, plus accrued and unpaid interest.

20. Indebtedness of Lear Seating Italia Holdings S.r.L. to San Paolo di Torino, Banca Commerciale Italiana, Credito Italiano, Banca Nazionale del Lavono, Banca di Roma and Cassa di Resp. di Parma e Piacenza for working capital in the principal amount of up to Lit 12,500,000,000, plus accrued and unpaid interest.

21. Indebtedness of Lear Seating Australia Pty. Ltd. to Citibank for working capital in the principal up to AUD $2,000,000, plus accrued and unpaid interest.

22. Indebtedness of NS Beteiligungs GmbH to Dresdner Bank under trade acceptance facilities for working capital of up to DM 1,350,000, plus accrued and unpaid interest.

23. Indebtedness of Lear Seating Italia SUD, S.p.A. to the Italian government and various financial institutions (including EFI Banca) under a term loan for approximately Lit 15,478,000, plus accrued and unpaid interest.

24. Indebtedness in Mexico to Bancomer under capital leases of approximately MPS 661,332, plus accrued and unpaid interest.

25. Working capital indebtedness of Lear Seating (Indonesia) Pty Ltd. in the aggregate principal amount of up to $4,000,000, plus accrued and unpaid interest.

26.      Strasburg, VA

         Computer Lease From: NCC Leasing, Inc.-Sub. of NCR
         (5 Years) 60 months @ $3,678.24                                 $7,394
         (9/90-8/95)

27.      Corporate

         Blow Molding Machines from CIT Group/Equipment Financing, Inc.
         (5 Years) 60 months @ $92,666.48                            $1,925,677
         (12/91-11/96)
         Orig.-$4,500,000

28.      Snider Mold

         First National Leasing - division of M and I Bank
         (5 Years) 60 months @ $8,038                                   $61,811
         (4/91-3/96)

29.      First National Leasing - division of M and I Bank
         (5 Years) 60 months @ $5,920                                   $28,768
         (10/90-9/95)

Automotive Industries U.K. (amounts in British Pounds)

30.      Press Equipment
         Bank: Barclays Mercantile
         (5 Years) 20 quarters @ (pound sterling)32,153 (pound sterling)391,917 From 3/94
         Orig.-(pound sterling)538,485

31.      Pume Extraction Plant
         Bank: Barclays Mercantile
         (5 Years) 20 quarters @(pound sterling)26,904    (pound sterling)4,353
         From 12/90
         Orig.-(pound sterling)388,000

32.      CAD System
         Bank: Barclays Mercantile
         (5 Years) 20 quarters @(pound sterling)14,810 (pound sterling)155,106 From 7/93
         Orig.-(pound sterling)245,695

33.      Press & General Production
         Bank: Barclays Mercantile
         (5 Years) 20 quarters @(pound sterling)68,801 (pound sterling)886,691 From 10/94
         Orig.-(pound sterling)1,086,727

34.      Press & General Production
         Bank: Forward Asset Finance
         (5 Years) 20 quarters @(pound sterling)60,203 (pound sterling)827,138 From 11/94
         Orig.-(pound sterling)966,347

35.      Press & General Production
         Bank: Barclays Mercantile
         (5 Years) 20 Quarters @(pound sterling)147,539
                                                      (pound sterling)2,083,493
         From 2/95
         Orig.-(pound sterling)2,315,727

36.      Door Panel Assembly Equipment
         Bank: Forward Asset Finance
         (5 Years) 20 quarters @(pound sterling)22,183 (pound sterling)304,048 From 12/94
         Orig.-(pound sterling)355,000

37.      Door Panel Press
         Bank: Forward Asset Finance
         (5 Years)   1 quarter @(pound sterling)160,589
                                                      (pound sterling)1,092,044
                     3 quarters @(pound sterling)57,738
                     16 quarters @ (pound sterling)79,126
         From 2/95
         Orig.-(pound sterling)1,283,071

38.      Door Panel Press
         Bank: Forward Asset Finance
         (5 Years) 20 quarters @(pound sterling)3,115    (pound sterling)45,442
         From 2/95
         Orig.-(pound sterling)49,422

39.      Laminate Cutting Equipment
         Bank: Forward Asset Finance
         (5 Years) 20 quarters @(pound sterling)7,277    (pound sterling)91,764
         From 2/95
         Orig.-(pound sterling)106,316

40.      Advance Progress payments to be Converted to a Lease by December 1995
                                                        (pound sterling)243,196

41.      2 Injection Molding Machines                    (pound sterling)30,825
         Bank: Barclays Mercantile
         (5 Years) 20 quarters @ (pound sterling)4,078

42.      Injection Molding Machine                      (pound sterling)497,855
         Bank: Lombard North Central
         (5 Years) 20 quarters @ (pound sterling)46,817
         From 10/93
         Orig. (pound sterling)795,394

43.      Injection Molding Machine                       (pound sterling)30,694
         Bank: Lombard North Central
         (5 Years) 20 quarters @ (pound sterling)2,009
         From 3/94
         Orig. (pound sterling)795,394

44.      Injection Molding Machines                      (pound sterling)83,164
         Bank: Lombard North Central
         (5 Years) 20 quarters @ (pound sterling)6,231
         From 7/94
         Orig. (pound sterling)100,992

Fibercraft/DESCon

45.      5 Copiers
         Leased From: Ervin Leasing
         Monthly @ $2,566.88                                            $82,611

46.      2 Vehicles
         Leased From: Ford Motor Credit
         Monthly @ $1,042.05                                            $14,183

47. $1,213,333 aggregate principal amount of ASAA Technologies, Inc. mortgage loan issue to Associated Bank Lakeshore, N.A. due December 20, 1997 secured by a first mortgage on the ASAA Tech Center facility.

48. Indebtedness of AIHI to CSM in the amount of $4,726,000 plus accrued and unpaid interest.

49. Indebtedness of AIMI to O'Sullivan in the amount of $3,870,000 plus accrued and unpaid interest.

50. Credit Agreement in the aggregate principal amount of up to (pound sterling)6,600,000 among John Cotton (Colne) Ltd., Simplay Ltd., Davart Group Ltd., John Cotton (Plastics) Ltd. and Midland Bank plc, plus accrued and unpaid interest.

51. Industrial Revenue Bonds in the aggregate principal amount of up to $3,800,000, payable by ASAA International, Inc. ("ASAA") to the Commonwealth of Virginia, plus accrued and unpaid interest.

52. Promissory Note in the aggregate principal amount of $4,900,000 payable to a former sales representative of ASAA, plus accrued and unpaid interest.

Gulfstream Automotive

53.      Forklift and Accompanying Batteries and Charger
         Leased From: World Omni Leasing, Inc.
         (Lease Assigned to Associated leasing, Inc.)
         (5 Years) 60 months @ $545.43                                   $6,000
         (6/91 - 5/96)
         Orig.-$32,725.80

54.      Forklift
         Leased From: World Omni Leasing, Inc.
         (Lease Assigned to Associated Leasing, Inc.)
         (5 Years) 60 months @ $545.43                                   $7,636
         (9/91 - 8/96)
         Orig.-$32,725.80

55.      Forklift
         Leased From: World Omni Leasing, Inc.
         (Lease Assigned to Associated Leasing, Inc.)
         (5 Years) 60 months @ $545.43                                   $7,636
         (9/91 - 8/96)
         Orig.-$32,725.80

56.      Forklift Leased From: Toyota Motor Credit Corp.
         Leased From: Toyota Motor Credit Corp.
         39 months @ $405.25                                               $811
         (6/92 - 8/95)
         Orig.-$60,204.85

57.      3 Forklifts and Accompanying Batteries and Chargers
         Leased From: Toyota Motor Credit Corp.
         (5 Years) 60 months @ $1,636.33                                $16,363
         (5/91 - 4/96)
         Orig.-$98,179.80

58.      2 Forklifts and Accompanying Batteries and Chargers
         Leased From: Toyota Motor Credit Corp.
         (5 Years) 60 months @ $1,029.14                                 $1,029
         (8/90 - 7/95)
         orig.-$61,748.40

59. $2,058,189 aggregate principal amount of ASAA Technologies, Inc. 0% Industrial Facilities Agreement issued to Cumberland Plateau Planning District Commission and Cumberland Plateau Company due November 1, 2004.

                                                                SCHEDULE 7.2(t)


                                AIMI INDEBTEDNESS


1. Amended and Restated Credit Agreement, in the aggregate principal amount of up to $175 million, as amended among Automotive Industries, Inc. ("AI"), the financial institutions party thereto and The Bank of Nova Scotia and Bank of America Illinois, as agents, plus accrued and unpaid interest.

2. $39,508,007 aggregate principal amount of the 8.75% Senior Notes due April 3, 2000, plus accrued and unpaid interest.

3. $65,000,000 aggregate principal amount of the 8.89% Senior Notes, plus accrued and unpaid interest.

4.       Shareholder Buyout in the amount of $29,232.

5. Swap-Hedge Agreements between AI and Bank of America National Trust and Savings Association.

6. $4,750,000 aggregate principal amount of Fibercraft/DESCon Engineering, Inc. ("Fibercraft") 6.5% exchangeable subordinated promissory notes issues to sellers in connection with the acquisition of Fibercraft.

                                                                    SCHEDULE 7.9


                    EXISTING INVESTMENTS, LOANS AND ADVANCES


1. Capital contribution by Lear Corporation Germany Ltd. to NS Beteiligungs GmbH in the amount of DM 12,884,155.

2. Capital contribution by Lear Corporation to NS Beteiligungs GmbH in the amount of $6,000,000.

3. Capital contribution by Lear Corporation to NS Beteiligungs GmbH in the amount of $4,000,000.

4. Capital contribution by Lear Corporation to NS Beteiligungs GmbH in the amount of $10,825,000.

5. Equity Investment by Lear Seating Holdings Corp. No. 50 in Central de Industrias S.A. de C.V. in the amount of $13,113,000.

6. Equity Investment by Lear Seating Holdings Corp. No. 50 in Central de Industrias S.A. de C.V. in the amount of $15,589,000.

7. Equity Investment by Lear Corporation in Lear Corporation Sweden AB in the amount of $1,500,000.

8. Capital contribution by Lear Corporation to Lear Corporation Sweden AB in the amount of $3,905,000.

9. Equity investment by LS Acquisition Corporation No. 24 in Fair Haven Industries, Inc. in the amount of $750,000.

10. Equity Investment by LS Acquisition Corporation No. 24 in Fair Haven Industries, Inc. in the amount of $600,000.

11. Equity Investment by Lear Corporation in General Seating of America, Inc. in the amount of $600,000.

12. Equity Investment by Lear Corporation Canada Ltd. in General Seating of Canada, Ltd. in the amount of $1,800,000 (Canadian).

13. Capital contribution by Lear Corporation in Lear Corporation (U.K.) Ltd. in the amount of $3,890,000.

14. Equity investment in Pacific Trim Corporation Ltd. (Thailand) by Lear Corporation in the amount of $223,000.

15. Capital contribution by Lear Corporation to subsidiaries organized under the laws of Austria in the amount of $50,000.

16. Capital contribution by Lear Corporation to Lear France E.U.R.L. in the amount of Fr 50,000.

17. Capital contribution and a loan by Lear Corporation to Lear Seating Australia PTY Ltd. in the amounts of $1,554,404 and $1,978,119, respectively.

18. Equity investment by Lear Corporation to Lear Seating Sweden AB of approximately SEK $3,000,000.

19. Capital contribution by Lear Corporation to Equipos Automotrices Totales S.A. de C.V. to finance the acquisition of the North American Business of the Ford Motor Company of approximately $11,613,691.

20. Capital contribution by Lear Corporation to LS (Thailand) Corp. Ltd. in the amount of $1,974,715.

21. Equity investment by LS Acquisition Corp. No. 14 in Lear Seating Italia Holdings, S.r.L. in the amount of Lit 159,259,048.

22. Equity investment by Lear Corporation into Lear Seating Italia Holdings, S.r.L. in the amount of Lit 47,537,700,000.

23. Loan from Lear Corporation to Lear Seating Italia Holdings, S.r.L. in the amount of Lit 902,384,223, plus accrued and unpaid interest.

24. Equity investment by Lear Corporation to Markol A.S. (Turkey) in the amount of Lit 691,000,000.

25. Equity investment by Lear Corporation in Sepi Poland S.p.Z.o.o. in the amount of Lit 5,530,000,000.

26. Equity contribution by Lear Corporation to LS Services Ltd. (Brazil) in the amount of $217,597.

27. Equity investment by Lear Corporation in Lear Seating Inespo Comercial Do Brasil, Ltd. in the amount of $536,588.

28. Loans and capital contributions by Lear Corporation to Lear Seating (Indonesia) Pty Ltd. in the amount of $490,000.

29. Equity investment by Lear Corporation Canada Ltd. in Probel S.A. in the amount $2,200,000.

30. Equity investment by Lear Seating Italia, S.p.A. in Industrial Cousin Freres, S.L. in the amount of 637,588,490 Spanish Pesetas.

31. Equity investment by AIMI in Automotive Industries (UK) in the amount of [GBP] 22,191.

32.      Equity investment by AIMI in Plastifol in the amount of DM 26,000,000.

33.      Loan from AIMI to Automotive Industries (UK) in the amount of GBP
         19,000,000.

34.      Loan from AIMI to Plastifol in the amount of DM 60,000,000.

                                                                  SCHEDULE 7.15


                       CONTRACTUAL OBLIGATION RESTRICTIONS

1. Indenture, dated July 15, 1992, among Lear Corporation, as Issuer, Lear Holdings Corporation, as Guarantor and The Bank of New York, as Trustee, relating to the Borrower's 11-1/4% Senior Subordinated Notes.

2. Indenture, dated February 1, 1994, between Lear Corporation, as Issuer and State Street Bank & Trust Company, as Trustee, relating to the Borrower's 8 1/4% Subordinated Notes.

3. Loan Agreement between NS Beteilgungs GmbH and Industriekreditbank AG-Deutsch Industriek.

4. Agreement relating to working capital credit facility provided by SE Banken to Lear Corporation Sweden AB.

5.       Capital leases listed on Schedule 8.2(s).

6. Agreements and security instruments with respect to indebtedness assumed in connection with the Acquisition and the acquisition of the Fiat Seat Business and agreement governing indebtedness which refinances such indebtedness.

7. Loan Agreement between Lear Corporation and the Province of Ontario, Canada relating to indebtedness of up to $2,000,000 (Canadian).

8. Loan Agreement, dated January 27, 1993, between Lear Corporation Canada Ltd. and the Province of Ontario, Canada.

9. Term Loan Agreement between Lear Seating Italia and Istituto Bancario San Paolo di Torino S.p.A. entered into in connection with the acquisition of the Fiat Seat Business.

10. Industrial Facilities Agreement governing indebtedness of ASAA Technologies, Inc. to Cumberland Plateau Planning District Commission and Cumberland Plateau Company.

11. Mortgage loan agreements governing indebtedness and ASAA Technologies, Inc. to Associated Bank Lakeshore N.A.

12. Revolving Loan Agreement between Lear Corporation Canada Ltd. and The Bank of Nova Scotia.

13. Loan Agreement between NS Beteiligungs GmbH and IndustrieKreditbank AG-Deutsch Industriebank.

14. Agreements governing working capital Indebtedness of Lear Seating (Indonesia) Pty Ltd. and Lear Australia Pty Ltd. listed on Schedule 8.2(s).

                                                                      EXHIBIT A


                                     FORM OF
                                      NOTE


$_______________________                                     New York, New York
                                                                  June 27, 1996


                  FOR VALUE RECEIVED, the undersigned, LEAR CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Bank") at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a)______________________________ DOLLARS ($__________),
or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to subsection 2.1 of the Credit Agreement referred to below. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 3.1 of such Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, maturity date, interest rate with respect thereto and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period, with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

                  This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Bank, the other financial institutions from time to time parties thereto and Chemical Bank, as Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for the nature and extent of the guarantees, the terms and conditions upon which such guarantees were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                       LEAR CORPORATION


                                       By______________________________________
                                         Title:

                                                                     Schedule A
                                                                     to Note

                                           LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

- -----------------------------------------------------------------------------------------------------------------------------------
                               Amount                              Amount of ABR Loans
                            Converted to   Amount of Principal of     Converted to      Unpaid Principal Balance
Date   Amount of ABR Loans    ABR Loans       ABR Loans Repaid      Eurodollar Loans          of ABR Loans        Notation Made By
- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------


===================================================================================================================================

                                                                      EXHIBIT B


                                     FORM OF
                              AMENDED AND RESTATED
                              SUBSIDIARY GUARANTEE


                  AMENDED AND RESTATED SUBSIDIARY GUARANTEE, dated as of June 27, 1996 (this "Guarantee"), made by each of the corporations that are signatories hereto other than Chemical Bank (the "Guarantors"), in favor of CHEMICAL BANK, as collateral agent (in such capacity, the "Agent") for the Banks parties to the Credit Agreements referred to below.


                              W I T N E S S E T H :


                  WHEREAS, Lear Corporation (the "Borrower") is a party to the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent, and the Managing Agents, Co-Agents and Lead Managers identified therein;

                  WHEREAS, the Borrower is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

                  WHEREAS, pursuant to the Credit Agreements and the other Loan Documents, the Banks have agreed to make and have made certain extensions of credit to or for the benefit of the Borrower;

                  WHEREAS, the Guarantors have entered into a Subsidiary Guarantee, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "Original Guarantee"), in favor of the Chemical Bank, as Agent under the 1995 Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Banks to make and continue to make extensions of credit to and for the account of the Borrower under the Credit Agreements that the Original Guarantee be amended and restated in its entirety as provided herein; and

                  WHEREAS, the Borrower and the Guarantors are engaged in related businesses and each Guarantor will derive substantial direct and indirect benefits from the making of extensions of credit to or for the benefit of the Borrower;

                  NOW, THEREFORE, in consideration of the premises contained herein, the Agent and the Guarantors hereby agree that the Original Guarantee shall be amended and restated in its entirety as follows:

                  1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements.

                  (b) The following terms shall have the following meanings:

                  "Commitments" means, collectively, (a) the "Commitments" under and as defined in the 1995 Credit Agreement and (b) the "Commitments" under and as defined in the 1996 Credit Agreement.

                  "Event of Default" means (a) an "Event of Default" under and as defined in the 1995 Credit Agreement or (b) an "Event of Default" under and as defined in the 1996 Credit Agreement.

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among Chemical Bank, in its capacity as Agent under the 1995 Credit Agreement, Chemical Bank, in its capacity as Agent under the 1996 Credit Agreement, and Chemical Bank, in its capacity as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Loan Documents" means, collectively, (a) the "Loan Documents" under and as defined in the 1995 Credit Agreement and (b) the "Loan Documents" under and as defined in the 1996 Credit Agreement.

                  "Notes" means, collectively, (a) the "Notes" under and as defined in the 1995 Credit Agreement and (b) the "Notes" under and as defined in the 1996 Credit Agreement.

                  "Obligations" means, collectively, (a) the "Obligations" under and as defined in the 1995 Credit Agreement and (b) the "Obligations" under and as defined in the 1996 Credit Agreement.

                  "Security Documents" means, collectively, (a) the "Security Documents" under and as defined in the 1995 Credit Agreement and (b) the "Security Documents" under and as defined in the 1996 Credit Agreement.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and paragraph references are to this Guarantee unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Guarantee. (a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Banks and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents, and, without duplication, the maximum amount of Obligations secured pursuant to the Security Documents by assets of such Guarantor, shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent or any Bank in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                  (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agent or any Bank hereunder.

                  (e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Bank from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

                  (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Bank on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.

                  3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Banks, and each Guarantor shall remain liable to the Agent and the Banks for the full amount guaranteed by such Guarantor hereunder.

                  4. Right of Set-off. Upon the occurrence of any Event of Default, each Guarantor hereby irrevocably authorizes each Bank at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Bank may elect, against and on account of the obligations and liabilities of such Guarantor to such Bank hereunder and claims of every nature and description of such Bank against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreements, any Note, any other Loan Documents or otherwise, as such Bank may elect, whether or not the Agent or any Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each Bank shall notify such Guarantor promptly of any such set-off and the application made by the Agent or such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Bank may have.

                  5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Bank, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Bank against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Bank for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other

Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Banks by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Banks, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

                  6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder and under any other Loan Document to which it is a party notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Bank, and the Credit Agreements, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent, the Required Banks or all the Banks, as the case may be, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Agent or any Bank may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Agent or any Bank to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Bank against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Banks, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of any Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent and any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Bank to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Banks against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Banks, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of any Credit Agreement the Borrower may be free from any Obligations.

                  8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the office of the Agent located at 270 Park Avenue, New York, New York 10017.

                  10. Representations and Warranties. Each Guarantor hereby represents and warrants that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                  (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee and each other Loan Document to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and each other Loan Document to which it is a party;

                  (c) this Guarantee and each other Loan Document to which it is a party constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

                  (d) the execution, delivery and performance of this Guarantee and each other Loan Document to which it is a party will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor; and

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee and each other Loan Document to which it is a party.

                  Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each extension of credit under the Credit Agreements and as of such date as though made hereunder on and as of such date. Each Guarantor hereby confirms that each of the Mortgages and each other Security Document to which such Guarantor is a party stands or, when required to be delivered pursuant to the Loan Documents, will stand as collateral security for the payment and performance of such Guarantor's obligations and liabilities under this Guarantee.

                  11. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the Banks, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  12. Notices. All notices, requests and demands to or upon the Agent, any Bank or any Guarantor to be effective shall be in writing (or by telex or telecopy confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested or (3) if by telex or telecopy, when sent and receipt has been confirmed, addressed as follows:

                  (a) if to the Agent or any Bank, at its address or transmission number for notices provided in subsection 11.2 of the 1995 Credit Agreement or subsection 10.2 of the 1996 Credit Agreement; and

                  (b)  if to any Guarantor, at its address or
         transmission number for notices set forth under its signature below.

                  The Agent, each Bank and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                  13. Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the parties hereto shall be lodged with the Agent.

                  14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  15. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Bank relative to the subject matter hereof not reflected herein.

                  16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Agent in accordance with subsection 11.1 of the 1995 Credit Agreement, subsection 10.1 of the 1996 Credit Agreement and the Intercreditor Agreement, provided that any provision of this Guarantee may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telecopy from the Agent.

                  (b) Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  17. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Banks and their successors and assigns.

                  19. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  20. Submission to Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Agent shall have been notified pursuant to Section 12; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.


                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the day and year first above written.


                                            LEAR CORPORATION (GERMANY)
                                              LTD.


                                            By:________________________________
                                               Title:

                                            LEAR SEATING HOLDINGS CORP.
                                              NO. 50


                                            By:________________________________
                                               Title:


                                            PROGRESS PATTERN CORP.


                                            By:________________________________
                                               Title:


                                            LEAR CORPORATION MENDON


                                            By:________________________________
                                               Title:


                                            LS ACQUISITION CORPORATION
                                              NO. 24


                                            By:________________________________
                                               Title:


                                            FAIR HAVEN INDUSTRIES, INC.


                                            By:________________________________
                                               Title:


                                            ASAA, INC.


                                            By:________________________________
                                               Title:


                                            AUTOMOTIVE INDUSTRIES
                                              MANUFACTURING INC.


                                            By:________________________________
                                               Title:

                                            PA ACQUISITION CORP.


                                            By:________________________________
                                               Title:

                                            Address for Notices:

                                            c/o Lear Corporation
                                            21557 Telegraph Road
                                            Southfield, Michigan  48034
                                            Attention:  Donald J. Stebbins
                                            Telecopy:  (810) 746-1593


                                            CHEMICAL BANK, as Agent


                                            By:________________________________
                                               Title:

                                                                        ANNEX A

                                     FORM OF
                              GUARANTOR SUPPLEMENT

                                                            _____________, 199_


Chemical Bank, as Agent
270 Park Avenue
New York, New York  10017

Attention:  Rosemary Bradley


         Re: Amended and Restated Subsidiary Guarantee, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee"), originally made by Lear Corporation (Germany) Ltd., Lear Seating Holdings Corp. No. 50, Progress Pattern Corp., Lear Corporation Mendon, LS Acquisition Corporation No. 24, Fair Haven Industries, Inc., ASAA, Inc., Automotive Industries Manufacturing Inc. and PA Acquisition Corp. in favor of Chemical Bank, as Agent


Ladies and Gentlemen:

                  Reference is made to the Subsidiary Guarantee. Terms defined in the Subsidiary Guarantee shall be used herein as therein defined.

                  The undersigned, ___________________________, a
________________ corporation and a Subsidiary of the Borrower, in consideration of the extensions of credit by the Banks to the Borrower pursuant to the Credit Agreements, which extensions benefit the undersigned by making funds available to the undersigned and by enhancing the financial strength of the consolidated group of which the undersigned is a member, hereby agrees to become an additional Guarantor for the purposes of the Subsidiary Guarantee and to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Subsidiary Guarantee as if the undersigned were a signatory party thereto, effective from the date hereof.

                  The undersigned hereby certifies that (a) this Guarantor Supplement has been duly authorized, executed and delivered by the undersigned and constitute its legal, valid and binding obligation enforceable against the undersigned in accordance with its terms and (b) the representations and warranties contained in Section 10 of the Subsidiary Guarantee insofar as they relate to the undersigned are true and correct on and as of the date hereof, with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such earlier date).

                  The undersigned hereby certifies that attached hereto as Annex I is a copy of the resolutions of the Board of Directors of the undersigned, authorizing the undersigned to become a Guarantor under the Subsidiary Guarantee and to perform its obligations thereunder and to execute, deliver and perform this Guarantor Supplement.

                  The undersigned confirms that it has received a copy of the Subsidiary Guarantee including all amendments thereto, if any.

                  The address to which all notices to the undersigned under the Subsidiary Guarantee should be directed is:

                           c/o Lear Corporation
                           21557 Telegraph Road
                           Southfield, Michigan 48034
                           Attention: Donald J. Stebbins
                           Telecopy: (810) 746-1593

                  This Guarantor Supplement shall be effective on and as of the date first written above. THIS GUARANTOR SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                                            Very truly yours,

                                            [NAME OF SUBSIDIARY OF BORROWER]


                                            By:________________________________
                                               Title:

                                     ANNEX I

                                   RESOLUTIONS

                                    EXHIBIT C
                                     FORM OF
                              AMENDED AND RESTATED
                         ADDITIONAL SUBSIDIARY GUARANTEE

                  AMENDED AND RESTATED ADDITIONAL SUBSIDIARY GUARANTEE, dated as of June 27, 1996 (this "Guarantee"), made by each of the corporations that are signatories hereto other than Chemical Bank (the "Guarantors"), in favor of CHEMICAL BANK, as collateral agent (in such capacity, the "Agent") for the Banks parties to the Credit Agreements referred to below.


                              W I T N E S S E T H:


                  WHEREAS, Lear Corporation (the "Borrower") is a party to the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent and the Managing Agents, Co-Agents and Lead Managers identified therein;

                  WHEREAS, the Borrower is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

                  WHEREAS, pursuant to the Credit Agreements and the other Loan Documents, the Banks have agreed to make and have made certain extensions of credit to or for the benefit of the Borrower;

                  WHEREAS, the Guarantors have entered into an Additional Subsidiary Guarantee, dated as of December 18, 1995 (as amended, supplemented or otherwise modified from time to time, the "Original Guarantee"), in favor of Chemical Bank, as Agent under the 1995 Credit Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Banks to make and continue to make extensions of credit to and for the account of the Borrower under the Credit Agreements that the Original Guarantee be amended and restated in its entirety as provided herein; and

                  WHEREAS, the Borrower and the Guarantors are engaged in related businesses and each Guarantor will derive substantial direct and indirect benefits from the making of extensions of credit to or for the benefit of the Borrower;

                  NOW, THEREFORE, in consideration of the premises contained herein, the Agent and the Guarantors hereby agree that the Original Guarantee shall be amended and restated in its entirety as follows:

                  1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements.

                  (b) The following terms shall have the following meanings:

                  "Commitments" means, collectively, (a) the "Commitments" under and as defined in the 1995 Credit Agreement and (b) the "Commitments" under and as defined in the 1996 Credit Agreement.

                  "Event of Default" means (a) an "Event of Default" under and as defined in the 1995 Credit Agreement or (b) an "Event of Default" under and as defined in the 1996 Credit Agreement.

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among Chemical Bank, in its capacity as Agent under the 1995 Credit Agreement, Chemical Bank, in its capacity as Agent under the 1996 Credit Agreement, and Chemical Bank, in its capacity as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Loan Documents" means, collectively, (a) the "Loan Documents" under and as defined in the 1995 Credit Agreement and (b) the "Loan Documents" under and as defined in the 1996 Credit Agreement.

                  "Obligations" means, collectively, (a) the "Obligations" under and as defined in the 1995 Credit Agreement and (b) the "Obligations" under and as defined in the 1996 Credit Agreement.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and paragraph references are to this Guarantee unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Guarantee. (a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Banks and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due

(whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents, and, without duplication, the maximum amount of Obligations secured pursuant to the Security Documents by assets of such Guarantor, shall in no event exceed the lesser of (i) the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors and (ii) in the case of Lear Operations Corporation, $54,000,000, and, in the case of NAB Corporation, $59,000,000, provided that the amounts contained in this clause (ii) shall (without duplication) automatically increase in accordance with subsection 8.5 of the 1995 Credit Agreement and subsection 7.5 of the 1996 Credit Agreement.

                  (c) Subject to the provisions of paragraph 2(b), each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent or any Bank in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                  (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agent or any Bank hereunder.

                  (e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Bank from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

                  (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Bank on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.

                  3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Banks, and each Guarantor shall remain liable to the Agent and the Banks for the full amount guaranteed by such Guarantor hereunder.

                  4. Right of Set-off. Upon the occurrence of any Event of Default, each Guarantor hereby irrevocably authorizes each Bank at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Bank may elect, against and on account of the obligations and liabilities of such Guarantor to such Bank hereunder and claims of every nature and description of such Bank against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreements, any Note, any other Loan Documents or otherwise, as such Bank may elect, whether or not the Agent or any Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each Bank shall notify such Guarantor promptly of any such set-off and the application made by the Agent or such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Bank may have.

                  5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Bank, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Bank against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Bank for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other

Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Banks by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Banks, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

                  6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder and under any other Loan Document to which it is a party notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Bank, and the Credit Agreements, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent, the Required Banks or all the Banks, as the case may be, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Agent or any Bank may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Agent or any Bank to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Bank against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Banks, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of any Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent and any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Bank to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Banks against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Banks, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of any Credit Agreement the Borrower may be free from any Obligations.

                  8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the office of the Agent located at 270 Park Avenue, New York, New York 10017.

                  10. Representations and Warranties. Each Guarantor hereby represents and warrants that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                  (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee and each other Loan Document to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and each other Loan Document to which it is a party;

                  (c) this Guarantee and each other Loan Document to which it is a party constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

                  (d) the execution, delivery and performance of this Guarantee and each other Loan Document to which it is a party will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor; and

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee and each other Loan Document to which it is a party.

                  Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each extension of credit under the Credit Agreements and as of such date as though made hereunder on and as of such date. Each Guarantor hereby confirms that each of the Mortgages and each other Security Document to which such Guarantor is a party stands or, when required to be delivered, will stand as collateral security for the payment and performance of such Guarantor's obligations and liabilities under this Guarantee.

                  11. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the Banks, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  12. Notices. All notices, requests and demands to or upon the Agent, any Bank or any Guarantor to be effective shall be in writing (or by telex or telecopy confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested or (3) if by telex or telecopy, when sent and receipt has been confirmed, addressed as follows:

                  (a) if to the Agent or any Bank, at its address or transmission number for notices provided in subsection 11.2 of the 1995 Credit Agreement or subsection 10.2 of the 1996 Credit Agreement; and

                  (b)  if to any Guarantor, at its address or
transmission number for notices set forth under its signature below.

                  The Agent, each Bank and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                  13. Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the parties hereto shall be lodged with the Agent.

                  14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  15. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Bank relative to the subject matter hereof not reflected herein.

                  16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Agent in accordance with subsection 11.1 of the 1995 Credit Agreement, subsection 10.1 of the 1996 Credit Agreement and the Intercreditor Agreement, provided that any provision of this Guarantee may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telecopy from the Agent.

                  (b) Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  17. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Banks and their successors and assigns.

                  19. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  20. Submission to Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Agent shall have been notified pursuant to Section 12; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the day and year first above written.


                                                  LEAR OPERATIONS CORPORATION


                                                  By:_________________________
                                                     Title:


                                                  NAB CORPORATION


                                                  By:_________________________
                                                     Title:


                                                  Address for Notices:

                                                  c/o Lear Corporation
                                                  21557 Telegraph Road
                                                  Southfield, Michigan  48034
                                                  Attention:  Donald J. Stebbins
                                                  Telecopy:  (810) 746-1593


                                                  CHEMICAL BANK, as Agent


                                                  By:_________________________
                                                     Title:

                                                                       EXHIBIT D



                                     FORM OF
                              AMENDED AND RESTATED
                            DOMESTIC PLEDGE AGREEMENT


                  AMENDED AND RESTATED DOMESTIC PLEDGE AGREEMENT, dated as of June 27, 1996, made by LEAR CORPORATION, a Delaware corporation (the "Pledgor"), in favor of CHEMICAL BANK, as collateral agent (in such capacity, the "Agent") for the Banks parties to the Credit Agreements referred to below.


                              W I T N E S S E T H :


                  WHEREAS, Lear Corporation (the "Borrower") is a party to the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent, and the Managing Agents, Co-Agents and Lead Managers identified therein;

                  WHEREAS, the Borrower is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

                  WHEREAS, pursuant to the Credit Agreements and the other Loan Documents, the Banks have agreed to make and have made certain extensions of credit to or for the benefit of the Pledgor;

                  WHEREAS, the Pledgor has entered into a Domestic Pledge Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "Original Pledge Agreement"); and

                  WHEREAS, it is a condition precedent to the obligation of the Banks to make and continue to make extensions of credit to and for the account of the Borrower under the Credit Agreements that the Original Pledge Agreement be amended and restated in its entirety as provided herein;

                  NOW, THEREFORE, in consideration of the premises contained herein, the Agent and the Pledgor agree that the Original Pledge Agreement shall be amended and restated in its entirety as follows:

                  1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements.

                  (b) The following terms shall have the following meanings:

                  "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                  "Collateral" means the Pledged Stock and all Proceeds.

                  "Commitments" means, collectively, (a) the "Commitments" under and as defined in the 1995 Credit Agreement and (b) the "Commitments" under and as defined in the 1996 Credit Agreement.

                  "Event of Default" means (a) an "Event of Default" under and as defined in the 1995 Credit Agreement or (b) an "Event of Default" under and as defined in the 1996 Credit Agreement.

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among Chemical Bank, in its capacity as Agent under the 1995 Credit Agreement, Chemical Bank, in its capacity as Agent under the 1996 Credit Agreement, and Chemical Bank, in its capacity as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Issuers" means, collectively, the companies identified on
            Schedule I as the issuers of the Pledged Stock; individually, each an "Issuer".

                  "Loan Documents" means, collectively, (a) the "Loan Documents"
            under and as defined in the 1995 Credit Agreement and (b) the "Loan Documents" under and as defined in the 1996 Credit Agreement.

                  "Obligations" means, collectively, (a) the "Obligations" under and as defined in the 1995 Credit Agreement and (b) the "Obligations" under and as defined in the 1996 Credit Agreement.

                  "Pledge Agreement" means this Amended and Restated Domestic
            Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Pledged Stock" means the shares of capital stock listed on
            Schedule I, together with all stock certificates, options, warrants or rights of any nature whatsoever that may be issued or granted by any Issuer to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

                  "Proceeds" means all "proceeds" as such term is defined in
            Section 9-306(1) of the Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon and distributions with respect thereto.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, paragraph and Schedule references are to this Pledge Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Banks, all the Pledged Stock and hereby grants to Agent, for the ratable benefit of the Banks, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  3. Stock Powers. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

                  4. Representations and Warranties. The Pledgor represents and warrants that:

                  (a) the Pledged Stock constitutes all the issued and
            outstanding shares of all classes of the capital stock of each Issuer owned by the Pledgor except that with respect to the Pledged Stock of Lear Seating Sweden AB, such Pledged Stock constitutes 65% of all the issued and outstanding shares of all classes of the capital stock of Lear Seating Sweden AB, and the percentage of shares listed on Schedule I accurately sets forth the respective percentage which such shares pledged by the Pledgor constitute of all such issued and outstanding capital stock of the respective Issuers;

                  (b) the Pledged Stock has been duly and validly issued and is fully paid and nonassessable;

                  (c) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                  (d) upon delivery to the Agent of the stock certificates
            evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against any Persons purporting to purchase any Collateral from the Pledgor.

                  5. Covenants. The Pledgor covenants and agrees with the Agent and the Banks that, from and after the date of this Pledge Agreement until the Obligations have been paid in full and the Commitments have been terminated:

                  (a) If the Pledgor shall, as a result of its ownership of the
            Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Banks, hold the same in trust for the Agent and the Banks and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent and the Banks, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Agent, the
            Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Agent and the Banks in and to the Collateral against the claims and demands of all Persons whomsoever.

                  (c) At any time and from time to time, upon the written
            request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

                  (d) The Pledgor agrees to pay, and to save the Agent and the
            Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                  6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of each Issuer, to the extent permitted in the Credit Agreements, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would reasonably be expected to (a) impair the Collateral or (b) be inconsistent with or result in any violation of any provision of the Credit Agreements or any other Loan Document.

                  7. Rights of the Banks and the Agent. (a) If an Event of Default shall occur and be continuing (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) The rights of the Agent and the Banks hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Bank of any right or remedy against any Issuer or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Bank shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  8. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

                  9. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the reasonable opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause the relevant Issuer(s) to (i) execute and deliver, and cause the directors and officers of the relevant Issuer(s) to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the

Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold and
(iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause each Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the applicable Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreements.

                  10. Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

                  11. Agent's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Agent's own name, from time to time (provided an Event of Default has occurred and is continuing) in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

                  (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 11(a) above. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  12. Limitation on Duties Regarding Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Bank nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any collateral upon the request of the Pledgor or otherwise.

                  13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  14. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  15. Notices. All notices, requests and demands to or upon the Agent, any Bank or the Pledgor to be effective shall be in writing (or by telegraph or telecopy confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested or (c) if by telegraph or telecopy, when sent and receipt has been confirmed, addressed at its address or transmission number for notices provided in subsection 11.2 of the 1995 Credit Agreement or subsection 10.2 of the 1996 Credit Agreement. The Agent, each Bank and the Pledgor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                  16. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  17. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  18. Amendments in Writing; No Waiver; Pledge Cumulative Remedies. (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent in accordance with subsection
11.1 of the 1995 Credit Agreement, subsection 10.1 of the 1996 Credit Agreement and the Intercreditor Agreement, provided that any provision of this Pledge Agreement may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telecopy from the Agent.

                  (b) Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  19. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Banks and their successors and assigns.

                  20. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  21. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Pledge Agreement signed by all parties hereto shall be lodged with the Agent.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                                 LEAR CORPORATION


                                                 By:
                                                    ----------------------------
                                                    Title:


                                                 CHEMICAL BANK, as Agent


                                                 By:
                                                    ----------------------------
                                                    Title:

                           ACKNOWLEDGEMENT AND CONSENT


                  Each of the undersigned Issuers referred to in this Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The undersigned agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of this Pledge Agreement. The undersigned further agrees that the terms of paragraph 9(c) of this Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of
Section 9 of this Pledge Agreement.


                                          PROGRESS PATTERN CORP.


                                          By:
                                             -----------------------------------
                                             Title:

                                          LEAR CORPORATION MENDON


                                          By:
                                             -----------------------------------
                                             Title:

                                          LS ACQUISITION CORPORATION NO. 24


                                          By:
                                             -----------------------------------
                                             Title:

                                          LEAR CORPORATION (GERMANY) LTD.


                                          By:
                                             -----------------------------------
                                             Title:

                                          LEAR SEATING HOLDINGS CORP. NO. 50


                                          By:
                                             -----------------------------------
                                             Title:

                                          AUTOMOTIVE INDUSTRIES
                                            MANUFACTURING INC.


                                          By:
                                             -----------------------------------
                                             Title:

                                               LEAR OPERATIONS CORPORATION


                                               By:
                                                  ------------------------------
                                                  Title:

                                               NAB CORPORATION


                                               By:
                                                  ------------------------------
                                                  Title:

                                               PA ACQUISITION CORP.


                                               By:
                                                  ------------------------------
                                                  Title:

                                               LEAR CORPORATION SWEDEN AB


                                               By:
                                                  ------------------------------
                                                  Title:

                                                                      SCHEDULE I



                          DESCRIPTION OF PLEDGED STOCK


                                              Stock
                                 Class of  Certificate       No. of       Pct. of
Issuer                            Stock         No.          Shares       Shares
- ------                           --------  -----------       ------       -------
Progress Pattern                 Common          2             100          100%
Corp

Lear Plastics                    Common          2             100          100%
Corp. (n/k/a Lear
Corporation
Mendon)

LS Acquisition                   Common          1             100          100%
Corporation No. 24

LS Acquisition                   Common          3             100          100%
Corp. No. 14
(n/k/a Lear
Corporation
(Germany) Ltd.)

Lear Seating                     Common          3             100          100%
Holdings Corp.
No. 50

Automotive                       Common          1             100          100%
Industries
Manufacturing Inc.

Lear Operations                  Common          1             100          100%
Corporation

NAB Corporation                  Common          1             100          100%

PA Acquisition                   Common          1             100          100%
Corp

Lear Seating                     Common          10501-     19,500           65%
Sweden AB (n/k/a                                 30000
Lear Corporation
Sweden AB)

                                                                       EXHIBIT E



                                     FORM OF
                              AMENDED AND RESTATED
                           FAIR HAVEN PLEDGE AGREEMENT


             AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June
27, 1996, made by LS ACQUISITION CORPORATION NO. 24, a Delaware corporation (the "Pledgor"), in favor of CHEMICAL BANK, as collateral agent (in such capacity, the "Agent") for the Banks parties to the Credit Agreements referred to below.


                              W I T N E S S E T H :


             WHEREAS, Lear Corporation (the "Borrower") is a party to the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent, and the Managing Agents, Co-Agents and Lead Managers identified therein;

             WHEREAS, the Borrower is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

             WHEREAS, pursuant to the Credit Agreements and the other Loan Documents, the Banks have agreed to make and have made certain extensions of credit to or for the benefit of the Borrower;

             WHEREAS, the Pledgor has entered into a Pledge Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "Original Pledge Agreement"); and

             WHEREAS, it is a condition precedent to the obligation of the Banks to make and continue to make extensions of credit to and for the account of the Borrower under the Credit Agreements that the Original Pledge Agreement be amended and restated in its entirety as provided herein;

             NOW, THEREFORE, in consideration of the premises contained herein, the Agent and the Pledgor hereby agree that the Original Pledge Agreement shall be amended and restated in its entirety as follows:

             1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit
Agreements.

             (b) The following terms shall have the following meanings:

             "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

             "Collateral" means the Pledged Stock and all Proceeds.

             "Commitments" means, collectively, (a) the "Commitments" under and as defined in the 1995 Credit Agreement and (b) the "Commitments" under and as defined in the 1996 Credit Agreement.

             "Event of Default" means (a) an "Event of Default" under and as defined in the 1995 Credit Agreement or (b) an "Event of Default" under and as defined in the 1996 Credit Agreement.

             "Guarantee" means the Amended and Restated Subsidiary Guarantee, dated as of the date hereof, made by the Pledgor in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

             "Issuer" means Fair Haven Industries, Inc.

             "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among Chemical Bank, in its capacity as Agent under the 1995 Credit Agreement, Chemical Bank, in its capacity as Agent under the 1996 Credit Agreement, and Chemical Bank, in its capacity as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

             "Loan Documents" means, collectively, (a) the "Loan Documents" under and as defined in the 1995 Credit Agreement and (b) the "Loan Documents" under and as defined in the 1996 Credit Agreement.

             "Obligations" means, collectively, (a) the "Obligations" under and as defined in the 1995 Credit Agreement and (b) the "Obligations" under and as defined in the 1996 Credit Agreement.

             "Pledge Agreement" means this Amended and Restated Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

             "Pledged Stock" means the shares of capital stock listed on
    Schedule I, together with all stock certificates, options, warrants or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

             "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon and distributions with respect thereto.

             (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, paragraph and Schedule references are to this Pledge Agreement unless otherwise specified.

             (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

             2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Banks, all the Pledged Stock and hereby grants to Agent, for the ratable benefit of the Banks, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

             3. Stock Powers. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

             4. Representations and Warranties. The Pledgor represents and warrants that:

             (a) the Pledged Stock constitutes all the issued and outstanding shares of all classes of the capital stock of the Issuer owned by the Pledgor, and the percentage of shares listed on Schedule I accurately sets forth the respective percentage which such shares pledged by the Pledgor constitute of all such issued and outstanding capital stock of the Issuer;

             (b) the Pledged Stock has been duly and validly issued and is fully paid and nonassessable;

             (c) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

             (d) upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against any Persons purporting to purchase any Collateral from the Pledgor.

             5. Covenants. The Pledgor covenants and agrees with the Agent and the Banks that, from and after the date of this Pledge Agreement until the Obligations have been paid in full and the Commitments have been terminated:

             (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Banks, hold the same in trust for the Agent and the Banks and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent and the Banks, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

             (b) Without the prior written consent of the Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Agent and the Banks in and to the Collateral against the claims and demands of all Persons whomsoever.

             (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

             (d) The Pledgor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

             6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to
Section 7 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer, to the extent permitted in the Credit Agreements, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would reasonably be expected to (a) impair the Collateral or (b) be inconsistent with or result in any violation of any provision of the Credit Agreements or any other Loan Document.

             7. Rights of the Banks and the Agent. (a) If an Event of Default shall occur and be continuing (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

             (b) The rights of the Agent and the Banks hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Bank of any right or remedy against the Issuer or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Bank shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

             8. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

             9. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the reasonable opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause the Issuer to (i) execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

             (b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the applicable Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

             (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreements.

             10. Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the

Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

             11. Agent's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Agent's own name, from time to time (provided an Event of Default has occurred and is continuing) in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

             (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 11(a) above. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

             12. Limitation on Duties Regarding Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Bank nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any collateral upon the request of the Pledgor or otherwise.

             13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

             14. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

             15. Notices. All notices, requests and demands to or upon the Agent, any Bank or the Pledgor to be effective shall be in writing (or by telegraph or telecopy confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested or (c) if by telegraph or telecopy, when sent and receipt has been confirmed, addressed at its address or transmission number for notices provided in subsection 11.2 of the 1995 Credit Agreement or subsection 10.2 of the 1996 Credit Agreement. The Agent, each Bank and the Pledgor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

             16. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             17. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

             18. Amendments in Writing; No Waiver; Pledge Cumulative Remedies.
(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent in accordance with subsection 11.1 of the 1995 Credit Agreement, subsection 10.1 of the 1996 Credit Agreement and the Intercreditor Agreement, provided that any provision of this Pledge Agreement may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telecopy from the Agent.

             (b) Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion.

             (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

             19. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Banks and their successors and assigns.

             20. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


             IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                               LS ACQUISITION CORPORATION NO. 24


                                               By:______________________________
                                                  Title:


                                               CHEMICAL BANK, as Agent


                                               By:______________________________
                                                  Title:

                           ACKNOWLEDGEMENT AND CONSENT


         The undersigned Issuer referred to in this Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The undersigned agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of this Pledge Agreement. The undersigned further agrees that the terms of paragraph 9(c) of this Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of this Pledge Agreement.


                                                  FAIR HAVEN INDUSTRIES, INC.


                                                  By:___________________________
                                                     Title:

                                                                      SCHEDULE I


                          DESCRIPTION OF PLEDGED STOCK


                                        Stock
                       Class of      Certificate       No. of            Pct. of
   Issuer               Stock            No.           Shares            Shares
   ------              --------      -----------       ------            -------
 Fair Haven            Common            21            19,600              100%
Industries,
    Inc.

                                                                       EXHIBIT F



                                     FORM OF
                              AMENDED AND RESTATED
                                PLEDGE AGREEMENT


             AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 27, 1996, made by GENERAL PANEL B.V., a Wisconsin corporation (the "Pledgor"), in favor of CHEMICAL BANK, as collateral agent (in such capacity, the "Agent") for the Banks parties to the Credit Agreements referred to below.


                               W I T N E S S E T H :

             WHEREAS, Lear Corporation (the "Borrower") is a party to the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent, and the Managing Agents, Co-Agents and Lead Managers identified therein;

             WHEREAS, the Borrower is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

             WHEREAS, pursuant to the Credit Agreements and the other Loan Documents, the Banks have agreed to make and have made certain extensions of credit;

             WHEREAS, the Pledgor has entered into a Pledge Agreement, dated as of September 12, 1995 (as amended, supplemented or otherwise modified from time to time, the "Original Pledge Agreement"); and

             WHEREAS, it is a condition precedent to the obligation of the Banks to make and continue to make extensions of credit to and for the account of the Borrower under the Credit Agreements that the Original Pledge Agreement be amended and restated in its entirety as provided herein;

             NOW, THEREFORE, in consideration of the premises contained herein, the Agent and the Pledgor hereby agree that the Original Pledge Agreement shall be amended and restated in its entirety as follows:

             1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements.

             (b) The following terms shall have the following meanings:

             "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

             "Collateral" means the Pledged Stock and all Proceeds.

             "Commitments" means, collectively, (a) the "Commitments" under and as defined in the 1995 Credit Agreement and (b) the "Commitments" under and as defined in the 1996 Credit Agreement.

             "Event of Default" means (a) an "Event of Default" under and as defined in the 1995 Credit Agreement or (b) an "Event of Default" under and as defined in the 1996 Credit Agreement.

             "Issuer" means ASAA, Inc.

             "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among Chemical Bank, in its capacity as Agent under the 1995 Credit Agreement, Chemical Bank, in its capacity as Agent under the 1996 Credit Agreement, and Chemical Bank, in its capacity as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

             "Loan Documents" means, collectively, (a) the "Loan Documents" under and as defined in the 1995 Credit Agreement and (b) the "Loan Documents" under and as defined in the 1996 Credit Agreement.

             "Obligations" means, collectively, (a) the "Obligations" under and as defined in the 1995 Credit Agreement and (b) the "Obligations" under and as defined in the 1996 Credit Agreement.

             "Pledge Agreement" means this Amended and Restated Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

             "Pledged Stock" means the shares of capital stock listed on
    Schedule I, together with all stock certificates, options, warrants or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

             "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon and distributions with respect thereto.

             (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, paragraph and Schedule references are to this Pledge Agreement unless otherwise specified.

             (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

             2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Banks, all the Pledged Stock and hereby grants to Agent, for the ratable benefit of the Banks, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

             3. Stock Powers. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

             4. Representations and Warranties. The Pledgor represents and warrants that:

             (a) the Pledged Stock constitutes all the issued and outstanding shares of all classes of the capital stock of the Issuer owned by the Pledgor, and the percentage of shares listed on Schedule I accurately sets forth the respective percentage which such shares pledged by the Pledgor constitute of all such issued and outstanding capital stock of the Issuer;

             (b) the Pledged Stock has been duly and validly issued and is fully paid and nonassessable;

             (c) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

             (d) upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against any Persons purporting to purchase any Collateral from the Pledgor.

             5. Covenants. The Pledgor covenants and agrees with the Agent and the Banks that, from and after the date of this Pledge Agreement until the Obligations have been paid in full and the Commitments have been terminated:

             (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Banks, hold the same in trust for the Agent and the Banks and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent and the Banks, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

             (b) Without the prior written consent of the Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the

    Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Agent and the Banks in and to the Collateral against the claims and demands of all Persons whomsoever.

             (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

             (d) The Pledgor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

             6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to
Section 7 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer, to the extent permitted in the Credit Agreements, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would reasonably be expected to (a) impair the Collateral or (b) be inconsistent with or result in any violation of any provision of the Credit Agreements or any other Loan Document.

             7. Rights of the Banks and the Agent. (a) If an Event of Default shall occur and be continuing (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

             (b) The rights of the Agent and the Banks hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Bank of any right or remedy against the Issuer or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Bank shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

             8. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

             9. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the reasonable opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause the Issuer to (i) execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

             (b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the applicable Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

             (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreements.

             10. Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

             11. Agent's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the

Pledgor and in the name of the Pledgor or in the Agent's own name, from time to time (provided an Event of Default has occurred and is continuing) in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

             (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 11(a) above. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

             12. Limitation on Duties Regarding Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Bank nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any collateral upon the request of the Pledgor or otherwise.

             13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

             14. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

             15. Notices. All notices, requests and demands to or upon the Agent, any Bank or the Pledgor to be effective shall be in writing (or by telegraph or telecopy confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested or (c) if by telegraph or telecopy, when sent and receipt has been confirmed, addressed at its address or transmission number for notices provided in subsection 11.2 of the 1995 Credit Agreement or subsection 10.2 of the 1996 Credit Agreement. The Agent, each Bank and the Pledgor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

             16. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             17. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

             18. Amendments in Writing; No Waiver; Pledge Cumulative Remedies.
(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent in accordance with subsection 11.1 of the 1995 Credit Agreement, subsection 10.1 of the 1996 Credit Agreement and the Intercreditor Agreement, provided that any provision of this Pledge Agreement may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telecopy from the Agent.

             (b) Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion.

             (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

             19. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Banks and their successors and assigns.

             20. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


             IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                                  GENERAL PANEL B.V.


                                                  By:___________________________
                                                     Title:


                                                  CHEMICAL BANK, as Agent


                                                  By:___________________________
                                                     Title:

                           ACKNOWLEDGEMENT AND CONSENT


                 The undersigned Issuer referred to in this Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The undersigned agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of this Pledge Agreement. The undersigned further agrees that the terms of paragraph 9(c) of this Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of
Section 9 of this Pledge Agreement.


                                               ASAA, INC.


                                               By:______________________________
                                                  Title:

                                                                      SCHEDULE I


                          DESCRIPTION OF PLEDGED STOCK


                                       Stock
                     Class of       Certificate       No. of          Pct. of
 Issuer               Stock             No.           Shares          Shares
- ----------           --------       -----------       ------          -------

ASAA, Inc.            Common            3A            2,000            100%

                                                                       EXHIBIT G

                                     FORM OF
                          ACQUISITION PLEDGE AGREEMENT

                  ACQUISITION PLEDGE AGREEMENT, dated as of June 27, 1996 made by PA ACQUISITION CORP., a Delaware corporation (the "Pledgor"), in favor of CHEMICAL BANK, as collateral agent (in such capacity, the "Agent") for the Banks parties to the Credit Agreements referred to below.

                              W I T N E S S E T H :

                  WHEREAS, Lear Corporation (the "Borrower") is a party to the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent, and the Managing Agents, Co-Agents and Lead Managers identified therein;

                  WHEREAS, the Borrower is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

                  WHEREAS, pursuant to the Credit Agreements and the other Loan Documents, the Banks have agreed to make and have made certain extensions of credit to or for the benefit of the Borrower;

                  WHEREAS, it is a condition precedent to the obligation of the Banks to make and continue to make extensions of credit to and for the account of the Borrower under the Credit Agreements that the Pledgor shall have executed and delivered this Acquisition Pledge Agreement to the Agent for the ratable benefit of the Banks;

                  WHEREAS, on the Closing Date, the Pledgor is acquiring certain shares of Common Stock, par value $0.01 per share, of Masland Corporation, a Delaware corporation (the "Issuer") (all such shares of stock, together with all stock certificates, options or rights of any nature whatsoever that may be granted by the Issuer to the Pledgor in respect of such shares of stock being hereinafter called the "Initially Pledged Stock");

                  WHEREAS, pursuant to the Credit Agreements, on the date of this Acquisition Pledge Agreement, the Pledgor is pledging to the Agent, for the ratable benefit of the Banks, the Initially Pledged Stock to provide security for the Obligations; and

                  WHEREAS, pursuant to the Credit Agreements, on each date after the date hereof on which the Pledgor purchases additional shares of capital stock of the Issuer, the Pledgor shall execute and deliver a Pledge Agreement Supplement in the form of Exhibit A hereto, pledging the capital stock of the Issuer being purchased on such date by the Pledgor (such additional shares of stock together with all stock certificates, options or rights of any nature whatsoever that may be granted by the Issuer to the Pledgor in respect of such shares of stock being hereinafter called the "Additional Pledged Stock," and together with the Initially Pledged Stock, the "Pledged Stock");

                  NOW, THEREFORE, in consideration of the premises contained herein and to induce the Banks to make and continue their respective extensions of credit under the Credit Agreements, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Banks:

                  1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements.

                  (b) The following terms shall have the following meanings:

                           "Clearing Corporation" means a clearing corporation
                  within the meaning of Section 8-102(3) of the Code at which the Agent maintains a securities account.

                           "Code" means the Uniform Commercial Code from time to
                  time in effect in the State of New York.

                           "Collateral" has the meaning given such term in
                  section 2.

                           "Commitments" means, collectively, (a) the
                  "Commitments" under and as defined in the 1995 Credit Agreement and (b) the "Commitments" under and as defined in the 1996 Credit Agreement.

                           "Depositary" means Bankers Trust Company, as
                  Depositary.

                           "Depositary Agency Agreement" means the Depositary
                  Agency Agreement, dated as of the date hereof, among the Depositary, the Agent, the Borrower and the Pledgor.

                           "Event of Default" means (a) an "Event of Default"
                  under and as defined in the 1995 Credit Agreement or (b) an "Event of Default" under and as defined in the 1996 Credit Agreement.

                           "Guarantee" means the Amended and Restated Subsidiary
                  Guarantee, dated as of the date hereof, made by the Pledgor and others in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

                           "Intercreditor Agreement" means the Intercreditor
                  Agreement, dated as of the date hereof, among Chemical Bank, in its capacity as Agent under the 1995 Credit Agreement, Chemical Bank, in its capacity as Agent under the 1996 Credit Agreement, and Chemical Bank, in its capacity as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                           "Loan Documents" means, collectively, (a) the "Loan
                  Documents" under and as defined in the 1995 Credit Agreement and (b) the "Loan Documents" under and as defined in the 1996 Credit Agreement.

                           "Obligations" means, collectively, (a) the
                  "Obligations" under and as defined in the 1995 Credit Agreement and (b) the "Obligations" under and as defined in the 1996 Credit Agreement.

                           "Pledge Agreement" means this Acquisition Pledge
                  Agreement, as amended, supplemented or otherwise modified from time to time.

                           "Proceeds" means all "proceeds" as such term is
                  defined in Section 9-306(1) of the Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon and distributions with respect thereto.

                           (c) The words "hereof," "herein" and "hereunder" and
words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, paragraph and Schedule references are to this Pledge Agreement unless otherwise specified.

                           (d) The meanings given to terms defined herein shall
be equally applicable to both the singular and plural forms of such terms.

                           2. Pledge; Grant of Security Interest. The Pledgor
hereby delivers to the Agent, for the ratable benefit of the Banks, all the Initially Pledged Stock and hereby grants to Agent, for the ratable benefit of the Banks, a first security interest in the following (collectively, the "Collateral") as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

                           (a) all of the Initially Pledged Stock, including
                  without limitation, the shares of capital stock of the Issuer delivered to the Agent or its bailee by the Depository pursuant to instructions of the Pledgor contained in the Depositary Agency Agreement and all Book-Entry Shares (as hereinafter defined);

                           (b) all Additional Pledged Stock from time to time
                  acquired by the Pledgor in any manner, including, without limitation, by the book-entry delivery thereof;

                           (c) the certificates representing the share referred
                  to in clauses (a) and (b) above; and

                           (d) all rights and privileges of the Pledgor with
                  respect to the Pledged Stock, all Proceeds of the Pledged Stock, all income and profits therefrom and all property received in addition thereto or in exchange or substitution therefor.

                           3. Stock Powers. (a) The Pledgor shall promptly
deliver or cause to be delivered to the Agent or the Depositary all instruments and stock certificates representing the Pledged Stock, together with duly executed blank undated stock powers. The Pledgor shall promptly deliver to the Agent, or cause the Issuer to deliver directly to the Agent, share certificates or other documents representing any Collateral acquired or received after the date of this Pledge Agreement duly endorsed and subscribed or with appropriate transfer documents duly executed in blank by the Pledgor. If at any time the Agent notifies the Pledgor that additional stock powers or other transfer documents endorsed in blank with respect to the Collateral held by the Agent are required, Pledgor shall promptly execute the same in blank and deliver such stock powers or other transfer documents as the Agent may request.

                           (b) In the event that a financial institution that is
a participant in the system of any Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase, dated May 30, 1996, of the Pledgor relating to the tender offer made by the Pledgor for all of the shares of Common Stock, par value $0.01 per share of the Issuer), in accordance with the procedures set forth in the Offer to Purchase, makes a book-entry delivery of any shares of capital stock of the Issuer tendered and purchased in the Tender Offer by causing such Book-Entry Transfer Facility to transfer such shares into the account of the Depositary at such Book-Entry Transfer Facility (each such share being a "Book- Entry Share"), the Pledgor hereby authorizes, and shall cause, all such shares to be transferred to an account maintained in the name of Chemical Bank for the benefit of the Agent at the Clearing Corporation.

                           4. Additional Pledged Stock. The Pledgor hereby
agrees that on each date it purchases additional shares of capital stock of the Issuer, the Pledgor will execute a Pledge Agreement Supplement and either:

                           (a) in the case of a transfer to the Pledgor of
                  Pledged Stock effected by delivery of share certificates representing the capital stock of the Issuer, deliver or cause to be delivered to the Agent such share certificates representing the capital stock of the Issuer, being purchased by the Pledgor on such date, together with the appropriate undated stock powers duly executed in blank by the Pledgor; or

                           (b) in the case of a transfer to the Pledgor of
                  shares of Pledged Stock effected by book-entry delivery thereof, the Pledgor shall authorize and cause all such shares to be transferred to an account maintained in the name of Chemical Bank for the benefit of the Agent at the Clearing Corporation.

                           5. Representations and Warranties. The Pledgor
represents and warrants that:

                           (a) the shares of Pledged Stock constitute all the
                  issued and outstanding shares of all classes of the capital stock of the Issuer owned by the Pledgor;

                           (b) all the shares of the Pledged Stock have been
                  duly and validly issued and are fully paid and nonassessable;

                           (c) the Pledgor is the record and beneficial owner
                  of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                           (d) upon compliance with the provisions of Sections
                  3(a) and (b) and 4(a) and (b), all actions required to create and perfect the security interest of the Agent in the Collateral will have been taken and the delivery to the Agent or the Depositary, as the case may be, of the Collateral is effective to create a valid, perfected and exclusive first priority security interest in the Collateral in favor of the Agent.

                           6. Covenants. The Pledgor covenants and agrees with
the Agent and the Banks that, from and after the date of this Pledge Agreement until the Obligations have been paid in full and the Commitments have been terminated:

                           (a) If the Pledgor shall, as a result of its
                  ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Banks, hold the same in trust for the Agent and the Banks and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent and the Banks, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

                           (b) Without the prior written consent of the Agent,
                  the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Agent and the Banks in and to the Collateral against the claims and demands of all Persons whomsoever.

                           (c) At any time and from time to time, upon the
                  written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

                           (d) The Pledgor agrees to pay, and to save the Agent
                  and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                           (e) The Pledgor hereby agrees to notify the Issuer of
                  this Pledge Agreement and shall use its best efforts to cause the Issuer to be bound to this Pledge Agreement and comply with the terms hereof insofar as such terms are applicable to it.

                           7. Cash Dividends; Voting Rights. Unless an Event of
Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 8 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer, to the extent permitted in the Credit Agreements, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would reasonably be expected to (a) impair the Collateral or (b) be inconsistent with or result in any violation of any provision of the Credit Agreements or any other Loan Document. Notwithstanding the foregoing, the Masland Merger may be consummated.

                           8. Rights of the Banks and the Agent. (a) If an Event
of Default shall occur and be continuing (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof

(including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                           (b) The rights of the Agent and the Banks hereunder
shall not be conditioned or contingent upon the pursuit by the Agent or any Bank of any right or remedy against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Bank shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                           9. Remedies. If an Event of Default shall occur and
be continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the

Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

                           10. Registration Rights; Private Sales. (a) If the
Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 9, and if in the reasonable opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause the Issuer to (i) execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                           (b) The Pledgor recognizes that the Agent may be
unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

                           (c) The Pledgor further agrees to use its best
efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 10 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreements.

                           11. Irrevocable Authorization and Instruction to
Issuers. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

                           12. Agent's Appointment as Attorney-in-Fact. (a) The
Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Agent's own name, from time to time (provided an Event of Default has occurred and is continuing) in the Agent's discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

                           (b) The Pledgor hereby ratifies all that said
attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 12(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                           13. Limitation on Duties Regarding Collateral. The
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Bank nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any collateral upon the request of the Pledgor or otherwise.

                           14. Execution of Financing Statements. Pursuant to
Section 9-402 of the Code, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                           15. Authority of Agent. The Pledgor acknowledges that
the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                           16. Notices. All notices, requests and demands to or
upon the Agent, any Bank or the Pledgor to be effective shall be in writing (or by telegraph or telecopy confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested or (c) if by telegraph or telecopy, when sent and receipt has been confirmed, addressed at its address or transmission number for notices provided in subsection 10.2 of the 1995 Credit Agreement or subsection 9.2 of the 1996 Credit Agreement. The Agent, each Bank and the Pledgor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                           17. Severability. Any provision of this Pledge
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           18. Section Headings. The Section headings used in
this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                           19. Amendments in Writing; No Waiver; Pledge
Cumulative Remedies. (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent in accordance with subsection 10.1 of the 1995 Credit Agreement, subsection 9.1 of the 1996 Credit Agreement and the Intercreditor Agreement, provided that any provision of this Pledge Agreement may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telecopy from the Agent.

                           (b) Neither the Agent nor any Bank shall by any act
(except by a written instrument pursuant to paragraph 19(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion.

                           (c) The rights and remedies herein provided are
cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                           20. Successors and Assigns. This Pledge Agreement
shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Banks and their successors and assigns.

                           21. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                           IN WITNESS WHEREOF, the undersigned has caused this
Pledge Agreement to be duly executed and delivered as of the date first above written.

                                            PA ACQUISITION CORP.

                                            By: __________________________
                                                Title:

                                    EXHIBIT A

                                     FORM OF
                          PLEDGE AGREEMENT SUPPLEMENT






                  PLEDGE AGREEMENT SUPPLEMENT, dated as of ____________, 199_ (this "Supplement"), made by PA ACQUISITION CORP. (the "Pledgor"), in favor of CHEMICAL BANK in its capacity as collateral agent (the "Agent") for the financial institutions parties to (a) the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), among Lear Corporation, as Borrower (the "Borrower"), the Banks, the Agent and the Managing Agents, Co-Agents and Lead Managers identified therein and (b) the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement" and together with the 1995 Credit Agreement, the "Credit Agreements"), among the Borrower, the financial institutions parties thereto (the "1996 Banks" and together with the 1995 Banks, the "Banks") and the Agent.

                  1. This Supplement is executed and delivered pursuant to the terms of that certain Acquisition Pledge Agreement, dated as of June 27, 1996 (as supplemented by this Supplement and as the same has been and may hereafter be supplemented by any other Pledge Agreement Supplement, amended by any amendment or otherwise modified, the "Pledge Agreement"), made by the Pledgor in favor of the Agent. Terms defined in the Pledge Agreement and used herein are so used as so defined.

                  2. The Pledgor confirms and reaffirms the security interest in the Pledged Stock granted to the Agent under the Pledge Agreement and, as additional collateral security for the prompt and complete payment and performance when due of all the Obligations and in order to induce the Banks to make additional extensions of credit to the Borrower in accordance with the terms of the Credit Agreements, the Pledgor hereby pledges to the Agent, for the ratable benefit of the Banks, and hereby grants to the Agent, for the ratable benefit of the Banks, a first priority lien on, and security interest in, all of the Pledgor's right, title and interest in the Additional Pledged Stock listed on Schedule I annexed hereto and all proceeds thereof.

                  3. The Pledgor hereby represents and warrants that the representations and warranties contained in Section 5 of the Pledge Agreement are true and correct on the date of this Supplement with references therein to "Pledged Stock" to include the Additional Pledged Stock listed on Schedule I hereto.

                  4. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to all the terms thereof. Pledged Stock does, and shall be deemed to, include each item listed on Schedule I hereto and each such item shall be and is included within the meaning of the term "Additional Pledged Stock" as such term is used in the Pledge Agreement.

                  IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed and delivered by its duly authorized officer on the date first set forth above.

                                            PA ACQUISITION CORP.

                                            By:___________________________
                                               Title:

                                                                      Schedule I
                                                                       To Pledge
                                                                       Agreement
                                                                      Supplement
                                                                      ----------







                     DESCRIPTION OF ADDITIONAL PLEDGED STOCK

                  Common Stock of Masland Corporation, $.01 par value per share, either (i) represented by stock certificates as follows:

Certificate                     Certificate                           No. of
    No.                             Date                              Shares
- -----------                     -----------                           ------

or (ii) ________ shares of which have been transferred by book-entry delivery thereof to an account of Chemical Bank for the benefit of the Agent with a Clearing Corporation pursuant to paragraph 4(b) of the Pledge Agreement.

                                                                       EXHIBIT H



                                     FORM OF
                              AMENDED AND RESTATED
                               SECURITY AGREEMENT


                 AMENDED AND RESTATED SECURITY AGREEMENT, dated as of June 27, 1996, made by each of the corporations that are signatories hereto other than Chemical Bank (the "Grantors"), in favor of CHEMICAL BANK, as collateral agent (in such capacity, the "Agent") for the Banks parties to the Credit Agreements referred to below.


                              W I T N E S S E T H :

                 WHEREAS, Lear Corporation (the "Borrower") is a party to the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent, and the Managing Agents, Co-Agents and Lead Managers identified therein;

                 WHEREAS, the Borrower is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

                 WHEREAS, pursuant to the Credit Agreements and the other Loan Documents, the Banks have agreed to make and have made certain extensions of credit;

                 WHEREAS, the Grantors have entered into a Security Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "Original Security Agreement"); and

                 WHEREAS, it is a condition precedent to the obligation of the Banks to make and continue to make extensions of credit to and for the account of the Borrower under the Credit Agreements that the Original Security Agreement be amended and restated in its entirety as provided herein;

                 NOW, THEREFORE, in consideration of the premises contained herein, the Agent and the Grantors hereby agree that the Original Security Agreement shall be amended and restated in its entirety as follows:

                 1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                 "Code" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                 "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

                 "Commitments" means, collectively, (a) the "Commitments" under and as defined in the 1995 Credit Agreement and (b) the "Commitments" under and as defined in the 1996 Credit Agreement.

                 "Contracts" shall mean each of the agreements listed on Schedules I-A through G, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights for each Grantor to receive monies due and to become due to it thereunder or in connection therewith, (b) all rights of each Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of each Grantor to perform and to exercise all remedies thereunder.

                 "Equipment" shall mean all equipment, as such term is defined in Section 9-109(2) of the Code, now or hereafter acquired by each Grantor, and, in any event, shall mean and include, but shall not be limited to, all machinery, equipment, furnishings and fixtures now or hereafter used in connection with the businesses of each Grantor or located at the locations set forth on Schedules IV-A through G, and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts (including spare parts), equipment and accessories installed thereon or affixed thereto.

                 "Event of Default" means (a) an "Event of Default" under and as defined in the 1995 Credit Agreement or (b) an "Event of Default" under and as defined in the 1996 Credit Agreement.

                 "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among Chemical Bank, in its capacity as Agent under the 1995 Credit Agreement, Chemical Bank, in its capacity as Agent under the 1996 Credit Agreement, and Chemical Bank, in its capacity as

         Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Loan Documents" means, collectively, (a) the "Loan Documents" under and as defined in the 1995 Credit Agreement and (b) the "Loan Documents" under and as defined in the 1996 Credit Agreement.

                 "Notes" means, collectively, (a) the "Notes" under and as defined in the 1995 Credit Agreement and (b) the "Notes" under and as defined in the 1996 Credit Agreement.

                 "Obligations" means, collectively, (a) the "Obligations" under and as defined in the 1995 Credit Agreement and (b) the "Obligations" under and as defined in the 1996 Credit Agreement.

                 "Security Agreement" shall mean this Amended and Restated Security Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Security Documents" means, collectively, (a) the "Security Documents" under and as defined in the 1995 Credit Agreement and (b) the "Security Documents" under and as defined in the 1996 Credit Agreement.

                  "Subsidiary Guarantee" shall mean the Amended and Restated Subsidiary Guarantee, dated as of the date hereof, made by Lear Corporation (Germany) Ltd., Lear Seating Holdings Corp. No. 50, Progress Pattern Corp., Lear Corporation Mendon, LS Acquisition Corporation No. 24, Fair Haven Industries, Inc., ASAA, Inc., Automotive Industries Manufacturing Inc. and PA Acquisition Corp. in favor of the Agent, as the same may be amended, supplemented or otherwise modified from time to time.


                 (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, paragraph and Schedule references are to this Security Agreement unless otherwise specified.

                 (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Agent and the Banks to make and continue their respective extensions of credit under the Credit Agreements, each Grantor hereby sells, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Banks, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                      (i)   all Accounts;

                     (ii)   all Chattel Papers;

                    (iii)   all Contracts;

                     (iv)   all Documents;

                      (v)   all Equipment;

                     (vi)   all General Intangibles;

                    (vii)   all Instruments;

                   (viii)   all Inventory; and

                     (ix) to the extent not otherwise included, all Proceeds, products, substitutions and replacements of any and all of the foregoing.

                 3. Rights of Agent and Banks; Limitations on Agent's and Banks' Obligations. (a) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its respective Accounts and the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of the Contracts. Neither the Agent nor any Bank shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under the Contracts by reason of or arising out of this Security Agreement or the receipt by the Agent or any such Bank of any payment relating to such Account or the Contracts pursuant hereto, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), or under or pursuant to the Contracts, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under the Contracts, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.


                  (b) At the Agent's request, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the sale and delivery of Inventory or the performance of labor or service which created the Accounts, including, but not limited to, all Chattel Paper, original purchase orders, invoices, shipping documents and delivery receipts and duplicate copies of credit memoranda.

                 (c) The Agent may at any time after the occurrence and during the continuance of an Event of Default notify account debtors and parties to Accounts that the Accounts have been assigned to the Agent, for the ratable benefit of the Banks, and that payments shall be made directly to the Agent. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor will so notify such account debtors and such parties to the Accounts. Upon prior notice to the Grantors, the Agent may in its own name or in the name of others communicate with account debtors and parties to Accounts in order to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

                 (d) Upon prior notice to the Grantors, the Agent shall have the right to make test verifications of the Collateral in any matter and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Agent may require in connection therewith. Each Grantor at its expense will furnish, or will cause independent public accountants satisfactory to the Agent to furnish, to the Agent at any time and from time to time promptly upon the Agent's request, the following reports: (i) reconciliation of all Collateral, (ii) an aging of all Collateral, (iii) trial balances, (iv) a test verification of such Collateral and (v) a physical inventory of the Collateral by certified accountants reasonably satisfactory to the Agent.

                  4. Representations and Warranties. Each Grantor hereby represents and warrants that:

                 (a) Title; No Other Liens. Except for the Lien granted to the Agent for the ratable benefit of the Banks pursuant to this Security Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others other than Liens permitted under subsection 8.3 of the 1995 Credit Agreement and subsection 7.3 of the 1996 Credit Agreement. No security agreement, financing statement or other public notice with respect to all or any part of such Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Agent, for the ratable benefit of the Banks, pursuant to this Security Agreement, (ii) financing statements filed with respect to equipment leases or (iii) as may otherwise be permitted pursuant to the Credit Agreements.

                  (b) Perfected First Priority Liens. Appropriate financing statements having been filed in the jurisdictions listed on Schedules II-A through G and all other appropriate action having been duly taken, the Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Agent, for the ratable benefit of the Banks, which are prior to all other Liens on such Collateral created by such Grantor other than Liens permitted under subsection 8.3 of the 1995 Credit Agreement and subsection 7.3 of the 1996 Credit Agreement and which are enforceable as such against all creditors of and purchasers from such Grantor and against any owner or purchaser of the real property where any of the Equipment or Inventory is located and any present or future creditor obtaining a Lien on such real property.

                 (c) Accounts. The amount represented by such Grantor to the Banks from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount in excess of $100,000 payable to such Grantor under or in connection with any of the Accounts is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The place where such Grantor keeps its records concerning the Accounts is set forth on Schedule III-A through G.

                 (d) Consents. Except as previously disclosed to the Banks in writing: (i) no consent of any party (other than such Grantor) to each Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement by such Grantor; (ii) each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; (iii) no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any Contract by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any Contract to any material adverse limitation, either specific or general in nature; (iv) neither such Grantor nor (to the best of such Grantor's knowledge) any other party to any Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof; (v) such Grantor has fully performed all its obligations under each Contract; (vi) the right, title and interest of such Grantor in, to and under each Contract is not subject to any defense, offset, counterclaim or claim which could materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against such Grantor as to each Contract; (vii) such Grantor has delivered to the Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto; and (viii) no amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

                  (e) Inventory and Equipment. The Inventory and the Equipment are kept only at the locations listed on Schedules IV-A through G.

                  (f) Chief Executive Office. Such Grantor's chief executive office and chief place of business is located at the address listed on Schedules V-A through G.

                  (g) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  5. Covenants. Each Grantor covenants and agrees with the Agent and the Banks that, from and after the date of this Security Agreement until the Obligations have been paid in full:

                 (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the reasonable request of any Bank, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as such Bank may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Such Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                 (b) Pledge of Instruments and Chattel Paper. If any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly endorsed by such Grantor in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

                  (c) Indemnification. Such Grantor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses)
         (i) with respect to, or
         resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Agent or any Bank under any of the Accounts for any sum owing thereunder, or to enforce any provisions of any such Account, such Grantor will save, indemnify and keep the Agent and such Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Grantor.

                 (d) Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. Such Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Agent's and the Banks' further security, the Agent, for the ratable benefit of the Banks, shall have a security interest in all of such Grantor's books and records pertaining to the Collateral, and, subject to subsection 11.13 of the 1995 Credit Agreement and subsection
         10.12 of the 1996 Credit Agreement, such Grantor shall turn over any such books and records to the Agent or to its representatives during normal business hours at the request of the Agent.

                 (e) Right of Inspection. The Agent and the Banks shall at all times, upon reasonable notice, have full and free access during normal business hours to all the books, correspondence and records of such Grantor, and the Agent and the Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Agent and the Banks, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and the Banks and their respective representatives shall, upon reasonable notice and at any reasonable time, also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (f) Compliance with Laws, etc. Such Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Grantor's business; provided that such Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Banks' rights or the priority of their Liens on the Collateral.

                 (g) Compliance with Terms of Contracts, etc. Such Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

                 (h) Payment of Obligations. Such Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, and such charge is adequately reserved against on such Grantor's books in accordance with GAAP, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of such Collateral or any interest therein.

                 (i) Limitations on Liens on Collateral. Such Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to such Collateral, other than the Liens created hereby or Liens permitted under subsection 8.3 of the 1995 Credit Agreement and subsection 7.3 of the 1996 Credit Agreement, and will defend the right, title and interest of the Agent and the Banks in and to any of such Collateral against the claims and demands of all Persons whomsoever.

                 (j) Limitations on Dispositions of Collateral. Such Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for dispositions of assets permitted by subsection 8.6 of the 1995 Credit Agreement and subsection 7.6 of the 1996 Credit Agreement.

                 (k) Limitations on Modifications, Waivers, Extensions of the Contracts and Agreements Giving Rise to Accounts. Such Grantor will not
         (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to any of the Accounts in any manner which could reasonably be expected to materially adversely affect the value of any such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to the Accounts (other than any right of termination) or (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account.

                 (l) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Grantor over a period of time, such Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                 (m) Maintenance of Equipment. Such Grantor will maintain each material item of the Equipment useful and necessary in its business in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                 (n) Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties customary for business of the same type and (ii) insuring such Grantor, the Agent and the Banks against liability for personal injury and property damage relating to the Inventory and Equipment, such policies to be in the form and amounts and having such coverage customary for business of the same type with losses payable to such Grantor and the Agent as their respective interests may appear. All such insurance shall (i) contain a breach of warranty clause in favor of the Agent, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent and the Banks of written notice thereof, (iii) name the Agent and the Banks as insured parties and (iv) be reasonably satisfactory in all other respects to the Agent. Such Grantor shall deliver to the Agent and the Banks a report of a reputable insurance broker with respect to such insurance as the Agent may from time to time reasonably request.

                 (o) Further Identification of Collateral. Upon the reasonable request of the Agent, such Grantor will furnish to the Agent and the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail.

                  (p) Notices. Such Grantor will advise the Agent and the Banks promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreements, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreements) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                 (q) Changes in Locations, Name, etc. Such Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in paragraph 4(f) or remove its books and records from the location specified in paragraph 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed in respect to such Grantor on Schedules IV-A through H or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Security Agreement could become seriously misleading.

                  6. Agent's Appointment as Attorney-in-Fact. (a) Powers. Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

                      (i) upon the occurrence and during the continuance of any Event of Default, in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Accounts, Instruments, General Intangibles or any Contract or with respect to any other of the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any such Account, Instrument or General Intangible or Contract or with respect to any other such Collateral whenever payable;

                      (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this

         Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                    (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any such Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Banks' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                 (b) Other Powers. Each Grantor also authorizes the Agent and the Banks, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                 (c) No Duty on Agent or Banks' Part. The powers conferred on the Agent and the Banks hereunder are solely to protect the Agent's and the Banks' interests in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                 7. Performance by Agent of Grantor's Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the ABR, shall be payable by such Grantor to the Agent on demand and shall constitute Obligations secured hereby.

                  8. Proceeds. If an Event of Default shall occur and be continuing:

                 (a) all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent and the Banks, segregated from other funds of the Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required) and

                 (b) any and all such Proceeds received by the Agent (whether from any Grantor or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Banks as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same.

                 9. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations or any Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange or broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent and each Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of any Collateral so sold, free of any right or equity of redemption in the Grantors, which right or equity is hereby waived or released. Each Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of such Collateral or in any way relating to such Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Grantors. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

                 10. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Bank, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

                  11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                 12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 14. No Waiver; Cumulative Remedies. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Agent in accordance with subsection 11.1 of the 1995 Credit Agreement, subsection 10.1 of the 1996 Credit Agreement and the Intercreditor Agreement; provided that any provision of this Security Agreement may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telecopy from the Agent. This Security Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 16. Notices. All notices, requests and demands to or upon the Agent, any Bank or any Grantor to be effective shall be in writing (or by telegraph or telecopy confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested or (c) if by telegraph or telecopy, when sent and receipt has been confirmed, addressed at its address or transmission number for notices provided in 11.2 of the 1995 Credit Agreement or subsection 10.2 of the 1996 Credit Agreement or Section 12 of the Subsidiary Guarantee. The Agent, each Bank and the Grantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                 17. Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each Grantor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and each Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                 18. Release of Liens. In the event that any Grantor conveys, sells, leases, assigns, transfers or otherwise disposes of any portion of the Collateral in accordance with subsection 8.6 of the 1995 Credit Agreement and subsection 7.6 of the 1996 Credit Agreement, or grants a Lien with respect to any of the Collateral which Lien is permitted pursuant to subsection 8.3(m) of the 1995 Credit Agreement and subsection 7.3(m) of the 1996 Credit Agreement, and so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall promptly take such action as may be reasonably requested by such Grantor to release, to the extent necessary, any Liens created by this Security Agreement in respect of such Collateral.

                 19. Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Security Agreement signed by all the parties hereto shall be lodged with the Agent.

                 IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                               LEAR CORPORATION


                                               By:______________________________
                                                  Title:


                                               LEAR CORPORATION (GERMANY) LTD.


                                               By:______________________________
                                                  Title:


                                               LEAR SEATING HOLDINGS CORP. NO.
                                                 50


                                               By:______________________________
                                                  Title:


                                               PROGRESS PATTERN CORP.


                                               By:______________________________
                                                  Title:


                                               LEAR CORPORATION MENDON


                                               By:______________________________
                                                  Title:


                                               LS ACQUISITION CORPORATION
                                                 NO. 24


                                               By:______________________________
                                                  Title:


                                               FAIR HAVEN INDUSTRIES, INC.


                                               By:______________________________
                                                  Title:

                                               CHEMICAL BANK, as Agent


                                               By:______________________________
                                                  Title:

                                                                    SCHEDULE I-A


                                LEAR CORPORATION
                                    Contracts

None.


                                                                    SCHEDULE I-B



                         LEAR CORPORATION (GERMANY) LTD.
                                    Contracts

None.


                                                                    SCHEDULE I-C



                       LEAR SEATING HOLDINGS CORP. NO. 50
                                    Contracts

None.


                                                                    SCHEDULE I-D


                             PROGRESS PATTERN CORP.
                                    Contracts

None.



                                                                    SCHEDULE I-E


                             LEAR CORPORATION MENDON
                                    Contracts

None.

                                                                    SCHEDULE I-F


                        LS ACQUISITION CORPORATION NO. 24
                                    Contracts

None.

                                                                    SCHEDULE I-G


                           FAIR HAVEN INDUSTRIES, INC.
                                    Contracts

None.

                                                                   SCHEDULE II-A


                                LEAR CORPORATION
                           Financing Statements Filed

State                                                      Location
- -----                                                      --------

Kentucky                                           1.      Secretary of State

Kentucky                                           2.      Jefferson County

Michigan                                           3.      Secretary of State

Michigan                                           4.      St. Joseph County

Michigan                                           5.      Genesee County

Michigan                                           6.      Oakland County

Michigan                                           7.      Wayne County

Tennessee
                                                   8.      Secretary of State

Tennessee
                                                   9.      Hamblen County

Ohio
                                                   10.     Secretary of State

Ohio
                                                   11.     Lorain County

Texas                                              12.     Secretary of State

Texas                                              13.     El Paso County

Wisconsin                                          14.     Secretary of State

Wisconsin
                                                   15.     Rock County

Indiana
                                                   16.     Secretary of State

Indiana
                                                   17.     Lake County

South Carolina                                     18.     Secretary of State

South Carolina                                     19.     Spartanburg County

Georgia
                                                   20.     Clayton County

Missouri                                           21.     Secretary of State

Missouri                                           22.     St. Louis County

                                                                   SCHEDULE II-B


                         LEAR CORPORATION (GERMANY) LTD.
                           Financing Statements Filed

         State                                             Location

1.       Michigan                                  1.      Secretary of State

2.       Michigan                                  2.      Oakland County



                                                                   SCHEDULE II-C


                       LEAR SEATING HOLDINGS CORP. NO. 50
                           Financing Statements Filed

         State                                             Location

1.       Michigan                                  1.      Secretary of State


2.       Michigan                                  2.       Oakland County


                                                                   SCHEDULE II-D


                             PROGRESS PATTERN CORP.
                           Financing Statements Filed

         State                                             Location

1.       Michigan                                  1.      Secretary of State

2.       Michigan                                  2.      Oakland County



                                                                   SCHEDULE II-E


                             LEAR CORPORATION MENDON
                           Financing Statements Filed

         State                                             Location

1.       Michigan                                  1.      Secretary of State

2.       Michigan                                  2.      St. Joseph County

                                                                   SCHEDULE II-F


                        LS ACQUISITION CORPORATION NO. 24
                           Financing Statements Filed

         State                                             Location

1.       Michigan                                  1.      Secretary of State


2.       Michigan                                  2.       Oakland County


                                                                   SCHEDULE II-G


                           FAIR HAVEN INDUSTRIES, INC.
                           Financing Statements Filed

         State                                             Location

1.       Michigan                                  1.      Secretary of State


2.       Michigan                                  2.       St. Clair County

                                                                  SCHEDULE III-A


                                LEAR CORPORATION
                     Location of Records Concerning Accounts

         21557 Telegraph Road
         Southfield, Michigan  48034

         4600 Nancy Avenue
         Detroit, Michigan  48212

         36300 Eureka Road
         Romulus, Michigan  48174

         36310 Eureka Road
         Romulus, Michigan  48174

         340 Fenway Drive
         Fenton, Michigan  48430

         236 West Clark Street
         Mendon, Michigan  49072

         325 Industrial Avenue
         Morristown, Tennessee  37814

         7425 Industrial Parkway
         Building One
         Lorain, Ohio  44053

         12510 Westport Road
         Building One
         Louisville, Kentucky  40245

         3708 Enterprise Drive
         Janesville, Wisconsin  53545

         2060 Voorheis Avenue
         Grand Rapids, Michigan  49504

         45 Corporate Woods Drive
         Bridgeton, Missouri  63044

         1401 165th Street
         Hammond, Indiana  46320

         4361 International Boulevard
         Atlanta, Georgia  30354

         1865 East Main Street
         Duncan, South Carolina  29334

         21177 Hilltop Street
         Southfield, MI  48034

         4400 South Saginaw Street
         Flint, MI  48507

         1900 N. Saginaw Street
         Flint, MI  48505

         17425 Federal Drive
         Allen Park, MI  48101

         5800 Enterprise Drive
         Warren, MI  48092

         1055 West Maple Road
         Clawson, MI  48017

         13955 Farmington Road
         Livonia, MI  48154

         Pioneer Engineering Building
         2500 E. Nine Mile Road
         Warren, MI  48091

         28000 Dequindre Road
         Warren, MI  48092

         3000 Research Drive
         Rochester Hills, MI  48309

         2298 West Street Road 28
         Frankfort, IN  46041-8772

         1789 Balley Road
         Warren, OH  44481

         45 Corporate Woods Drive
         Bridgeton, MO  83044

         255 Edigar Road
         Wentzville, MO  83303

         14276 Frazho Road
         Warren, MI  48089
         (temporary location)

         Warehouse Location:

         Central Detroit Warehouse
         18765 Seaway Drive
         Melvindale, MI  48122

                                                                  SCHEDULE III-B


                         LEAR CORPORATION (GERMANY) LTD.
                     Location of Records Concerning Accounts

21557 Telegraph Road
Southfield, Michigan  48034



                                                                  SCHEDULE III-C


                       LEAR SEATING HOLDINGS CORP. NO. 50
                     Location of Records Concerning Accounts

21557 Telegraph Road
Southfield, Michigan  48034


                                                                  SCHEDULE III-D


                             PROGRESS PATTERN CORP.
                     Location of Records Concerning Accounts

21555 Telegraph Road
Southfield, Michigan  48034


                                                                  SCHEDULE III-E


                             LEAR CORPORATION MENDON
                     Location of Records Concerning Accounts

236 West Clark Street
Mendon, Michigan  49072


                                                                  SCHEDULE III-F


                        LS ACQUISITION CORPORATION NO. 24
                     Location of Records Concerning Accounts

21557 Telegraph Road
Southfield, Michigan  48034

                                                                  SCHEDULE III-G


                           FAIR HAVEN INDUSTRIES, INC.
                     Location of Records Concerning Accounts

7445 Mayer Road
Fair Haven, Michigan  48023

                                                                   SCHEDULE IV-A


                                LEAR CORPORATION
                       Location of Inventory and Equipment


         21557 Telegraph Road
         Southfield, Michigan  48034

         4600 Nancy Avenue
         Detroit, Michigan  48212

         36300 Eureka Road
         Romulus, Michigan  48174

         36310 Eureka Road
         Romulus, Michigan  48174

         340 Fenway Drive
         Fenton, Michigan  48430

         236 West Clark Street
         Mendon, Michigan  49072

         325 Industrial Avenue
         Morristown, Tennessee  37814*/

         7425 Industrial Parkway
         Lorain, Ohio 44053*/

         12510 Westport Road
         Building One
         Louisville, Kentucky  40245*/

         3708 Enterprise Drive
         Janesville, Wisconsin  53545*/

         2060 Voorheis Avenue
         Grand Rapids, Michigan

         1401 165th Street
         Hammond, Indiana  46320*/

         4361 International Boulevard
         Atlanta, Georgia  30354*/

         1725 East Main Street
         Duncan, South Carolina  29334*/

*/ Inventory and Equipment at these locations are held by Lear Corporation or one of its Subsidiaries.

         45 Corporate Woods Drive
         Bridgeton, Missouri  63044*/

         21177 Hilltop Street
         Southfield, MI  48034

         4400 South Saginaw Street
         Flint, MI  48507

         1900 N. Saginaw Street
         Flint, MI  48505

         17425 Federal Drive
         Allen Park, MI  48101

         5800 Enterprise Drive
         Warren, MI  48092

         1055 West Maple Road
         Clawson, MI  48017

         13955 Farmington Road
         Livonia, MI  48154

         Pioneer Engineering Building
         2500 E. Nine Mile Road
         Warren, MI  48091

         28000 Dequindre Road
         Warren, MI  48092

         3000 Research Drive
         Rochester Hills, MI  48309

         2298 West Street Road 28
         Frankfort, IN  46041-8772*/

         1789 Balley Road
         Warren, OH  44481*/

         45 Corporate Woods Drive
         Bridgeton, MO  83044*/

         255 Edigar Road
         Wentzville, MO  83303*/

         14276 Frazho Road
         Warren, MI  48089
         (temporary location)

         Warehouse Location:

         Central Detroit Warehouse
         18765 Seaway Drive
         Melvindale, MI  48122

                                                                   SCHEDULE IV-B


                         LEAR CORPORATION (GERMANY) LTD.
                      Locations of Inventory and Equipment

21557 Telegraph Road
Southfield, Michigan  48034


                                                                   SCHEDULE IV-C



                       LEAR SEATING HOLDINGS CORP. NO. 50
                      Locations of Inventory and Equipment

21557 Telegraph Road
Southfield, Michigan  48034


                                                                   SCHEDULE IV-D



                             PROGRESS PATTERN CORP.
                      Locations of Inventory and Equipment

21555 Telegraph Road
Southfield, Michigan  48034


                                                                   SCHEDULE IV-E


                             LEAR CORPORATION MENDON
                      Locations of Inventory and Equipment

236 West Clark Street
Mendon, Michigan  49072

                                                                   SCHEDULE IV-F


                        LS ACQUISITION CORPORATION NO. 24
                      Locations of Inventory and Equipment

21557 Telegraph Road
Southfield, Michigan  48034

                                                                   SCHEDULE IV-G


                           FAIR HAVEN INDUSTRIES, INC.
                      Locations of Inventory and Equipment

7445 Mayer Road
Fair Haven, Michigan  48023

                                                                    SCHEDULE V-A



                                LEAR CORPORATION
                             Chief Executive Office

21557 Telegraph Road
Southfield, Michigan  48034


                                                                    SCHEDULE V-B



                         LEAR CORPORATION (GERMANY) LTD.
                             Chief Executive Office

21557 Telegraph Road
Southfield, Michigan  48034


                                                                    SCHEDULE V-C


                       LEAR SEATING HOLDINGS CORP. NO. 50
                             Chief Executive Office

21557 Telegraph Road
Southfield, Michigan  48034


                                                                    SCHEDULE V-D



                             PROGRESS PATTERN CORP.
                             Chief Executive Office

21555 Telegraph Road
Southfield, Michigan  48034


                                                                    SCHEDULE V-E



                             LEAR CORPORATION MENDON
                             Chief Executive Office

236 West Clark Street
Mendon, Michigan  49072

                                                                    SCHEDULE V-F



                        LS ACQUISITION CORPORATION NO. 24
                             Chief Executive Office

21557 Telegraph Road
Southfield, Michigan  48034


                                                                    SCHEDULE V-G



                           FAIR HAVEN INDUSTRIES, INC.
                             Chief Executive Office

7445 Mayer Road
Fair Haven, Michigan  48023

                                                                       EXHIBIT I

                                     FORM OF
                              AMENDED AND RESTATED
                          ADDITIONAL SECURITY AGREEMENT


                 AMENDED AND RESTATED ADDITIONAL SECURITY AGREEMENT, dated as of June 27, 1996, made by each of the corporations that are signatories hereto other than Chemical Bank (the "Grantors"), in favor of CHEMICAL BANK, as collateral agent (in such capacity, the "Agent") for the Banks parties to the Credit Agreements referred to below.


                              W I T N E S S E T H :

                 WHEREAS, Lear Corporation (the "Borrower") is a party to the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent, and the Managing Agents, Co-Agents and Lead Managers identified therein;

                 WHEREAS, the Borrower is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

                 WHEREAS, pursuant to the Credit Agreements and the other Loan Documents, the Banks have agreed to make and have made certain extensions of credit;

                 WHEREAS, the Grantors have entered into an Additional Security Agreement, dated as of December 18, 1995 (as amended, supplemented or otherwise modified from time to time, the "Original Additional Security Agreement"); and

                 WHEREAS, it is a condition precedent to the obligation of the Banks to make and continue to make extensions of credit to and for the account of the Borrower under the Credit Agreements that the Original Additional Security Agreement be amended and restated in its entirety as provided herein;

                 NOW, THEREFORE, in consideration of the premises contained herein, the Agent and the Grantors hereby agree that the Original Additional Security Agreement shall be amended and restated in its entirety as follows:

                 1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper,

Documents, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                 "Code" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                 "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

                 "Commitments" means, collectively, (a) the "Commitments" under and as defined in the 1995 Credit Agreement and (b) the "Commitments" under and as defined in the 1996 Credit Agreement.

                 "Contracts" shall mean each of the agreements listed on Schedules I-A through B, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights for each Grantor to receive monies due and to become due to it thereunder or in connection therewith, (b) all rights of each Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of each Grantor to perform and to exercise all remedies thereunder.

                 "Equipment" shall mean all equipment, as such term is defined in Section 9-109(2) of the Code, now or hereafter acquired by each Grantor, and, in any event, shall mean and include, but shall not be limited to, all machinery, equipment, furnishings and fixtures now or hereafter used in connection with the businesses of each Grantor or located at the locations set forth on Schedules IV-A through B, and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts (including spare parts), equipment and accessories installed thereon or affixed thereto.

                 "Event of Default" means (a) an "Event of Default" under and as defined in the 1995 Credit Agreement or (b) an "Event of Default" under and as defined in the 1996 Credit Agreement.

                 "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among Chemical Bank, in its capacity as Agent under the 1995 Credit Agreement, Chemical Bank, in its capacity as Agent under the 1996 Credit Agreement, and Chemical Bank, in its capacity as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Loan Documents" means, collectively, (a) the "Loan Documents" under and as defined in the 1995 Credit Agreement and (b) the "Loan Documents" under and as defined in the 1996 Credit Agreement.

                 "Notes" means, collectively, (a) the "Notes" under and as defined in the 1995 Credit Agreement and (b) the "Notes" under and as defined in the 1996 Credit Agreement.

                 "Obligations" means, collectively, (a) the "Obligations" under and as defined in the 1995 Credit Agreement and (b) the "Obligations" under and as defined in the 1996 Credit Agreement.

                 "Security Agreement" shall mean this Amended and Restated Additional Security Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Security Documents" means, collectively, (a) the "Security Documents" under and as defined in the 1995 Credit Agreement and (b) the "Security Documents" under and as defined in the 1996 Credit Agreement.

                 (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, paragraph and Schedule references are to this Security Agreement unless otherwise specified.

                 (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (subject to the limitations set forth in paragraph 2(b) of the Additional Subsidiary Guarantee) and in order to induce the Agent and the Banks to make and continue to make their respective extensions of credit under the Credit Agreements, each Grantor hereby sells, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Banks, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                       (i)   all Accounts;

                      (ii)   all Chattel Paper;

                     (iii)   all Contracts;

                      (iv)   all Documents;

                       (v)   all Equipment;

                      (vi)   all General Intangibles;

                     (vii)   all Instruments;

                    (viii)   all Inventory; and

                    (ix) to the extent not otherwise included, all Proceeds, products, substitutions and replacements of any and all of the foregoing.

                 3. Rights of Agent and Banks; Limitations on Agent's and Banks' Obligations. (a) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its respective Accounts and the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of the Contracts. Neither the Agent nor any Bank shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under the Contracts by reason of or arising out of this Security Agreement or the receipt by the Agent or any such Bank of any payment relating to such Account or the Contracts pursuant hereto, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), or under or pursuant to the Contracts, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under the Contracts, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 (b) At the Agent's request, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the sale and delivery of Inventory or the performance of labor or service which created the Accounts, including, but not limited to, all Chattel Paper, original purchase orders, invoices, shipping documents and delivery receipts and duplicate copies of credit memoranda.

                 (c) The Agent may at any time after the occurrence and during the continuance of an Event of Default notify account debtors and parties to Accounts that the Accounts have been assigned to the Agent, for the ratable benefit of the Banks, and that payments shall be made directly to the Agent. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor will so notify such account debtors and such parties to the Accounts. Upon prior notice to the Grantors, the Agent may in its own name or in the name of others communicate with account debtors and parties to Accounts in order to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

                 (d) Upon prior notice to the Grantors, the Agent shall have the right to make test verifications of the Collateral in any matter and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Agent may require in connection therewith. Each Grantor at its expense will furnish, or will cause independent public accountants satisfactory to the Agent to furnish, to the Agent at any time and from time to time promptly upon the Agent's request, the following reports: (i) reconciliation of all Collateral, (ii) an aging of all Collateral, (iii) trial balances, (iv) a test verification of such Collateral and (v) a physical inventory of the Collateral by certified accountants reasonably satisfactory to the Agent.



                 4. Representations and Warranties. Each Grantor hereby represents and warrants that:

                 (a) Title; No Other Liens. Except for the Lien granted to the Agent for the ratable benefit of the Banks pursuant to this Security Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others other than Liens permitted under subsection 8.3 of the 1995 Credit Agreement or subsection 7.3 of the 1996 Credit Agreement. No security agreement, financing statement or other public notice with respect to all or any part of such Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Agent, for the ratable benefit of the Banks, pursuant to this Security Agreement, (ii) financing statements filed with respect to equipment leases or (iii) as may otherwise be permitted pursuant to the Credit Agreements.

                 (b) Perfected First Priority Liens. Appropriate financing statements having been filed in the jurisdictions listed on Schedules II-A through B and all other appropriate action having been duly taken, the Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Agent, for the ratable benefit of the Banks, which are prior to all other Liens on such Collateral created by such Grantor other than Liens permitted under subsection 8.3 of the 1995 Credit Agreement and subsection 7.3 of the 1996 Credit Agreement and which are enforceable as such against all creditors of and purchasers from such Grantor and against any owner or purchaser of the real property where any of the Equipment or Inventory is located and any present or future creditor obtaining a Lien on such real property.

                 (c) Accounts. The amount represented by such Grantor to the Banks from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount in excess of $100,000 payable to such Grantor under or in connection with any of the Accounts is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The place where such Grantor keeps its records concerning the Accounts is set forth on Schedule III-A through B.

                 (d) Consents. Except as previously disclosed to the Banks in writing: (i) no consent of any party (other than such Grantor) to each Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement by such Grantor; (ii) each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; (iii) no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any Contract by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any Contract to any material adverse limitation, either specific or general in nature; (iv) neither such Grantor nor (to the best of such Grantor's knowledge) any other party to any Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof; (v) such Grantor has fully performed all its obligations under each Contract; (vi) the right, title and interest of such Grantor in, to and under each Contract is not subject to any defense, offset, counterclaim or claim which could materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against such Grantor as to each Contract; (vii) such Grantor has delivered to the Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto; and (viii) no amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

                 (e) Inventory and Equipment. The Inventory and the Equipment are kept only at the locations listed on Schedules IV-A through B.

                 (f) Chief Executive Office. Such Grantor's chief executive office and chief place of business is located at the address listed on Schedules V-A through B.

                 (g) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                 5. Covenants. Each Grantor covenants and agrees with the Agent and the Banks that, from and after the date of this Security Agreement until the Obligations have been paid in full:

                 (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the reasonable request of any Bank, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as such Bank may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Such Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                 (b) Pledge of Instruments and Chattel Paper. If any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly endorsed by such Grantor in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

                 (c) Indemnification. Such Grantor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses)
         (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Agent or any Bank under any of the Accounts for any sum owing thereunder, or to enforce any provisions of any such Account, such Grantor will save, indemnify and keep the Agent and such Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Grantor.

                 (d) Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. Such Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Agent's and the Banks' further security, the Agent, for the ratable benefit of the Banks, shall have a security interest in all of such Grantor's books and records pertaining to the Collateral, and, subject to subsection 11.13 of the 1995 Credit Agreement and subsection
         10.12 of the 1996 Credit Agreement, such Grantor shall turn over any such books and records to the Agent or to its representatives during normal business hours at the request of the Agent.

                 (e) Right of Inspection. The Agent and the Banks shall at all times, upon reasonable notice, have full and free access during normal business hours to all the books, correspondence and records of such Grantor, and the Agent and the Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Agent and the Banks, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and the Banks and their respective representatives shall, upon reasonable notice and at any reasonable time, also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                 (f) Compliance with Laws, etc. Such Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Grantor's business; provided that such Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Banks' rights or the priority of their Liens on the Collateral.

                 (g) Compliance with Terms of Contracts, etc. Such Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

                 (h) Payment of Obligations. Such Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, and such charge is adequately reserved against on such Grantor's books in accordance with GAAP or (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of such Collateral or any interest therein.

                 (i) Limitations on Liens on Collateral. Such Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to such Collateral, other than the Liens created hereby or Liens permitted under subsection 8.3 of the 1995 Credit Agreement and subsection 7.3 of the 1996 Credit Agreement, and will defend the right, title and interest of the Agent and the Banks in and to any of such Collateral against the claims and demands of all Persons whomsoever.

                 (j) Limitations on Dispositions of Collateral. Such Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for dispositions of assets permitted by subsection 8.6 of the 1995 Credit Agreement and subsection 7.6 of the 1996 Credit Agreement.

                 (k) Limitations on Modifications, Waivers, Extensions of the Contracts and Agreements Giving Rise to Accounts. Such Grantor will not
         (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to any of the Accounts in any manner which could reasonably be expected to materially adversely affect the value of any such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to the Accounts (other than any right of termination) or (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account.

                 (l) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Grantor over a period of time, such Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                 (m) Maintenance of Equipment. Such Grantor will maintain each material item of the Equipment useful and necessary in its business in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                 (n) Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties customary for business of the same type and (ii) insuring such Grantor, the Agent and the Banks against liability for personal injury and property damage relating to the Inventory and Equipment, such policies to be in the form and amounts and having such coverage customary for business of the same type with losses payable to such Grantor and the Agent as their respective interests may appear. All such insurance shall (i) contain a breach of warranty clause in favor of the Agent, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent and the Banks of written notice thereof, (iii) name the Agent and the Banks as insured parties and (iv) be reasonably satisfactory in all other respects to the Agent. Such Grantor shall deliver to the Agent and the Banks a report of a reputable insurance broker with respect to such insurance as the Agent may from time to time reasonably request.

                 (o) Further Identification of Collateral. Upon the reasonable request of the Agent, such Grantor will furnish to the Agent and the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail.

                 (p) Notices. Such Grantor will advise the Agent and the Banks promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreements, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreements) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                 (q) Changes in Locations, Name, etc. Such Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in paragraph 4(f) or remove its books and records from the location specified in paragraph 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed in respect to such Grantor on Schedules IV-A through or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Security Agreement could become seriously misleading.

                 6. Agent's Appointment as Attorney-in-Fact. (a) Powers. Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

                      (i) upon the occurrence and during the continuance of any Event of Default, in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Accounts, Instruments, General Intangibles or any Contract or with respect to any other of the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any such Account, Instrument or General Intangible or Contract or with respect to any other such Collateral whenever payable;

                      (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                    (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any such Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;
         (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Banks' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                 (b) Other Powers. Each Grantor also authorizes the Agent and the Banks, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                 (c) No Duty on Agent or Banks' Part. The powers conferred on the Agent and the Banks hereunder are solely to protect the Agent's and the Banks' interests in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                 7. Performance by Agent of Grantor's Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the ABR, shall be payable by such Grantor to the Agent on demand and shall constitute Obligations secured hereby.

                 8. Proceeds. If an Event of Default shall occur and be continuing:

                 (a) all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent and the Banks, segregated from other funds of the Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required) and

                 (b) any and all such Proceeds received by the Agent (whether from any Grantor or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Banks as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same.

                 9. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations or any Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange or broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent and each Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of any Collateral so sold, free of any right or equity of redemption in the Grantors, which right or equity is hereby waived or released.

Each Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of such Collateral or in any way relating to such Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Grantors. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

                 10. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Bank, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

                 11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                 12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 13. Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 14. No Waiver; Cumulative Remedies. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Agent in accordance with subsection 11.1 of the 1995 Credit Agreement, subsection 10.1 of the 1996 Credit Agreement and the Intercreditor Agreement; provided that any provision of this Security Agreement may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telecopy from the Agent. This Security Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 16. Notices. All notices, requests and demands to or upon the Agent, any Bank or any Grantor to be effective shall be in writing (or by telegraph or telecopy confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested or (c) if by telegraph or telecopy, when sent and receipt has been confirmed, addressed at its address or transmission number for notices provided in subsection 11.2 of the 1995 Credit Agreement or subsection 10.2 of the 1996 Credit Agreement or
Section 12 of the Additional Subsidiary Guarantee. The Agent, each Bank and the Grantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                 17. Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each Grantor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and each Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                 18. Release of Liens. In the event that any Grantor conveys, sells, leases, assigns, transfers or otherwise disposes of any portion of the Collateral in accordance with subsection 8.6 of the 1995 Credit Agreement and subsection 7.6 of the 1996 Credit Agreement, or grants a Lien with respect to any of the Collateral which Lien is permitted pursuant to subsection 8.3(m) of the 1995 Credit Agreement and subsection 7.3(m) of the 1996 Credit Agreement, and so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall promptly take such action as may be reasonably requested by such Grantor to release, to the extent necessary, any Liens created by this Security Agreement in respect of such Collateral.

                 19. Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Security Agreement signed by all the parties hereto shall be lodged with the Agent.

                 IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

LEAR OPERATIONS CORPORATION


                                               By:______________________________
                                                  Title:


                                               NAB CORPORATION


                                               By:______________________________
                                                  Title:


                                               CHEMICAL BANK, as Agent


                                               By:______________________________
                                                  Title:

                                                                    SCHEDULE I-A


                           LEAR OPERATIONS CORPORATION
                                    Contracts

None.


                                                                    SCHEDULE I-B



                                 NAB CORPORATION
                                    Contracts

None.

                                                                   SCHEDULE II-A


                           LEAR OPERATIONS CORPORATION
                           Financing Statements Filed

State                                                        Location
- -----                                                        --------
Kentucky                                                     Secretary of State
Kentucky                                                     Jefferson County

Michigan                                                     Secretary of State
Michigan                                                     Oakland County

Tennessee                                                    Secretary of State
Tennessee                                                    Hamblen County

Ohio                                                         Secretary of State
Ohio                                                         Lorain County

Wisconsin                                                    Secretary of State
Wisconsin                                                    Rock County

Indiana                                                      Secretary of State
Indiana                                                      Lake County

South Carolina                                               Secretary of State
South Carolina                                               Spartanburg County

Georgia                                                      Fulton County

Missouri                                                     Secretary of State
Missouri                                                     St. Louis County



                                                                   SCHEDULE II-B


                                 NAB CORPORATION
                           Financing Statements Filed


State                                                       Location
- -----                                                       --------
Texas                                                       Secretary of State
Texas                                                       El Paso County

Michigan                                                    Secretary of State
Michigan                                                    Oakland County

                                                                  SCHEDULE III-A


                           LEAR OPERATIONS CORPORATION
                     Location of Records Concerning Accounts


21557 Telegraph Road
Southfield, Michigan  48034

325 Industrial Avenue
Morristown, Tennessee  37814

7425 Industrial Parkway
Building One
Lorain, Ohio  44053

12510 Westport Road
Building One
Louisville, Kentucky  40245

3708 Enterprise Drive
Janesville, Wisconsin  53545

45 Corporate Woods Drive
Bridgeton, Missouri  63044

1401 165th Street
Hammond, Indiana  46320

4361 International Boulevard
Atlanta, Georgia  30354

1825 East Main Street
Duncan, South Carolina  29334

2298 West Street Road 28
Frankfort, Indiana  46041-8772

1789 Balley Road
Warren, Ohio  44481

255 Edinger Road
Wentzville, Missouri   83303

                                                                  SCHEDULE III-B


                                 NAB CORPORATION
                     Location of Records Concerning Accounts


21557 Telegraph Road
Southfield, Michigan  48034

Central Detroit Warehouse
18765 Seaway Drive
Melvindale, Michigan  48122

15 Leigh Fisher Road
Suite 400
El Paso, Texas  799906

                                                                   SCHEDULE IV-A


                           LEAR OPERATIONS CORPORATION
                       Location of Inventory and Equipment


21557 Telegraph Road
Southfield, Michigan  48034

325 Industrial Avenue
Morristown, Tennessee  37814

7425 Industrial Parkway
Building One
Lorain, Ohio  44053

12510 Westport Road
Building One
Louisville, Kentucky  40245

3708 Enterprise Drive
Janesville, Wisconsin  53545

45 Corporate Woods Drive
Bridgeton, Missouri  63044

1401 165th Street
Hammond, Indiana  46320

4361 International Boulevard
Atlanta, Georgia  30354

1825 East Main Street
Duncan, South Carolina  29334

2298 West Street Road 28
Frankfort, Indiana  46041-8772

1789 Balley Road
Warren, Ohio  44481

255 Edinger Road
Wentzville, Missouri   83303

                                                                   SCHEDULE IV-B


                                 NAB CORPORATION
                      Locations of Inventory and Equipment


21557 Telegraph Road
Southfield, Michigan  48034

Central Detroit Warehouse
18765 Seaway Drive
Melvindale, Michigan  48122

15 Leigh Fisher Road
Suite 400
El Paso, Texas  799906

                                                                    SCHEDULE V-A



                           LEAR OPERATIONS CORPORATION
                             Chief Executive Office

21557 Telegraph Road
Southfield, Michigan  48034


                                                                    SCHEDULE V-B



                                 NAB CORPORATION
                             Chief Executive Office

21557 Telegraph Road
Southfield, Michigan  48034

                                                                       EXHIBIT J
                                     FORM OF
                              AMENDED AND RESTATED
                      SECOND ADDITIONAL SECURITY AGREEMENT

                 AMENDED AND RESTATED SECOND ADDITIONAL SECURITY AGREEMENT, dated as of June 27, 1996, made by AUTOMOTIVE INDUSTRIES MANUFACTURING INC. (the "Grantor"), in favor of CHEMICAL BANK, as collateral agent (in such capacity, the "Agent") for the Banks parties to the Credit Agreements referred to below.


                              W I T N E S S E T H :

                 WHEREAS, Lear Corporation (the "Borrower") is a party to the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent, and the Managing Agents, Co-Agents and Lead Managers identified therein;

                 WHEREAS, the Borrower is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

                 WHEREAS, pursuant to the Credit Agreements and the other Loan Documents, the Banks have agreed to make and have made certain extensions of credit;

                 WHEREAS, the Grantor has entered into a Second Additional Security Agreement, dated as of December 18, 1995 (as amended, supplemented or otherwise modified from time to time, the "Original Second Additional Security Agreement"); and

                 WHEREAS, it is a condition precedent to the obligation of the Banks to make and continue to make extensions of credit to and for the account of the Borrower under the Credit Agreements that the Original Second Additional Security Agreement be amended and restated in its entirety as provided herein;

                 NOW, THEREFORE, in consideration of the premises contained herein, the Agent and the Grantor hereby agree that the Original Second Additional Security Agreement shall be amended and restated in its entirety as follows:

                 1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper,

Documents, Farm Products, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                 "Code" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                 "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

                 "Commitments" means, collectively, (a) the "Commitments" under and as defined in the 1995 Credit Agreement and (b) the "Commitments" under and as defined in the 1996 Credit Agreement.

                 "Event of Default" means (a) an "Event of Default" under and as defined in the 1995 Credit Agreement or (b) an "Event of Default" under and as defined in the 1996 Credit Agreement.

                 "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among Chemical Bank, in its capacity as Agent under the 1995 Credit Agreement, Chemical Bank, in its capacity as Agent under the 1996 Credit Agreement, and Chemical Bank, in its capacity as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Loan Documents" means, collectively, (a) the "Loan Documents" under and as defined in the 1995 Credit Agreement and (b) the "Loan Documents" under and as defined in the 1996 Credit Agreement.

                 "Notes" means, collectively, (a) the "Notes" under and as defined in the 1995 Credit Agreement and (b) the "Notes" under and as defined in the 1996 Credit Agreement.

                 "Obligations" means, collectively, (a) the "Obligations" under and as defined in the 1995 Credit Agreement and (b) the "Obligations" under and as defined in the 1996 Credit Agreement.

                 "Security Agreement" shall mean this Amended and Restated Second Additional Security Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Security Documents" means, collectively, (a) the "Security Documents" under and as defined in the 1995 Credit Agreement and (b) the "Security Documents" under and as defined in the 1996 Credit Agreement.

                 (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, paragraph and Schedule references are to this Security Agreement unless otherwise specified.

                 (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 2. Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby sells, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Banks, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                      (i)   all Accounts;

                     (ii) all Chattel Paper evidencing or constituting Proceeds of an Account;

                    (iii) all Instruments evidencing or constituting Proceeds of an Account; and

                     (iv) to the extent not otherwise included, all Proceeds, products, substitutions and replacements of any and all of the foregoing.

                 (b) Anything herein to the contrary notwithstanding, this Security Agreement shall terminate at such time the Additional Subsidiary Guarantee shall be amended to remove the limitation contained in clause (ii) of paragraph 2(b) thereof.

                 3. Rights of Agent and Banks; Limitations on Agent's and Banks' Obligations. (a) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of its Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Bank shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any such Bank of any payment relating to such Account pursuant hereto, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 (b) At the Agent's request, the Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the sale and delivery of Inventory or the performance of labor or service which created the Accounts, including, but not limited to, all Chattel Paper, original purchase orders, invoices, shipping documents and delivery receipts and duplicate copies of credit memoranda.

                 (c) The Agent may at any time after the occurrence and during the continuance of an Event of Default notify account debtors and parties to Accounts that the Accounts have been assigned to the Agent, for the ratable benefit of the Banks, and that payments shall be made directly to the Agent. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Grantor will so notify such account debtors and such parties to the Accounts. Upon prior notice to the Grantor, the Agent may in its own name or in the name of others communicate with account debtors and parties to Accounts in order to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

                 (d) Upon prior notice to the Grantor, the Agent shall have the right to make test verifications of the Collateral in any matter and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Agent may require in connection therewith. The Grantor at its expense will furnish, or will cause independent public accountants satisfactory to the Agent to furnish, to the Agent at any time and from time to time promptly upon the Agent's request, the following reports: (i) reconciliation of all Collateral, (ii) an aging of all Collateral, (iii) trial balances, (iv) a test verification of such Collateral and (v) a physical inventory of the Collateral by certified accountants reasonably satisfactory to the Agent.

                 4. Representations and Warranties. The Grantor hereby represents and warrants that:

                 (a) Title; No Other Liens. Except for the Lien granted to the Agent for the ratable benefit of the Banks pursuant to this Security Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others other than Liens permitted under subsection 8.3 of the 1995 Credit Agreement and subsection 7.3 of the 1996 Credit Agreement. No security agreement, financing statement or other public notice with respect to all or any part of such Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Agent, for the ratable benefit of the Banks, pursuant to this Security Agreement, (ii) financing statements filed with respect to equipment leases or (iii) as may otherwise be permitted pursuant to the Credit Agreements.

                 (b) Perfected First Priority Liens. Appropriate financing statements having been filed in the jurisdictions listed on Schedule I and all other appropriate action having been duly taken, the Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Agent, for the ratable benefit of the Banks, which are prior to all other Liens on such Collateral created by the Grantor other than Liens permitted under subsection 8.3 of the 1995 Credit Agreement and subsection 7.3 of the 1996 Credit Agreement and which are enforceable as such against all creditors of and purchasers from the Grantor and against any owner or purchaser of the real property where any of the Equipment or Inventory is located and any present or future creditor obtaining a Lien on such real property.

                 (c) Accounts. The amount represented by the Grantor to the Banks from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount in excess of $100,000 payable to the Grantor under or in connection with any of the Accounts is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The place where the Grantor keeps its records concerning the Accounts is set forth on Schedule III-A through B.

                 (d) Chief Executive Office. The Grantor's chief executive office and chief place of business is located at 2998 Waterview, Rochester Hills, Michigan 48309.

                 (e) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                 5. Covenants. The Grantor covenants and agrees with the Agent and the Banks that, from and after the date of this Security Agreement until the Obligations have been paid in full:

                 (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the reasonable request of any Bank, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as such Bank may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                 (b) Pledge of Instruments and Chattel Paper. If any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly endorsed by the Grantor in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

                 (c) Indemnification. The Grantor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Agent or any Bank under any of the Accounts for any sum owing thereunder, or to enforce any provisions of any such Account, the Grantor will save, indemnify and keep the Agent and such Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor.

                 (d) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Agent's and the Banks' further security, the Agent, for the ratable benefit of the Banks, shall have a security interest in all of the Grantor's books and records pertaining to the Collateral, and, subject to subsection 11.13 of the 1995 Credit Agreement and subsection
         10.12 of the 1996 Credit Agreement,
         the Grantor shall turn over any such books and records to the Agent or to its representatives during normal business hours at the request of the Agent.

                 (e) Right of Inspection. The Agent and the Banks shall at all times, upon reasonable notice, have full and free access during normal business hours to all the books, correspondence and records of the Grantor, and the Agent and the Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Agent and the Banks, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

                 (f) Compliance with Laws, etc. The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Grantor's business; provided that the Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Banks' rights or the priority of their Liens on the Collateral.

                 (g) Payment of Obligations. The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, and such charge is adequately reserved against on the Grantor's books in accordance with GAAP or (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of such Collateral or any interest therein.

                 (h) Limitations on Liens on Collateral. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to such Collateral, other than the Liens created hereby or Liens permitted under subsection 8.3 of the 1995 Credit Agreement and subsection 7.3 of the 1996 Credit Agreement, and will defend the right, title and interest of the Agent and the Banks in and to any of such Collateral against the claims and demands of all Persons whomsoever.

                 (i) Limitations on Dispositions of Collateral. The Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for dispositions of assets permitted by subsection 8.6 of the 1995 Credit Agreement and subsection 7.6 of the 1996 Credit Agreement.

                 (j) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. The Grantor will not (i) amend, modify, terminate or waive any provision of any agreement giving rise to any of the Accounts in any manner which could reasonably be expected to materially adversely affect the value of any such Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to the Accounts (other than any right of termination) or (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account.

                 (k) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Grantor over a period of time, the Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                 (l) Further Identification of Collateral. Upon the reasonable request of the Agent, the Grantor will furnish to the Agent and the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail.

                 (m) Notices. The Grantor will advise the Agent and the Banks promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreements, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreements) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                 (n) Changes in Locations, Name, etc. The Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in paragraph 4(f) or remove its books and records from the location specified in paragraph 4(c) or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Security Agreement could become seriously misleading.

                 6. Agent's Appointment as Attorney-in-Fact. (a) Powers. The Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

                      (i) upon the occurrence and during the continuance of any Event of Default, in the name of the Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other of the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any such Account or with respect to any other such Collateral whenever payable;

                      (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                    (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any such Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Banks' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                 (b) Other Powers. The Grantor also authorizes the Agent and the Banks, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                 (c) No Duty on Agent or Banks' Part. The powers conferred on the Agent and the Banks hereunder are solely to protect the Agent's and the Banks' interests in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                 7. Performance by Agent of Grantor's Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the ABR, shall be payable by the Grantor to the Agent on demand and shall constitute Obligations secured hereby.

                 8. Proceeds. If an Event of Default shall occur and be continuing:

                 (a) all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Agent and the Banks, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Agent, if required) and

                 (b) any and all such Proceeds received by the Agent (whether from any Grantor or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Banks as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

                 9. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations or any Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange or broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent and each Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of any Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of such Collateral or in any way relating to such Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the

Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

                 10. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Bank, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

                 11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                 12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 13. Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 14. No Waiver; Cumulative Remedies. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Agent in accordance with subsection 11.1 of the 1995 Credit Agreement, subsection 10.1 of the 1996 Credit Agreement and the Intercreditor Agreement; provided that any provision of this Security Agreement may be waived by the Agent and the Banks in a letter or agreement executed by the Agent or by telecopy from the Agent. This Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 16. Notices. All notices, requests and demands to or upon the Agent, any Bank or any Grantor to be effective shall be in writing (or by telegraph or telecopy confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested or (c) if by telegraph or telecopy, when sent and receipt has been confirmed, addressed at its address or transmission number for notices provided in subsection 11.2 of the 1995 Credit Agreement or subsection 10.2 of the 1996 Credit Agreement or
Section 12 of the Subsidiary Guarantee. The Agent, each Bank and the Grantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                 17. Authority of Agent. The Grantor acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                 18. Release of Liens. In the event that any Grantor conveys, sells, leases, assigns, transfers or otherwise disposes of any portion of the Collateral in accordance with subsection 8.6 of the 1995 Credit Agreement and subsection 7.6 of the 1996 Credit Agreement or grants a Lien with respect to any of the Collateral which Lien is permitted pursuant to subsection 8.3(m) of the Credit Agreement, or subsection 7.3(m) and the 1996 Credit Agreement and so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall promptly take such action as may be reasonably requested by the Grantor to release, to the extent necessary, any Liens created by this Security Agreement in respect of such Collateral.

                 19. Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Security Agreement signed by all the parties hereto shall be lodged with the Agent.


                 IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                          AUTOMOTIVE INDUSTRIES MANUFACTURING
                                             INC.


                                          By:___________________________________
                                             Title:


                                          CHEMICAL BANK, as Agent


                                          By:___________________________________
                                             Title:

                                                                      SCHEDULE I


                           Financing Statements Filed

State                                                       Location

Michigan                                                    Secretary of State
Michigan                                                    Oakland County
Michigan                                                    Wayne County
Michigan                                                    Calhoun County
Michigan                                                    Sanilac

Virginia                                                    Secretary of State
Virginia                                                    Allegheny County
Virginia                                                    Russell County
Virginia                                                    Page County
Virginia                                                    Shenandoah County
Virginia                                                    Frederick County

Ohio                                                        Secretary of State
Ohio                                                        Sandusky County
Ohio                                                        Erie

Kentucky                                                    Secretary of State
Kentucky                                                    Hopkins County

Wisconsin                                                   Secretary of State
Wisconsin                                                   Sheboygan

Indiana                                                     Secretary of State
Indiana                                                     Putnam County

Texas                                                       Secretary of State
Texas                                                       Midland County

                                                                     SCHEDULE II


                     Location of Records Concerning Accounts


2998 Waterview
Rochester Hills, Michigan  48309

17000 Federal Drive
Allen Park, Michigan  48101

14441 Rotunda Road
Dearborn, Michigan  48120

400 South Stone
Fremont, Ohio  43420

820 Industrial Road
Marshall, Michigan  49068

308 West Thacker Drive
P.O. Box 1095
Covington, Virginia  24426

1608 Sawmill Parkway
Huron, Ohio  44839

600 Regional Park Drive
Lebanon, Virginia  24266

31 Stoney Brook Lane
Luray, Virginia  22835

850 Industrial Road
P.O. Box 1167
Madisonville, Kentucky  42431-1167

6300 Euclid Avenue
Marlette, Michigan  48453

1710 Sawmill Parkway
Huron, Ohio  44839

P.O. Box 789
1101 South 8th Street
Sheboygan, Wisconsin  53082

P.O. Box 386
2907 North 21st Street
Sheboygan, Wisconsin  53082

2924 South 31st Street
Sheboygan, Wisconsin  53081

500 North Filmore
Greencastle, Indiana  46135

P.O. Box 181
Strasburg, Virginia  22657

P.O. Box 4457
South Industrial Loop
Midland, Texas  79704

P.O. Box 9002
181 Battaile Drive
Winchester, Virginia  22604

                                                                       EXHIBIT K


                                     FORM OF
                           DEPOSITARY AGENCY AGREEMENT


                  DEPOSITARY AGENCY AGREEMENT, dated as of June 27, 1996, among BANKERS TRUST COMPANY, a New York Banking Corporation, as depositary (in its capacity as depositary, the "Depositary"), CHEMICAL BANK, as administrative agent under the Credit Agreements referred to below (in its capacity as collateral agent, the "Agent"), LEAR CORPORATION, a Delaware corporation (the "Borrower"), and PA ACQUISITION CORP., a Delaware corporation ("Acquisition Corp.").


                              W I T N E S S E T H :


                  WHEREAS, the Borrower has entered into the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), among the Borrower, the financial institutions parties thereto (the "1995 Banks"), Chemical Bank, as Agent, and the Managing Agents, Co-Agents and Lead Managers identified therein;

                  WHEREAS, the Borrower has entered into the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements"), among the Borrower, the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), and Chemical Bank, as Agent;

                  WHEREAS, Acquisition Corp. has executed and delivered the Acquisition Pledge Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), in favor of Chemical Bank, as Agent (unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein shall have the meanings assigned thereto in the 1995 Credit Agreement or the Pledge Agreement, as the case may be);

                  WHEREAS, the Depositary has received (and hereby acknowledges receipt of) copies of the Credit Agreements and the Pledge Agreement;

                  WHEREAS, pursuant to the Depositary Letter Agreement, dated May 30, 1996 (the "Depositary Agreement"), between the Borrower and the Depositary, the Depositary will be receiving Common Stock, $.01 par value per share (the "Company Stock"), of Masland Corporation ("Masland") tendered by the holders thereof for purchase by Acquisition Corp. in a tender offer (the "Tender Offer") made pursuant to and in accordance with the Offer to

Purchase, dated May 30, 1996, of Acquisition Corp. relating to the Tender Offer;

                  WHEREAS, the Banks are willing to make extensions of credit to finance in part Acquisition Corp.'s purchases of shares of Company Stock in the Tender Offer (all shares of Company Stock so purchased being "Purchased Shares") upon simultaneous satisfaction of the condition, among others, that the Agent obtain a perfected first priority security interest (the "Security Interest") in the Purchased Shares pursuant to the Pledge Agreement; and

                  WHEREAS, pursuant to the Credit Agreements, it is a condition precedent to the making and continuing of extensions of credit under the Credit Agreements that this Depositary Agency Agreement shall have been duly executed and delivered by the parties hereto;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Pursuant to the Depositary Agreement, the Borrower has appointed the Depositary to accept tenders of Company Stock. The Borrower and Acquisition Corp. hereby designate the Depositary to receive, on behalf of the Borrower and Acquisition Corp., transfers (within the meaning of Section 8-313 of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC")) of the Company Stock by the holders thereof simultaneously with the payment for the Purchased Shares, and the Depositary hereby accepts such designation.

                  2. The Borrower and Acquisition Corp. hereby instruct the Depositary to deliver to the Agent on behalf of the Borrower and Acquisition Corp. and pursuant to Section 6 of the Depositary Agreement and paragraph 3(a) or 4(a), as the case may be, of the Pledge Agreement stock certificates representing the Purchased Shares that are held from time to time by the Depositary on behalf of the Borrower and Acquisition Corp.

                  3. The Borrower and Acquisition Corp. hereby instruct the Depositary as follows: on the date hereof, with respect to any Purchased Shares which are not evidenced by stock certificates in the possession of the Depositary on such date, and thereafter, contemporaneously with each purchase by Acquisition Corp. of Purchased Shares, with respect to such Purchased Shares which are not evidenced by stock certificates then in the possession of the Depositary, the Depositary shall cause such shares to be transferred by book-entry to an account maintained in the name of Chemical Bank, for the benefit of the Agent, with a Clearing Corporation as specified by the Agent.

                  4. The Agent hereby designates the Depositary as its agent to, and the Depositary shall use reasonable efforts to, as expeditiously as possible exchange on behalf of the Agent all certificates representing Purchased Shares for certificates registered in the name of Acquisition Corp. by delivering such certificates to ChaseMellon Shareholder Services, L.L.C., as transfer agent (the "Transfer Agent"), and obtain from the Transfer Agent possession of the certificates representing the Purchased Shares which have been registered in the name of Acquisition Corp. within the period specified in Section 8-321(4) of the New York UCC (such period currently being 21 days) for transferring a security for the sole purpose of exchange or registration of transfer; provided, however, that prior to delivering any Purchased Shares to the Transfer Agent, the Depositary shall have received from the Transfer Agent a duly executed agreement, in substantially the form of Annex I hereto, with respect to such Purchased Shares. The Depositary shall have no liability in the event the Transfer Agent fails to deliver to the Depositary the certificates representing the Purchased Shares registered in the name of Acquisition Corp. within the aforementioned 21 day period.

                  5. The Depositary shall promptly deliver to the Agent, upon receipt thereof from the Transfer Agent, all certificates representing Purchased Shares registered in the name of Acquisition Corp. Acquisition Corp. shall, upon the request of the Agent, promptly deliver to the Agent an undated stock power for each such certificate executed in blank.

                  6. The Depositary agrees to be the Agent's designated bailee pursuant to the Pledge Agreement for purposes of perfecting, in accordance with Sections 8-313(1) and 8-321(2) of the New York UCC, the Agent's security interest in the Purchased Shares until such Purchased Shares are delivered to the Agent pursuant to paragraph 2 hereof or transferred by book-entry to the account referred to in paragraph 3 hereof.

                  7. The Depositary waives all rights of offset and bank liens afforded it by law, agreement or otherwise against any funds and amounts deposited by the Borrower and Acquisition Corp. with it for the purpose of purchasing Purchased Shares but which at any time shall not have then been paid to the former holder(s) or any other authorized payee(s) of Purchased Shares.

                  8. The Depositary represents and warrants to the Agent and each Bank that (a) it has full power and authority to enter into this Depositary Agency Agreement and perform its obligations hereunder; (b) the execution, delivery and performance of this Depositary Agency Agreement by the Depositary has been duly authorized by all necessary corporate action; and (c) this Depositary Agency Agreement is the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms.

                  9. By its execution hereof in the space provided below, Acquisition Corp. and the Borrower hereby jointly and severally (a) agree to and authorize all of the foregoing and (b) agree to indemnify and hold free and harmless each of the Depositary, the Transfer Agent and the Agent from and against any and all actions, losses, costs, liabilities and damages in connection with or arising out of or relating to, with respect to the Depositary, this Depositary Agency Agreement, the Pledge Agreement and the Credit Agreements, and, with respect to the Transfer Agent and the Agent, the Transfer Agent's or the Agent's obligations hereunder or performance hereof, in each case other than arising out of the gross negligence or willful misconduct of the indemnified person. The indemnification obligation set forth in this paragraph shall survive termination of this Depositary Agency Agreement, the Credit Agreements and the Pledge Agreement.

                  10. (a) The duties and obligations of the Depositary hereunder shall be determined solely by the express provisions of this Depositary Agency Agreement, and the Depositary shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Depositary Agency Agreement, and no implied covenants or obligations shall be read into this Depositary Agency Agreement against the Depositary. If the Credit Agreement or the Pledge Agreement as in effect on the date hereof is amended, supplemented or otherwise modified in a manner which affects the rights and obligations of the Depositary hereunder, the Depositary's rights and obligations hereunder shall not be so affected without the Depositary's prior consent. The provisions of Sections 8(b) through (g) of the Depositary Agreement shall apply to the Depositary in acting hereunder as though fully set forth herein.

                  (b) The Depositary assumes no responsibility or liability for and makes no representations as to the validity or sufficiency of this Depositary Agency Agreement (other than as specified in paragraph 8 hereof), the Credit Agreements, the Pledge Agreement, the Purchased Shares, the Letters of Transmittal (as defined in the Depositary Agreement) or the Offer to Purchase, including with respect to the sufficiency of such agreements to perfect the Security Interest.

                  11. The Borrower and Acquisition Corp. shall pay the out of pocket expenses and reasonable administrative fees of the Depositary in connection with the Depositary's obligations pursuant to this Depositary Agency Agreement, including the reasonable fees and disbursements of counsel.

                  12. In no event shall the Depositary be liable for any consequential, incidental, indirect or special damages, including, without limitation, lost profits, even if the Depositary has been advised of the possibility of such damages.

                  13. The Depositary's sole duty with respect to the custody, safekeeping and physical preservation of the Purchased Shares in its possession shall be to deal with it in the same manner as the Depositary deals with similar securities and property for its own account.

                  14. The Agent has received a copy of the Depositary Agreement setting forth the duties of the Depositary in connection with the acceptance of tenders of Common Stock of Masland pursuant to the Offer to Purchase.

                  15. This Depositary Agency Agreement may be amended, modified or supplemented only pursuant to a written instrument executed by all parties. THIS DEPOSITARY AGENCY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                            BANKERS TRUST COMPANY, as Depositary


                                            By:_________________________________
                                               Title:


                                            CHEMICAL BANK, as Agent


                                            By:_________________________________
                                               Title:


                                            LEAR CORPORATION


                                            By:_________________________________
                                               Title:


                                            PA ACQUISITION CORP.


                                            By:_________________________________
                                               Title:

                                                                      ANNEX I to
                                                                      Depositary
                                                                Agency Agreement


                                                              ____________, 1996



Chemical Bank,
  as Agent
270 Park Avenue
New York, New York  10017
Attention:  Rosemary Bradley

Ladies and Gentlemen:

                  ChaseMellon Shareholder Services, L.L.C. (the "Transfer Agent") is acting as the transfer agent for Masland Corporation, a Delaware corporation (the "Company"), with respect to shares of Common Stock, par value $.01 per share, of the Company (the "Company Stock"). The Transfer Agent has been informed that PA Acquisition Corp., a Delaware corporation (the "Acquisition Corp.") has made a tender offer (the "Tender Offer") for all issued and outstanding shares of Company Stock pursuant to an Offer to Purchase, dated May 30, 1996, and that Bankers Trust Company is acting as depositary (the "Depositary" when acting in such capacity) in connection with the Tender Offer.

                  Lear Corporation, a Delaware corporation (the "Borrower"), has requested that the Transfer Agent execute and deliver this letter and has agreed to indemnify the Transfer Agent in a separate letter in form similar to the attached Exhibit A for any claims which might result from the Transfer Agent's signing of or any action taken pursuant to this letter. [Transfer Agent's standard form indemnity to be attached as Exhibit A.]

                  The Transfer Agent hereby confirms that with respect to all certificates which the Depositary has advised the Transfer Agent are shares representing shares of Company Stock purchased by Acquisition Corp. (the "Purchased Shares") and are delivered to the Transfer Agent for transfer, properly completed and in good form for transfer, or for which the Transfer Agent has been instructed by the Depositary to transfer without regard to the appropriateness of the request and for which the Transfer Agent shall have been indemnified by the Borrower, the Transfer Agent shall promptly, and in any event within the period specified in Section 8-321(4) of the Uniform Commercial Code as from time to time in effect in the State of New York (such period currently being 21 days) for transferring a security for the sole purpose of exchange or registration of transfer, transfer such Purchased Shares into the name of Acquisition Corp. and return all newly issued certificates representing such Purchased Shares to the

Depositary. The Depositary shall have no obligation to instruct the Transfer Agent to transfer Purchased Shares without regard to the appropriateness of the request and to indemnify the Transfer Agent, unless the Depositary has been itself indemnified to the Depositary's satisfaction by the Borrower and Acquisition Corp.

                                               Very truly yours,

                                               CHASEMELLON SHAREHOLDER SERVICES,
                                                 L.L.C., as Transfer Agent


                                               By:___________________________
                                                  Title:

                                                                       EXHIBIT L



                                     FORM OF
                              BORROWING CERTIFICATE


                  Pursuant to subsection 4.2(f) of the Credit Agreement, dated as of June 27, 1996, among Lear Corporation (the "Borrower"), the several financial institutions parties thereto and Chemical Bank, as Agent (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement"), each of the undersigned hereby certifies as follows:

                  1. The representations and warranties made by the Borrower and each of its Subsidiaries in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof.

                  2. No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Loans on the date hereof.

                  3. Since the Closing Date, there has been no material adverse change in the business, operations, assets, financial or other condition of the Borrower and its Subsidiaries taken as a whole.

                  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.


                                                     LEAR CORPORATION


                                                     By:________________________
                                                        Title:



Date: _______________,_____

                                                                       EXHIBIT M


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Lear Corporation (the "Borrower"), the Banks named therein and Chemical Bank, as administrative agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), the interest described in
Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents (the "Assigned Facility").

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note held by it evidencing the Assigned Facility and (i) requests that the Agent, upon request by the Assignee, exchange the attached Note for a new Note payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Agent exchange the attached Note for a new Note payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date, as the term is defined below).

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.12(b) of the Credit Agreement.

                  4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Transfer Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

                  5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee for amounts which have accrued subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New
York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE

________________________________________________________________________________


Name of Assignor: ______________________________________

Name of Assignee: ______________________________________

Transfer Effective Date: _______________________________



             Principal                             Commitment Percentage
          Amount Assigned                               Assigned(1/)
   -------------------------------               -------------------------


       $______________________                      ___._________________%




Assignee:                                   Assignor:


____________________________________        ____________________________________


By:_________________________________        By:_________________________________
Title:                                      Title:



Accepted:                                   Consented To:

CHEMICAL BANK, as                           LEAR CORPORATION
  Agent



By:_________________________________        By:_________________________________
Title:                                      Title:






__________________

1/ Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Banks.

                                                                     EXHIBIT N-1


                        MATTERS TO BE COVERED BY OPINION
                           OF COUNSEL TO THE BORROWER


                  1. Each of the guarantors (the "New Guarantors") executing Guarantor Supplements (the "Guarantor Supplements") on the date hereof (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged.

                  2. Each of the New Guarantors has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, the Guarantor Supplements and the Subsidiary Guarantee and has taken all necessary corporate action to authorize the execution, delivery and performance of such Guarantor Supplements and the Subsidiary Guarantee.

                  3. The Guarantee Supplements and the Subsidiary Guarantee constitute legal, valid and binding obligations of each New Guarantor enforceable in accordance with their terms.

                  4. The execution, delivery and performance of the Guarantor Supplements and the Subsidiary Guarantee will not violate any provision of any Requirement of Law of the United States of America, the State of Illinois, the State of New York or the General Corporation Law of the State of Delaware applicable to such party, or of any Contractual Obligation identified to us pursuant to an officer's certificate of Masland as being material of any New Guarantor, and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of any New Guarantor pursuant to any Requirement of Law of the United States of America, the State of Illinois, the State of New York or the General Corporation Law of the State of Delaware applicable to such party or any Contractual Obligation of any New Guarantor which has been identified to us pursuant to an officer's certificate of Masland as being material.

                  5. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of any New Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of the Guarantee Supplements and the Subsidiary Guarantee.

                  6. Based on our understanding that the Agent has taken and is retaining possession of the stock certificates (the "Pledged Stock") evidencing the shares of stock described in [LIST PLEDGE AGREEMENTS PLEDGING STOCK OF MATERIAL DOMESTIC SUBSIDIARIES OF MASLAND] (collectively, the "Pledge Agreements"), there has been created thereunder, and there has been granted to the Agent, for the benefit of the Banks, a valid and perfected security interest and lien upon the Pledged Stock. Assuming the Agent acquires its interest in the Pledged Stock in good faith and without notice of any adverse claims and the Pledged Stock is either in bearer form or in registered form issued or indorsed in the name of the Agent or in blank, the Agent will acquire its security interest in the Pledged Stock free of adverse claims.

                  7. The Pledged Stock of the "Issuers" (as defined in the Pledge Agreements) has been duly authorized and validly issued by such "Issuers" and are fully paid and nonassessable.

                                                                     EXHIBIT N-2



                   MATTERS TO BE COVERED BY OPINION OF COUNSEL
                      TO THE BORROWER AND ACQUISITION CORP.



                  1. The Certificate of Merger of Acquisition Corp. and Masland has been duly executed and delivered by, and constitutes the valid, binding and enforceable obligation of, Acquisition
Corp.

                  2. The Merger has become effective under the General Corporation Law of the State of Delaware.

                                                                       EXHIBIT O


                                     FORM OF
                             INTERCREDITOR AGREEMENT

                  INTERCREDITOR AGREEMENT, dated as of June 27, 1996 (this "Intercreditor Agreement"), among (i) CHEMICAL BANK, as administrative agent (in such capacity, the "1995 Agent") under the 1995 Credit Agreement referred to below, (ii) CHEMICAL BANK, as administrative agent (in such capacity, the "1996 Agent") under the 1996 Credit Agreement referred to below and (iii) CHEMICAL BANK, as beneficiary, secured party and mortgagee under the Security Documents referred to below (in such capacity, the "Collateral Agent").


                              W I T N E S S E T H:


                  WHEREAS, Lear Corporation (the "Borrower") is a party to (i) the Credit Agreement, dated as of August 17, 1995 (as amended, supplemented or otherwise modified from time to time, the "1995 Credit Agreement"), with the financial institutions parties thereto (the "1995 Banks"), the 1995 Agent and the Managing Agents, Co-Agents and Lead Managers identified therein and (ii) the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "1996 Credit Agreement"; and together with the 1995 Credit Agreement, the "Credit Agreements") with the financial institutions parties thereto (the "1996 Banks"; and together with the 1995 Banks, the "Banks"), the 1996 Agent;

                  WHEREAS, pursuant to the 1995 Credit Agreement and the other Loan Documents (as defined in the 1995 Credit Agreement), the 1995 Banks have agreed to make certain Loans (as defined in the 1995 Credit Agreement) to or for the benefit of the Borrower and, in the case of the Issuing Bank (as defined in the 1995 Credit Agreement), issue and, in the case of the Participating Banks (as defined in the 1995 Credit Agreement), participate in certain Letters of Credit (as defined in the 1995 Credit Agreement);

                  WHEREAS, pursuant to the 1996 Credit Agreement and the other Loan Documents (as defined in the 1996 Credit Agreement), the 1996 Banks have agreed to make certain Loans (as defined in the 1996 Credit Agreement) to the Borrower;

                  WHEREAS, the indebtedness, obligations and liabilities of the Borrower under the Credit Agreements is secured and guaranteed pursuant to the Security Documents (as defined in both Credit Agreements); and

                  WHEREAS, (i) pursuant to the Second Amendment and Consent, dated as of May 28, 1996, to the 1995 Credit Agreement, the 1995 Banks parties thereto (constituting the Required Banks, as such term is defined in the 1995 Credit Agreement) have instructed the 1995 Agent, in accordance with subsection
10.4 of the 1995 Credit Agreement, to enter into, and perform its obligations under, this Intercreditor Agreement and (ii) pursuant to subsection 9.10 of the 1996 Credit Agreement, the 1996 Banks have instructed the 1996 Agent to enter into, and perform its obligations under, this Intercreditor Agreement;

                  NOW, THEREFORE, in consideration of the premises contained herein, the 1995 Agent acting on behalf of the 1995 Banks, the 1996 Agent acting on behalf of the 1996 Banks, and the Collateral Agent acting on behalf of all the Banks, hereby agree as follows:

                  1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements.

                  (b) As used herein, the following terms shall have the following meanings:

                  "Aggregate Obligations": collectively, the 1995 Obligations and the 1996 Obligations.

                  "Instructing Group": at any time, Banks to which more than 50% of the Aggregate Obligations are owing.

                  "1995 Obligations": the "Obligations", as such term is defined in the 1995 Credit Agreement.

                  "1996 Obligations": the "Obligations", as such term is defined in the 1996 Credit Agreement.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Intercreditor Agreement shall refer to this Intercreditor Agreement as a whole and not to any particular provision of this Intercreditor Agreement, and Section and paragraph references are to this Intercreditor Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Intercreditor Agreements. (a) The Collateral Agent agrees that it holds its interest and rights under each Security Document that secures or guarantees both the 1995 Obligations and the 1996 Obligations on behalf of all the Banks.

                  (b) The Collateral Agent shall take such actions under and with respect to the Security Documents as shall be directed by the Instructing Group; provided that the Collateral Agent shall not release any Collateral or any Subsidiary Guarantee or

Additional Subsidiary Guarantee unless such action is permitted by the provisions of both Credit Agreements.

                  (c) All proceeds realized by the Collateral Agent from any Security Document that secures or guarantees both the 1995 Obligations and the 1996 Obligations shall be distributed to the 1995 Agent and the 1996 Agent pro rata according to the amounts of 1995 Obligations and 1996 Obligations, respectively, outstanding on the date of such distribution, and such amounts so distributed to the 1995 Agent and the 1996 Agent shall be applied by them in accordance with the 1995 Credit Agreement and the 1996 Credit Agreement, respectively.

                  3. Amendments in Writing. None of the terms or provisions of this Intercreditor Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each party hereto.

                  4. Section Headings. The section headings used in this Intercreditor Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  5. GOVERNING LAW. THIS INTERCREDITOR AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                  IN WITNESS WHEREOF, this Intercreditor Agreement has been duly executed and delivered as of the day and year first above written.


                                                    CHEMICAL BANK, as 1995 Agent


                                                    By:_________________________
                                                       Title:

                                                    CHEMICAL BANK, as 1996 Agent


                                                    By:_________________________
                                                       Title:

                                                    CHEMICAL BANK, as Collateral
                                                    Agent


                                                    By:_________________________
                                                       Title: